As filed with the Securities and Exchange Commission on May 14, 2010

Registration Statement No.  333-[     ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-11

FOR REGISTRATION

UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ARMOUR Residential REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

956 Beachland Blvd., Suite 11

Vero Beach, FL  32963

(772) 617-4340

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant's Principal Executive Offices)

Scott J. Ulm

Co-Chief Executive Officer

956 Beachland Blvd., Suite 11

Vero Beach, FL  32963

(772) 617-4340

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Bradley D. Houser Akerman Senterfitt One S.E. Third Avenue, 25th Floor Miami, Florida 33131 (305) 374-5600 Facsimile: (305) 374-5095	David Alan Miller Brian L. Ross Jeffrey M. Gallant Graubard Miller 405 Lexington Avenue New York, New York 10174 (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	8,050,000	$8.21	$66,090,500	$4,713.00

(1) Includes 1,050,000 additional shares of Common Stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The issuer shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 14, 2010

Preliminary Prospectus

7,000,000 Shares

Common Stock

We are selling 7,000,000 shares of common stock.

Our common stock and warrants are currently quoted on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”) under the symbols “AMRR” and “AMRRW”, respectively. The closing price of our common stock on the OTC Bulletin Board on May 7, 2010 was $8.00 per share.  We intend to apply to have our common stock and warrants listed at the closing of this offering on the NYSE Amex, LLC, or NYSE Amex, under the symbols “ARR” and “ARR.WS”, respectively.

The underwriters have a 45-day option to purchase a maximum of 1,050,000 additional shares to cover over-allotments of shares, if any.

Certain of our officers, directors and employees may participate in this offering on the same terms as the public.

We intend to elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2009.  To assist us in qualifying as a REIT, among other purposes, stockholders are generally restricted under our charter from beneficially owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Description of Securities — Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks.  See “Risk Factors” on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Price to Public		Underwriting Discounts and Commissions		Proceeds to Us
Per Share	$		$		$
Total	$		$		$

We are offering the shares of common stock for sale on a firm commitment basis.  Ladenburg Thalmann & Co. Inc., the representative of the underwriters in this offering, expects to deliver the shares of common stock to investors in the offering on or about        , 2010.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus is        , 2010.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1

RISK FACTORS	8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	22

USE OF PROCEEDS	23

PUBLIC MARKET FOR OUR SECURITIES	24

DIVIDEND POLICY	25

CAPITALIZATION	26

SELECTED FINANCIAL AND OTHER DATA	27

BUSINESS	44

MANAGEMENT	53

OUR MANAGER AND THE MANAGEMENT AGREEMENT	59

BENEFICIAL OWNERSHIP OF SECURITIES	67

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	70

DESCRIPTION OF SECURITIES	71

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS	77

U.S. FEDERAL INCOME TAX CONSIDERATIONS	81

LEGAL MATTERS	100

EXPERTS	100

WHERE YOU CAN FIND MORE INFORMATION	100

You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.

PROSPECTUS SUMMARY

This summary highlights the material information contained in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, references to “we”, “us”, “ARMOUR” or the “Company” are to ARMOUR Residential REIT, Inc.   Except as otherwise indicated, the information in this prospectus assumes no exercise of the underwriters' overallotment option.

Overview

We are a Maryland corporation that intends to elect to be a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our fiscal year ended December 31, 2009.  We are externally managed by ARMOUR Residential Management LLC, or ARRM, an entity affiliated with our executive officers.  We invest primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities, or RMBS, issued or guaranteed by U.S. Government-chartered entities, which we refer to as Agency Securities.   The entities issuing or guaranteeing the Agency Securities include:

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the Federal National Mortgage Association, commonly known as Fannie Mae;

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the Federal Home Loan Mortgage Corporation, commonly known as Freddie Mac; and

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the Government National Mortgage Administration, commonly known as Ginnie Mae.

From time to time, a portion of our portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities, which we refer to as Agency Debt.  Agency Debt includes:

•

U.S. Treasuries; and

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money market instruments.

We seek attractive long-term investment returns by investing our equity capital and borrowed funds in our targeted asset class. We earn returns on the spread between the yield on our assets and our costs, including the interest cost of the funds we borrow, after giving effect to our hedges.

When acquiring Agency Securities, we typically finance our acquisitions with borrowings under a series of short-term repurchase agreements at the most competitive interest rates available to us and then cost-effectively mitigate our interest rate and other risks based on our entire portfolio of assets, liabilities and derivatives and our management's view of the market.  Successful implementation of this approach requires us to address and effectively mitigate interest rate risk and maintain adequate liquidity.

Our Manager

We are externally managed by ARRM, a Delaware limited liability company, pursuant to a management agreement between us and ARRM.  As an externally-managed company, we depend on the diligence, experience and skill of ARRM for the selection, acquisition, structuring, interest rate risk mitigation and monitoring of our Agency Securities, Agency Debt and associated borrowings.  We do not have any employees whom we compensate directly with salaries or other compensation.  ARRM currently has four full-time employees.

The management agreement requires ARRM to manage our business affairs in conformity with certain restrictions contained therein, including any material operating policies adopted by us. ARRM's role as manager is subject to the direction and oversight of our board of directors.   ARRM is responsible for:

•

advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments;

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evaluating the duration and prepayment risk of our investments and arranging borrowing and interest rate risk mitigation strategies; and

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coordinating our capital raising activities.

In conducting these activities, ARRM also advises us on the formulation of, and implements, our operating strategies and policies, arranges for our acquisition of assets, monitors the performance of our assets, arranges for various types of financing and interest rate risk mitigation strategies, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for our management and our assets (other than assets solely being managed by any other manager).

Management Agreement

Pursuant to the management agreement, as amended, ARRM is entitled to receive a monthly management fee equal to 1/12th of 1% of gross equity raised (including initial gross merger equity as well as any future gross equity raised) until gross equity raised is $50 million, inclusive of gross merger equity. Thereafter, the management fee shall be 1/12th of (a) 1.5% of gross equity raised up to $1 billion and (b) 0.75% of gross equity raised in excess of $1 billion, with a monthly minimum based on 1/12th of $900,000 (inclusive of the original gross merger equity).

We pay all of our and ARRM's costs and expenses (including for goods and services obtained from third parties) incurred solely on behalf of us or any subsidiary or in connection with the management agreement, except for expenses related to the employment of ARRM personnel, rent, telephone, utilities, equipment and other office and internal and overhead expenses of ARRM required for our day to day operations.

The management agreement became effective in November 2009 and has an initial term of five years.  Following the initial term, the management agreement automatically renews for successive one-year renewal terms unless we or ARRM give notice to the other of its intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term, as applicable.

For more information on our management agreement with ARRM, including further details on the definition of “gross equity raised,” please see the section of this prospectus entitled “Our Manager and the Management Agreement.”

Our Assets

Since our formation, our assets have been invested entirely in Agency Securities.  As of March 31, 2010, our Agency Security portfolio, including both trades that had settled and forward settling trades that we had committed to settle, consisted of approximately $180.4 million, in market value, of Agency Securities with initial fixed-interest rate periods of three years, five years, seven years, ten years and 15 years.

Our Borrowings

We borrow against our Agency Securities using repurchase agreements.   These borrowings generally have maturities that range from one month or less to up to one year, although occasionally we may enter into longer dated borrowing agreements to more closely match the rate adjustment period of the securities we own. Our total repurchase indebtedness was approximately $168.5 million at March 31, 2010, and had a weighted average maturity of 44 days. Depending on market conditions, we may enter into additional repurchase arrangements with similar longer-term maturities or a committed borrowing facility. Our borrowings are generally between six and ten times the amount of our stockholders' equity, but we are not limited to that range. The level of our borrowings may vary periodically depending on market conditions. Despite recent credit market developments and prevailing trends, we believe Agency Securities will continue to be eligible for financing in the repurchase agreement market.

Our Interest Rate Risk Mitigation

Our interest rate risk mitigation strategies are designed to reduce the impact on our income caused by the potential adverse effects of changes in interest rates on our assets and liabilities. Subject to complying with REIT requirements, we use derivative instruments to mitigate the risk of adverse changes in interest rates on the value of our assets as well as the differences between the interest rate adjustments on our assets and borrowings. These strategies primarily consist of purchasing or selling futures contracts and may also include entering into interest rate swap agreements, interest rate cap or floor agreements, purchasing put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements. Although we are not legally bound to use interest rate risk mitigation strategies, we intend to limit our use of derivative instruments to only those techniques described above and to enter into derivative transactions only with counterparties that we believe have a strong credit rating to help mitigate the risk of counterparty default or insolvency. These transactions are entered into solely for the purpose of mitigating interest rate and prepayment risk. Since we will not qualify for hedge accounting treatment as prescribed by U.S. generally accepted accounting principles, or GAAP, our operating results may reflect greater volatility than otherwise would be the case, because gains or losses on the derivative instruments may not be offset by changes in the fair values or cash flows of the related investment or borrowing transactions within the same accounting period, or ever.

Our Strategy and Competitive Advantages

Our objective is to realize attractive risk-adjusted returns to our stockholders over the long-term through selective acquisition of Agency Securities combined with strategic applications of leverage management, risk management and interest rate management strategies.  We believe we possess the core strengths that will enable us to realize our objectives and provide us with competitive advantages in the marketplace.  Our core strengths include:

Significant Experience of Our Management Team

We believe that the extensive experience of our management team at ARRM provides us with significant expertise across our target assets. Scott Ulm and Jeffrey Zimmer, our Co-Chief Executive Officers, have extensive experience in favorable and unfavorable economic cycles and in securities trading, interest rate risk mitigation, asset/liability management and analysis and leveraged mortgage finance.

The senior members of our research and investment team have an aggregate of 48 years of experience in mortgage-backed securities investing, including experience in performing advisory services for investment banks, funds, other investment vehicles and other managed and discretionary accounts.  Mr. Ulm has 23 years of structured finance and debt capital markets experience, including mortgage-backed securities. Mr. Ulm has advised numerous U.S., European and Asian financial institutions and corporations on balance sheet and capital raising matters. Mr. Zimmer has significant experience in the mortgage-backed securities market over a 25 year period.  See the sections of this prospectus entitled “Manager” and “Business-Prior Experience of Executive Managing Agency Securities Portfolio” for more information.

Disciplined Relative Value Investment Approach

We follow a disciplined security selection process and are, in essence, a relative value investor in Agency Securities. ARRM uses a cross-product approach, conducting top-down market assessments with respect to various subsets of the Agency Securities market in order to identify the most attractive segments and investment opportunities consistent with our portfolio objectives and risk management strategy. In employing this detailed analysis, ARRM seeks to identify the best values available in Agency Securities. We select our Agency Securities based on extensive analysis including factors such as prepayment trends, average remaining life, amortization schedules, fixed versus floating interest rates, geographic concentration, property type, loan-to-value ratios and credit scores. Considering the large size of the Agency Securities market, we believe we can be very selective with our investments and buy only the securities we deem to be the most attractive.

Portfolio Construction

We anticipate that returns to our stockholders will be realized over the long-term primarily through the distribution of dividends and secondarily through capital appreciation.  We intend to realize returns to our investors by constructing a well-balanced portfolio consisting primarily of shorter duration Agency Securities with a focus on managing various associated risks, including interest rate, prepayment, and financing risk. ARRM uses its fixed income expertise across the range of asset classes within the Agency Securities markets to build a portfolio that seeks to balance income, cash, capital, leverage and the aforementioned risks. Through the careful and disciplined selection of assets, and continual portfolio monitoring, we believe we can build and maintain an investment portfolio that provides value to stockholders over time, both in absolute terms and relative to other Agency Securities portfolios.

Analytical Tools, Infrastructure and Expertise

ARRM's experienced investment team constructs and manages our Agency Securities investment portfolio through the use of focused qualitative and quantitative analysis, which helps us manage risk on a security-by-security and portfolio basis.  We rely on a variety of analytical tools and models to assess our investments and risk management. We focus on in-depth analysis of the numerous factors that influence our target assets, including:

•

fundamental market and sector review;

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cash flow analysis;

•

controlled risk exposure; and

•

prudent balance sheet management.

We also use these tools to guide the interest rate risk mitigation strategies developed by ARRM to the extent consistent with the requirements for qualification as a REIT.

Extensive Strategic Relationships and Experience of ARRM

ARRM maintains extensive relationships with financial intermediaries including prime brokers, investment banks, broker-dealers and asset custodians. We believe these relationships enhance our ability to source, finance, protect and mitigate the interest rate risk on our investments and, thus, enable us to succeed in various credit and interest rate environments. ARRM’s management has many years of experience and well-established contacts within the Agency Securities, capital and financing markets, and are able to bring their personal relationships to bear for our benefit and the benefit of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We intend to elect to qualify and be taxed as a REIT under the Internal Revenue Code, or the Code upon filing of our 2009 federal income tax return.  We believe that we are organized in conformity with the requirements for qualification as a REIT under the Code and that following consummation of this offering our manner of operations and corporate structure and stockholder ownership will enable us to meet on a continuing basis the requirements for taxation as a REIT for federal income tax purposes.  As a REIT, we will generally not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders currently.  If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to some federal, state and local taxes on our income.  For more information on the consequences to us of not satisfying the requirements for taxation as a REIT, see the section titled “Risk Factors.”

1940 Act Exemption

We conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act. If we were to fall within the definition of an investment company, we would be unable to conduct our business as described in this prospectus. See “Risk Factors – Loss of our 1940 Act exemption would adversely affect us...”.

Restrictions on Ownership of our Common Stock

To assist us in complying with the REIT limitations on the concentration of ownership imposed by the Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code (including deemed ownership of shares underlying warrants or options to purchase stock), more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit in certain circumstances. Currently, there are holders of our capital stock and/or warrants whose ownership exceeds the thresholds set forth in our charter. We have either granted waivers or currently are in the process of granting waivers from the charter requirements for such holders where, based on representations, covenants and agreements received from such holders, we determine that such waivers would not jeopardize our status as a REIT.

For more information on our operating and regulatory structure, see the section of this prospectus entitled “Business – Operating and Regulatory Structure.”

Dividend Policy

In order to maintain our qualification as a REIT for U.S. federal income tax purposes, we are required to distribute at least 90% of our annual REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain.  Accordingly, we intend to pay regular quarterly dividends of all or substantially all of our taxable income to holders of our common stock out of assets legally available for such purposes.  We are not restricted from using the proceeds of equity or debt offerings to pay dividends, but we do not intend to do so.  The timing and amount of any dividends we pay to holders of our common stock will be at the discretion of our board of directors and will depend upon various factors, including our earnings and financial condition, maintenance of REIT status, applicable provisions of the Maryland General Corporation Law, or MGCL, and such other factors as our board of directors deems relevant.

Summary Risk Factors

An investment in our common stock involves various risks.  You should consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 8 of this prospectus before purchasing our common stock.  If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.  In that case, the trading price of our securities could decline, and you may lose some or all of your investment.

•

We have a limited operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

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Our failure to qualify as a REIT would subject us to federal income tax as a regular corporation and potentially increased state and local taxes, thereby reducing the amount of cash available for distribution to our stockholders.

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Continued adverse developments in the global capital markets, including defaults, credit losses and liquidity concerns, as well as mergers, acquisitions or bankruptcies of potential repurchase agreement counterparties, could make it difficult for us to borrow money to acquire Agency Securities on a leveraged basis, on favorable terms, or at all, which could adversely affect our profitability.

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Continued adverse developments in the residential mortgage market may adversely affect the value of the Agency Securities in which we invest.

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Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the Agency Securities in which we invest.

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Our use of derivative instruments may expose us to counterparty risk.

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We may incur increased borrowing costs related to repurchase agreements which could harm our results of operations.

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Rapid changes in the values of our target assets may make it more difficult for us to maintain our qualification as a REIT or our exemption from the 1940 Act.

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We depend on ARRM and particularly key personnel including Messrs. Ulm and Zimmer. The loss of those key personnel could severely and detrimentally affect our operations.

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There are conflicts of interest in our relationship with ARRM and its affiliates, which could result in decisions that are not in the best interests of our stockholders or warrant holders.

Corporate Information

We were incorporated in the state of Maryland on February 5, 2008.  On November 1, 2009, we consummated a business combination with Enterprise Acquisition Corp., a publicly traded blank check company formed for the purposes of acquiring an operating business.   As a result of this transaction, which we refer to as the Business Combination, we became a publicly traded company.

Our principal offices are located at 956 Beachland Blvd., Suite 11, Vero Beach, Florida 32963. Our phone number is (772) 617-4340.  Our website is www.ARMOURREIT.com. The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

The Offering

Common Stock Offered By Us

7,000,000 shares (plus up to an additional 1,050,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters' over-allotment option). Certain of our officers, directors and employees may participate in the offering on the same terms as the public.

Common stock to be outstanding after this Offering

9,304,054 shares

We also have outstanding redeemable warrants to purchase an aggregate of 32,500,000 shares of our common stock that are currently exercisable through November 7, 2013 at an exercise price of $11.00 per share. These warrants likely will be exercised if the market price of the shares of our common stock equals or exceeds the warrant exercise price.

Use of Proceeds

We plan to use all of the net proceeds from this offering to acquire our target assets, principally Agency Securities and Agency Debt, in accordance with our objectives and strategies described in this prospectus. See “Use of Proceeds.”

Dividend Policy

We intend to continue to make regular quarterly cash distributions to holders of our common stock consistent with maintaining our REIT qualification for U.S. federal income tax law purposes.  On November 5, 2009, we declared a dividend of $0.13 per share of common stock to stockholders of record as of October 5, 2009 and we paid the dividend in December 2009 and January 2010.  On March 5, 2010, we declared a dividend of $0.40 per share of common stock to stockholders of record as of March 15, 2010, and we paid the dividend on April 29, 2010. For more information, see “Dividend Policy.”

Listing

Our common stock and warrants are currently quoted on the OTC Bulletin Board under the symbols “AMRR” and “AMRRW”, respectively. We intend to apply to have our common stock and warrants listed at the closing of this offering on the NYSE Amex, LLC, or NYSE Amex, under the symbols “ARR” and “ARR.WS”, respectively.

Ownership Restrictions

To assist us in qualifying as a REIT, ownership of shares of our common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of our outstanding shares of common stock and 9.8% by value or by number of shares, whichever is more restrictive, of our outstanding capital stock. Our charter also provides for certain other ownership restrictions.

For more information on our operating and regulatory structure, see the section of this prospectus entitled “Business – Operating and Regulatory Structure.”

Risk Factors

Investing in our common stock involves risks. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 8 of this prospectus and all other information in this prospectus before investing in our common stock.

Summary Selected Financial And Other Data

The following table sets forth selected historical financial information derived from our unaudited financial statements for the quarter ended March 31, 2010 and our audited financial statements for the years ended December 31, 2009 and 2008.  The following data should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements including the notes thereto, included elsewhere in this prospectus. The financial data below, including the results of operations and key portfolio statistics for periods prior to the Business Combination are those of Enterprise Acquisition Corp. and its investment strategy which differed significantly from our current operations.

	March 31, 2010	December 31, 2009	December 31, 2008
	(unaudited)
Balance Sheet Data:
Total Assets	$191,640,680	$126,693,608	$250,189,469
Repurchase Agreements	168,525,093	46,288,602	-
Payable for unsettled securities	-	58,559,479	-

	Quarter Ended March 31, 2010	Year Ended December 31, 2009		Year Ended December 31, 2008
	(unaudited)
Statement of Operations and Per Share Data:
Interest income, net of premium amortization	$1,108,138	$446,598		$5,425,560
Interest expense	(120,646)	(14,153)		-
Net interest income	987,492	432,445		5,425,560
Change in fair value of interest rate contracts	(603,579)	-		-
Gain on sale of agency securities	208,199	-		-
Total net revenues	592,112	432,445		5,425,560
Operating expenses	283,879	2,026,925		2,309,375
Net income (loss)	$305,833	$(1,149,427)		$1,074,435
Net income (loss) per share	$0.13	$(0.11)		$(0.02)
Weighted average shares outstanding	2,304,054	20,456,664		23,750,001
Cash dividends declared per share	$0.40	$0.09		$-
Book value per share (1)	$9.30	$9.33		$5.32
Key Portfolio Statistics*
Average Agency Securities (2)	$144,822,902	$10,670,293		$-
Average Repurchase Agreements (3)	$132,411,377	$5,531,886		$-
Average Equity (4)	$21,417,725	$21,491,094	$
Average Portfolio Yield (5)	3.06%	4.59%
Average Cost of Funds (6)	0.38%	0.72%
Interest Rate Spread (7)	2.68%	3.87%
Return on Average Equity (8)	1.43%	(0.80)%
Average Annual Portfolio Repayment Rate (9)	14.5%	8.6%		-
Debt to Equity (at period end) (10)	7:87:1	2:16:1		-
Debt to Additional Paid in Capital (at period end) (11)	7:44:1	2:22:1		-

* Average numbers for each period are weighted based on days on books and records. All percentages are annualized.

(1)

Book value per share was calculated by dividing total stockholders’ equity by shares outstanding of 2,304,054, 2,304,054, and 31,250,000 at March 31, 2010, December 31, 2009, and December 31, 2008, respectively.

(2)

Our average investment in Agency Securities was calculated by dividing the sum of our daily Agency Securities investments during the period by the number of days in the period.

(3)

Our average balance outstanding under our repurchase agreements was calculated by dividing the sum of our daily outstanding balances under our repurchase agreements during the period by the number of days in the period.

(4)

Our average stockholders' equity was calculated by dividing the sum of our daily stockholders' equity during the year by the number of days in the period.

(5)

Our average portfolio yield was calculated by dividing our net interest income by our average Agency Securities or other investments.

(6)

Our average cost of funds was calculated by dividing our total interest expense (including interest rate risk mitigation) by our average borrowings.

(7)

Our interest rate spread was calculated by subtracting our average cost of funds from our average portfolio yield.

(8)

Our return on average equity was calculated by dividing net income by average equity.

(9)

Our average annual principal repayment rate was calculated by dividing our total principal payments received during the year (scheduled and unscheduled)  by our average Agency Securities.

(10)

Our debt to equity ratio was calculated by dividing the amount outstanding under our repurchase agreements at period end by total stockholders' equity at period end.

(11)

Our debt to additional paid in capital ratio was calculated by dividing the amount outstanding under our repurchase agreements at period end by additional paid in capital at period end.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to Our Business

We have a limited operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

We were organized in 2008 and began investment activity in November 2009. We have a limited operating history on which to evaluate us and the past performance of ARRM and its key personnel should not be viewed as an indication of our future performance.

The results of our operations depend on many factors, including, without limitation:

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the availability of opportunities for the acquisition of attractively priced Agency Securities;

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the level and volatility of interest rates;

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the availability of readily accessible funding in the financial markets;

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our ability to cost-effectively hedge risks; and

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overall and general economic conditions.

We may not be able to maintain any agreements with our lenders on favorable terms or at all. Furthermore, we may not be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus, which would harm our financial results and could result in the loss of some or all of your investment.

Continued adverse developments in the global capital markets, including defaults, credit losses and liquidity concerns, as well as mergers, acquisitions or bankruptcies of potential repurchase agreement counterparties, could make it difficult for us to borrow money to acquire Agency Securities on a leveraged basis, on favorable terms, or at all, which could adversely affect our profitability.

We rely on the availability of financing to acquire Agency Securities on a leveraged basis. Institutions from which we obtain financing may have invested in or financed mortgage-backed securities and other assets that have declined in value as a result of the recent downturn in the residential mortgage market, causing these institutions to suffer losses.  If these conditions persist, these institutions may be forced to exit the repurchase market, become insolvent or further tighten their lending standards or increase the amount of equity capital or the weighted average margin requirement, or the percentage amount by which the collateral value must exceed the loan amount required to obtain financing.  Under such circumstances, it could be more difficult for us to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we were unable to obtain cost-effective financing for our investments.

While the overall financing environment has improved over the last twelve months,  further credit losses or mergers, acquisitions, or bankruptcies of investment banks and commercial banks that have historically acted as repurchase agreement counterparties may occur.  This would result in a fewer number of potential repurchase agreement counterparties operating in the market and could potentially impact the pricing and availability of financing for our business.

Continued adverse developments in the residential mortgage market may adversely affect the value of the Agency Securities in which we invest.

During the past few years, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that have adversely affected the performance and market value of the Agency Securities in which we invest. Agency Securities originated in 2006 and 2007 have experienced a higher and earlier than expected rate of delinquencies. Additionally, other earlier vintages of Agency Securities may not be performing as expected. As a result, the market for these securities may be adversely affected for a significant period of time.

Conditions within the market are being driven primarily by:

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Delinquencies across a broad scope of mortgage loans that include “subprime” mortgage loans (loans that are made to borrowers with impaired credit), “Alt-A” mortgage loans (loans that are made to borrowers with limited documentation), and “prime” mortgage loans (loans that are made to borrowers with excellent credit who provide full documentation).

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Declining housing prices and flattening of property values,

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Resetting adjustable rate mortgages that result in increased mortgage payments, and

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Constrained ability by borrowers to refinance or sell their properties.

While we intend to primarily invest in Agency Securities, rising levels of delinquencies could negatively affect the value of our Agency Securities or create market uncertainty about their true value. At the same time, market uncertainty about residential mortgages in general could depress the market for Agency Securities, making it more difficult for us to sell any Agency Securities we own on favorable terms or at all.

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government, may adversely affect our business.

The payments we receive on the Agency Securities in which we invest depend upon a steady stream of payments by borrowers on the underlying mortgages and the fulfillment of guarantees by Ginnie Mae, Fannie Mae and Freddie Mac. Ginnie Mae is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the United States. Fannie Mae and Freddie Mac are U.S. Government-sponsored entities, but their guarantees are not backed by the full faith and credit of the United States.

Since 2007, Fannie Mae and Freddie Mac have reported substantial losses and a need for substantial amounts of additional capital. In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the credit market disruption, Congress and the U.S. Treasury undertook a series of actions to stabilize these government-sponsored entities and the financial markets generally. The Housing and Economic Recovery Act of 2008 was signed into law on July 30, 2008, and established the Federal Housing Finance Agency, or FHFA, with enhanced regulatory authority over, among other things, the business activities of Fannie Mae and Freddie Mac and the size of their portfolio holdings. On September 7, 2008, FHFA placed Fannie Mae and Freddie Mac into federal conservatorship and, together with the U.S. Treasury, established a program designed to boost investor confidence in Fannie Mae's and Freddie Mac's debt and Agency Securities. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (1) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the stockholders, the directors, and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (2) collect all obligations and money due to Fannie Mae and Freddie Mac; (3) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator's appointment; (4) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

Although the federal government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these credit facilities and other capital infusions will be adequate for their needs. If the financial support is inadequate, these companies could continue to suffer losses and could fail to honor their guarantees and other obligations. Shortly after Fannie Mae and Freddie Mac were placed in federal conservatorship, the U.S. Treasury Secretary suggested that the guarantee payment structure of Fannie Mae and Freddie Mac should be re-examined. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be eliminated or considerably limited relative to historical measurements. Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could redefine what constitutes an Agency Security and could have broad adverse market implications.

The problems faced by Fannie Mae and Freddie Mac resulting in their being placed into federal conservatorship have stirred debate among some federal policy makers regarding the continued role of the U.S. Government in providing liquidity for the residential mortgage market. For example, in late January 2010, the Chairman of the House Financial Services Committee announced that the House Financial Services Committee will be recommending abolishing Fannie Mae and Freddie Mac in their current form and establishing a new system of providing housing finance. Following expiration of the current authorization, each of Fannie Mae and Freddie Mac could be dissolved and the U.S. Government could decide to stop providing liquidity support of any kind to the mortgage market. If Fannie Mae or Freddie Mac were eliminated, or their structures were to change radically, we would not be able to acquire Agency Securities from these companies, which would drastically reduce the amount and type of Agency Securities available for investment, which are our only targeted investments.

Our income could be negatively affected in a number of ways depending on the manner in which related events unfold. For example, the current credit support provided by the U.S. Treasury to Fannie Mae and Freddie Mac, and any additional credit support it may provide in the future, could have the effect of lowering the interest rate we expect to receive from Agency Securities that we seek to acquire, thereby tightening the spread between the interest we earn on our portfolio of targeted assets and our cost of financing that portfolio. A reduction in the supply of Agency Securities could also negatively affect the pricing of Agency Securities we seek to acquire by reducing the spread between the interest we earn on our portfolio of targeted assets and our cost of financing that portfolio.

In February 2010, Fannie Mae and Freddie Mac announced that they will be purchasing delinquent loans from mortgage pools guaranteed by them. Delinquent loans for this program will be those that are 120 days or greater delinquent as of the measurement date. Freddie Mac stated that it will be consummating all of its purchases at once, based on the delinquencies as of February 2010, with payments to securities holders on March 15th and April 15th. Fannie Mae's repurchase program will occur over several months, the details of which are still forthcoming. These actions could decrease our income and book value. We cannot predict whether or when new actions may occur, the timing and pace of current actions already implemented, or what impact if any, such actions, or future actions, could have on our business, results of operations and financial condition.

In addition, in 2009, the U.S. Federal Reserve initiated a program to purchase $200.0 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $1.3 trillion in Agency Securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The U.S. Federal Reserve stated that its actions are intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn was expected to support housing markets and foster improved conditions in financial markets more generally.

The purchase program was completed on March 31, 2010. It is unclear the degree to which the completion of this program and withdrawal of substantial demand for Agency Securities by the Federal Reserve will affect the price and liquidity of Agency Securities. We are unable to predict whether or when the US Treasury or the Federal Reserve will make further interventions in the Agency Securities markets, or what impact, if any, such action could have on the Agency Securities market, the Agency Securities we hold, our business, results of operations and financial condition. It is unclear the timing or manner in which the Federal Reserve might dispose of the Agency Securities it has acquired and, consequently, any impact on the Agency Securities market and the Agency Securities we hold.

As indicated above, recent legislation has changed the relationship between Fannie Mae and Freddie Mac and the U.S. Government and requires Fannie Mae and Freddie Mac to reduce the amount of mortgage loans they own or for which they provide guarantees on Agency Securities. Future legislation could further change the relationship between Fannie Mae and Freddie Mac and the federal government, and could also nationalize or eliminate such entities entirely. Any law affecting these government-sponsored enterprises may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, such laws could increase the risk of loss on investments in Fannie Mae and/or Freddie Mac Agency Securities. It also is possible that such laws could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially adversely affect our business, operations and financial condition.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the Agency Securities in which we invest.

During 2008, the U.S. Government, through the Federal Housing Authority and the Federal Deposit Insurance Corporation, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, the Agency Securities in which we invest.

We may not be able to operate our business or implement our operating policies and strategies successfully.

The results of our operations depend on many factors, including, without limitation, the availability of opportunities for the acquisition of attractively priced Agency Securities, the level and volatility of interest rates, readily accessible funding in the financial markets and our ability to cost-effectively hedge risks as well as overall economic conditions. We may not be able to maintain any agreements with our lenders on favorable terms or at all. Furthermore, we may not be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus, which could result in the loss of some or all of your investment.

Increased levels of prepayments from Agency Securities may decrease our net interest income or result in a net loss.

Pools of mortgage loans underlie the Agency Securities that we acquire. We generally receive payments from the payments that are made on these underlying mortgage loans. When we acquire Agency Securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. When borrowers prepay their mortgage loans faster than expected, the related prepayments on the corresponding Agency Securities will be faster than expected. Since we typically purchase Agency Securities at premium prices that reflect above market coupons, faster–than–expected prepayments reduce the period those above market coupons are outstanding and could potentially harm our financial position and results of operations. Furthermore, while the Agency Securities we purchase are guaranteed against principal loss by Fannie Mae, Freddie Mac, or Ginnie Mae, defaults, serious delinquencies, and loan modifications of the underlying mortgages result in prepayment of principal as well. Continuing poor credit results at Fannie Mae, Freddie Mac, and Ginnie Mae would suggest higher rates of prepayments from defaults and serious delinquencies. While we will seek to manage prepayment risk, in selecting investments, we must balance prepayment risk against other risks, the potential returns of each investment and the cost of hedging its risks. No strategy can completely insulate us from prepayment or other such risks, and we may deliberately retain exposure to prepayment or other risks.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for us to analyze our portfolio.

Our success depends on our ability to analyze the relationship of changing interest rates and prepayments of the mortgages that underlie our Agency Securities. Changes in interest rates and prepayments affect the market price of the Agency Securities that we purchase and any Agency Securities that we hold at a given time. As part of our overall portfolio risk management, we analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our portfolio. In conducting our analysis, we depend on industry-accepted assumptions with respect to the relationship between interest rates and prepayments under normal market conditions. If the dislocation in the residential mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, our ability to assess the market value of our portfolio would be significantly affected and could materially adversely affect our financial position and results of operations.

Changes in interest rates may adversely affect the results of our operations and our financial position.

Interest rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, all of which are beyond our control. Our success depends on our ability to analyze the relationship changing interest rates may have on our results of operations and financial position in general, and the impact such rate changes may have on critical elements underlying Agency Securities and other investments' values and borrowings in particular, as follows:

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Changes in interest rates may inversely affect the fair market value of our assets, which are primarily Agency Securities. When interest rates rise, the value of fixed-rate Agency Securities generally declines, and when interest rates fall, the value of fixed-rate Agency Securities generally increase.

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Changes in interest rates may inversely affect levels of prepayments on mortgages. Typically, as interest rates rise, prepayments on the underlying mortgages tend to slow; conversely, as interest rates fall, prepayments on the underlying mortgages tend to accelerate. The effect that rising or falling interest rates has on these prepayments affects the price of Agency Securities, and the effect can be particularly pronounced with fixed rate Agency Securities.

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Changes in interest rates may create mismatches between our assets, primarily Agency Securities, and our borrowings used to fund our purchases of those assets. The risk of these mismatches may be pronounced in that, should rates increase, interest rate caps on our hybrid adjustable rate and adjustable rate mortgage-backed securities would limit the income stream on these investments while our borrowings would not be subject to similar restrictions.

Interest rate fluctuations will also cause variations in the yield curve, which may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our Agency Security assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in Agency Securities, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion) in which event our borrowing costs may exceed our interest income and we could incur significant operating losses. This risk and the variables created by changing interest rates discussed above are integral to our business and our investment strategies. We will seek to mitigate these risks to the degree achievable through the active formulation and execution of our hedging strategies.

Mitigating against interest rate exposure may adversely affect our earnings, and our interest rate risk mitigation transactions may fail to protect us from the losses that they were designed to offset.

Subject to complying with REIT tax requirements, we employ techniques that limit the adverse effects of rising interest rates on a portion of our short-term repurchase agreements and on a portion of the value of our assets. In general, our interest rate risk mitigation strategy depends on our view of our entire portfolio, consisting of assets, liabilities and derivative instruments, in light of prevailing market conditions. We could misjudge the condition of our portfolio or the market. Our interest rate risk mitigation activity will vary in scope based on the level and volatility of interest rates and principal repayments, the type of securities held and other changing market conditions. Our actual interest rate risk mitigation decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated strategy. These techniques may include purchasing or selling futures contracts, entering into interest rate swap agreements or interest rate cap or floor agreements, swaptions, purchasing put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements.

Because a mortgage borrower typically has no restrictions on when a loan may be paid off either partially or in full, there are no perfect interest rate risk mitigation strategies, and interest rate risk mitigation may fail to protect us from loss. Alternatively, we may fail to properly assess a risk to our portfolio or may fail to recognize a risk entirely leaving us exposed to losses without the benefit of any offsetting interest rate risk mitigation activities. The derivative instruments we select may not have the effect of reducing our interest rate risk. The nature and timing of interest rate risk mitigation transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, interest rate risk mitigation activities could result in losses if the event against which we mitigate does not occur.

We may not be able to execute desired interest risk mitigation transactions at favorable prices.

We will continue to execute derivative instrument transactions to manage many, but not all, of the risks inherent in our portfolio. This strategy will potentially help us reduce our exposure to significant changes in interest rates but entails significant costs and other risks. These derivative instruments may not be attractively priced in the marketplace and may not be available to us given our financial condition in the future or as a result of other factors. Additionally, we may not successfully implement our business strategy, we may expose ourselves to additional risks and we could suffer significant losses.

Our use of derivative instruments may expose us to counterparty risk.

We enter into transactions to mitigate interest rate risks associated with our business with counterparties that have a high-quality credit rating and with futures exchanges. If counterparties, or the exchange, cannot perform under the terms of our futures contracts, for example, we would not receive payments due under that agreement, and may lose any unrealized gain associated with the futures contract, and the mitigated liability would cease to be mitigated by the futures contract. We may also be at risk for any collateral we have pledged to secure our obligations under the futures contract if the counterparty became insolvent or filed for bankruptcy. Similarly, if a cap counterparty fails to perform under the terms of the cap agreement, in addition to not receiving payments due under that agreement that would offset our interest expense, we would also incur a loss for all remaining unamortized premium paid for that agreement. Our derivative instrument agreements require our counterparties to post collateral in certain events, generally related to their credit condition, to provide us some protection against their potential failure to perform. We, in turn, are subject to similar requirements.

Competition may prevent us from acquiring Agency Securities at favorable yields and that would harm our results of operations.

Our net income largely depends on our ability to acquire Agency Securities at favorable spreads over our borrowing costs. In acquiring Agency Securities, we compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase Agency Securities, many of which have greater financial resources than we do. Additionally, many of our competitors are not subject to REIT tax compliance or required to maintain an exemption from the 1940 Act. As a result, we may not be able to acquire sufficient Agency Securities at favorable spreads over our borrowing costs, which would harm our results of operations.

We may be harmed by changes in various laws and regulations.

Our business may be harmed by changes in laws and regulations affecting it, including changes to securities laws and changes to the Code applicable to the taxation of REITs. In addition, proposed changes to laws and regulations that could hinder a loan servicer's ability to adjust loan interest rates upward or to foreclose promptly on defaulted mortgage loans could adversely affect the performance of the loans and the yield on and value of the mortgage securities. Any legislation requiring U.S. Government-chartered entities to reduce the amount of mortgages they own or for which they guarantee payments on Agency Securities could adversely affect the availability and pricing of Agency Securities and harm our business. New legislation may be enacted into law or new interpretations, rulings or regulations could be adopted, any of which could harm us and our stockholders, potentially with retroactive effect.

We may not be able to acquire investments at favorable prices.

We may not be able to acquire Agency Securities at favorable prices. As a result, we may not be able to acquire enough Agency Securities in order to remain fully invested, or we may have to pay more for Agency Securities than we would expect. In either case, the return that we earn on our stockholders' equity may be reduced.

Risks Related to Debt Financing

There is no assurance that our current financing arrangements will remain in place.

During the credit crisis which began in 2007 and which continues to this day, repurchase funding became increasingly more difficult to acquire. Our relationship with AVM, L.P., or AVM, a securities broker dealer which we contract for clearing and settlement services for our securities and derivative transactions, as well as assistance with financing transaction services such as repurchase financing and management of margin arrangements between us and our lenders for each of our repurchase agreements, is beneficial in addressing the potential scarcity of repurchase funding. Nonetheless we will depend on borrowings to fund our acquisitions of Agency Securities and reach our target leverage ratio. Accordingly, our ability to achieve our investment and leverage objectives depends on our ability to borrow money in sufficient amounts and on favorable terms. Currently, we have entered into several master agreements establishing the terms and conditions of borrowings, if any, made by lenders. There can be no assurance that these agreements will remain in place and, even if in place, the amount and definitive terms under which we would be able to borrow. Continued adverse developments in the residential and commercial mortgage markets could make it more difficult for us to borrow money to finance our acquisition of residential Agency Securities.

Institutions from which we seek to obtain financing may also originate and hold residential and commercial mortgage loans and may have suffered financial difficulties as a result of the market conditions described above. Further, even lenders that do not originate and hold mortgage loans may have suffered losses related to their lending and other financial relationships with the institutions that do so as part of their businesses. As a result, institutions that originate and hold loans, and other lenders that have been indirectly affected by losses in the mortgage market, may become insolvent or tighten their lending standards which could result in the following:

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Our lenders may not be able to obtain financing to fund our borrowings,

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Our lenders may require us to enter into restrictive covenants relating to our operations,

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We may not be able to fund acquisitions of sufficient Agency Securities to reach our target leverage ratio,

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We may become dependent on one or a few lenders for all of our financing, and

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Our size may impact our ability to obtain financing on favorable terms or at all.

We may incur increased borrowing costs related to repurchase agreements which could harm our results of operations.

Our borrowing costs under repurchase agreements that we have arranged generally are adjustable and relate to short-term interest rates, such as the London Interbank Offered Rate, or LIBOR.  The price of these borrowings may vary depending upon a number of factors, including, without limitation:

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The movement of interest rates;

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The availability of financing in the market, including the financial stability of lenders; and

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The value and liquidity of our Agency Securities.

We expect that most of our borrowings will be collateralized borrowings in the form of repurchase agreements. If the interest rates on these repurchase agreements increase, our results of operations will be harmed and we may have losses.

Our leverage strategy increases the risks of our operations, which could reduce our net income and the amount available for distributions or cause us to suffer a loss.

We generally seek to borrow so that our debt-to-equity ratio is between 6:1 and 10:1, but we are not explicitly bound by that range. We incur this leverage by borrowing against a substantial portion of the market value of our Agency Securities. The amount of leverage, however, is not expressly limited and will depend on our and our lenders' estimate of the stability of our portfolio's cash flow and our ability to service and repay additional debt. We may not be able to meet our debt service obligations and, to the extent we cannot, we may be forced to liquidate our assets at disadvantageous prices and you could lose some or all of your investment.

This leverage, which is fundamental to our investment strategy, also creates significant risks. For example:

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Our borrowings are secured by our Agency Securities, generally under repurchase agreements. A decline in the market value of the Agency Securities used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell Agency Securities under adverse market conditions. If these sales are made at prices lower than the carrying value of the Agency Securities, we would experience losses.

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Certain lenders may require us to remain in compliance with all provisions of other material contracts, including other financing agreements. As a result, a default under one financing agreement could cause us to be in default under other financing agreements. If that occurs, our access to capital would be significantly impeded, which could materially and adversely affect our ability to operate our business.

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To the extent we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be negatively affected, which would jeopardize our qualification as a REIT. Losing our REIT status would cause us to lose tax advantages applicable to REITs and would decrease our overall profitability and distributions to our stockholders.

If we experience losses as a result of our leverage policy, such losses would reduce the amounts available for distribution to our stockholders. Because the assets that we expect to acquire may experience periods of illiquidity, we may be prevented from selling our Agency Securities at opportune times and prices.

We bear the risk of being unable to dispose of our Agency Securities at advantageous times and prices or in a timely manner because Agency Securities may experience periods of illiquidity. The lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale. As a result, the illiquidity of Agency Securities may harm our results of operations and could cause us to suffer a loss and reduce our distributions.

Risks Related to Our Corporate Structure

We have not established a minimum dividend payment level and there are no assurances of our ability to pay dividends in the future.

We intend to pay quarterly dividends and to make distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Code. However, we have not established a minimum dividend payment level and our ability to pay dividends may be adversely affected by the risk factors described in this report. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future. In addition, some of our distributions may include a return of capital.

Although we have no present intention to do so, we may use proceeds from equity and debt offerings and other financings to fund distributions, which will decrease the amount of capital available for purchasing our target assets.

We presently have no intention of using the proceeds of this offering or any offering of our equity or debt or other financings to fund distributions to stockholders.  However, there are no restrictions in our charter or in any agreement to which we are a party that prohibits us from doing so.  In the event that we elect to fund any distribution to our stockholders from sources other than our earnings, the amount of capital available to us to purchase our target assets would decrease, which could have an adverse effect on our overall financial results and performance.

Maintenance of our exemption from the 1940 Act will impose limits on our business.

We conduct our business so as not to become regulated as an investment company under the 1940 Act. If we were to fall within the definition of investment company, we would be unable to conduct our business as described in this prospectus. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act also defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, in Section 3(a)(1)(C) of the 1940 Act, as defined above, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

To avoid registration as an investment company, we rely on the exclusion provided by Section 3(c)(5)(C) of the 1940 Act. To qualify for the exclusion, we intend to make investments so that at least 55% of the assets we own consist of “qualifying assets” and so that at least 80% of the assets we own consist of qualifying assets and real estate related assets. We generally expect that our investments in Agency Securities will be treated as either qualifying assets or real estate related assets under Section 3(c)(5)(C) of the 1940 Act in a manner consistent with the SEC staff no-action letters. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency Securities that are considered the functional equivalent of mortgage loans for purposes of the 1940 Act. We invest at least 55% of our assets in whole pool Agency Securities that constitute qualifying assets in accordance with SEC staff guidance and at least 80% of our assets in qualifying interests plus other real estate related assets. Other real estate related assets would consist primarily of non-whole pool Agency Securities and funds awaiting investment. As a result of the foregoing restrictions, we will be limited in our ability to make or dispose of certain investments. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. These restrictions could also result in our holding assets we might wish to sell or selling assets we might wish to hold. Although we monitor our portfolio relying on the Section 3(c)(5)(C) exclusion periodically and prior to each acquisition and disposition, there can be no assurance that it will be able to maintain this exclusion.

To the extent that we elect in the future to conduct our operations through wholly-owned subsidiaries, such business will be conducted in such a manner as to ensure that we do not meet the definition of investment company under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the 1940 Act. All wholly-owned subsidiaries that we elect to conduct our business through would qualify for the Section 3(c)(5)(C) exclusion discussed above and we would, accordingly, qualify for the Section 3(a)(1)(C) exemption because less than 40% of the value of our total assets on an unconsolidated basis would consist of investment securities. We monitor our portfolio periodically to insure compliance with the 40% test. In such case, we would be a holding company which conducts business exclusively through wholly-owned subsidiaries and we would be engaged in the non-investment company business of our subsidiaries.

Loss of our 1940 Act exemption would adversely affect us, the market price of shares of our common stock or warrants and our ability to distribute dividends.

As described above, we conduct our operations so as not to become required to register as an investment company under the 1940 Act based on current laws, regulations and guidance.  However, the laws and regulations governing REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, may change in a manner that adversely affects our operations.  Further, although we monitor our portfolio, we may not be able to maintain our 1940 Act exemption. If we were to fail to qualify for this exemption in the future, we could be required to restructure our activities or the activities of our subsidiaries, if any, including effecting sales of assets in a manner that, or at a time when we would not otherwise choose, which could negatively affect the value of our common stock or warrants, the sustainability of our business model, and our ability to make distributions. The sale could occur during adverse market conditions, and we could be forced to accept a price below that which we believe is appropriate.

There are significant restrictions on ownership of our stock and warrants.

In order for us to maintain our qualification as a REIT under the Code, not more than 50% in value of the issued and outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year (other than our first year as a REIT).  This test is known as the “5/50 test.”  Attribution rules in the Code apply to determine if any individual actually or constructively owns our capital stock for purposes of this requirement, including, without limitation, a rule that deems a holder of a warrant or option to purchase stock as owning the shares underlying such warrant or option and a rule that treats shares owned (or treated as owned, including shares underlying warrants) by entities in which an individual has a direct or indirect interest as if they were owned by such individual.  Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of each taxable year (other than our first year as a REIT).

The 5/50 test did not apply to us for 2009 because it was our first year as a REIT.  Further, the 5/50 test does not need to be satisfied before July, 1 2010 in order for us to qualify as a REIT for 2010. In order for us to qualify as a REIT going forward, we must either increase our capital and/or reduce our stockholder concentration before July 1, 2010 in order to maintain our REIT status. We believe that upon completion of the offering, we will meet the 5/50 test.

Our charter prohibits beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock. Additionally, our charter prohibits beneficial or constructive ownership of our stock that would otherwise result in our failure to qualify as a REIT. In each case, such prohibition includes a prohibition on owning warrants or options to purchase stock if ownership of the underlying stock would cause the holder or beneficial owner to exceed the prohibited thresholds. The ownership rules in our charter are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be owned by one individual or entity. As a result, these ownership rules could cause an individual or entity to unintentionally own shares beneficially or constructively in excess of our ownership limits. Any attempt to own or transfer shares of our common or preferred stock or warrants in excess of our ownership limits without the consent of ARRM or our board of directors shall be void, and will result in the shares being transferred to a charitable trust. These provisions may inhibit market activity and the resulting opportunity for our stockholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of shares of our stock in excess of the number of shares permitted under our charter and which may be in the best interests of our stockholders. Currently, there are holders of our capital stock and/or warrants whose ownership exceeds the thresholds set forth in our charter. We have either granted waivers or currently are in the process of granting waivers from the charter requirements for such holders where, based on representations, covenants and agreements received from such holders, we determine that such waivers would not jeopardize our status as a REIT.

Provisions of Maryland law and other provisions of our organizational documents may limit the ability of a third party to acquire control of the company.

Certain provisions of the MGCL may have the effect of delaying, deferring or preventing a transaction or a change in control of the company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Additionally, our charter and bylaws contain other provisions that may delay or prevent a change of control of the company.

If we have a class of equity securities registered under the Securities Exchange Act and meet certain other requirements, Title 3, Subtitle 8 of the MGCL permits ARRM without stockholder approval and regardless of what is currently provided in our charter or bylaws, to elect on behalf of the company to be subject to statutory provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of the company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Pursuant to Title 3, Subtitle 8 of the MGCL, once we meet the applicable requirements, our charter provides that our board of directors will have the exclusive power to fill vacancies on our board of directors. As a result, unless all of the directorships are vacant, our stockholders will not be able to fill vacancies with nominees of their own choosing. ARRM may elect to opt in to additional provisions of Title 3, Subtitle 8 of the MGCL without stockholder approval at any time that we have a class of equity securities registered under the Securities Exchange Act and satisfy certain other requirements.

Risks Related to Our Management and Conflicts of Interest

We depend on our manager, ARRM, AVM and particularly key personnel, including Mr. Ulm and Mr. Zimmer. The loss of these relationships or key personnel could severely and detrimentally affect our operations.

As an externally-managed company, we depend on the diligence, experience and skill of our manager for the selection, acquisition, structuring, mitigation of interest rate risk and monitoring of our mortgage-backed assets and associated borrowings. We depend on the efforts and expertise of our operating officers to manage our day-to-day operations and strategic business direction. If any of our key personnel were to leave the company, locating individuals with specialized industry knowledge and skills similar to that of our key personnel may not be possible or could take months and require the retention of an executive search firm, which may be expensive. Because we are a new company with no employees, the loss of Mr. Ulm and Mr. Zimmer could harm our business, financial condition, cash flow and results of operations.

Messrs. Ulm and Zimmer have a long term relationship with AVM and we have a contract with AVM to provide clearing and settlement services for our securities and derivative transactions.  We have also entered into a second contract with AVM to assist us with financing transaction services such as repurchase financings and managing the margin arrangement between us and our lenders for each of our expected repurchase agreements. We rely on AVM for these aspects of our business so our executive officers can focus on our daily operations and strategic direction. Further, as our business expands, we will be increasingly dependent on AVM to provide us with timely, effective services. In the future, as we expand our staff, we may absorb internally some or all of the services provided by AVM.  Until we elect to move those services in-house, we will remain dependent on AVM or other third parties that provide similar services. If we are unable to maintain a relationship with AVM or are unable to establish a successful relationship with other third parties providing similar services at comparable pricing, we may have to reduce or delay our operations and/or increase our expenditures and undertake the repurchase agreement and trading and administrative activities on our own, which could have a material adverse effect on our business operations and financial condition. However, we believe that the breadth and scope of our manager's experience will enable them to fill any needs created by discontinuing a relationship with AVM.

There are conflicts of interest in our relationship with ARRM and its affiliates, which could result in decisions that are not in the best interests of our stockholders or warrant holders.

We are subject to conflicts of interest arising out of our relationship with ARRM and its affiliates. Each of our executive officers and certain of our non-independent directors is also an employee or partner of ARRM and they will not be exclusively dedicated to our business. Each of Mr. Ulm and Mr. Zimmer is a partner and owner of equity interests in ARRM. In addition, Daniel C. Staton and Marc H. Bell, two of our directors, are principal owners of Staton Bell Blank Check LLC, or SBBC or Sub-Manager, which, in consideration for services to be provided to ARRM under a sub-management agreement is entitled to receive a percentage of the net management fee earned by ARRM from us. As a result, the management agreement with ARRM may create a conflict of interest, and its terms, including fees payable to ARRM, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with ARRM. ARRM maintains a contractual as opposed to a fiduciary relationship with us. The management agreement with ARRM does not prevent ARRM and its affiliates from engaging in additional management or investment opportunities some of which will compete with us. ARRM and its affiliates may engage in additional management or investment opportunities that have overlapping objectives with ours, and may thus face conflicts in the allocation of investment opportunities to these other investments. Such allocation is at the discretion of ARRM and there is no guarantee that this allocation would be made in the best interest of our stockholders or warrant holders. We are not entitled to receive preferential treatment as compared with the treatment given by ARRM or its affiliates to any investment company, fund or advisory account other than any fund or advisory account which contains only funds invested by ARRM (and not of any of its clients or customers) or its officers and directors. Additionally, the ability of ARRM and its respective officers and employees to engage in other business activities may reduce the time spent managing our activities.

In the future, we may enter, or ARRM may cause us to enter, into additional transactions with ARRM or its affiliates. In particular, we may purchase, or ARRM may cause us to purchase, assets from ARRM or its affiliates or make co-purchases alongside ARRM or its affiliates. These transactions may not be the result of arm's length negotiations and may involve conflicts between our interests and the interests of ARRM and/or its affiliates in obtaining favorable terms and conditions.

Members of our management team have competing duties to other entities, which could result in decisions that are not in the best interests of our stockholders or warrant holders.

Our executive officers and the employees of ARRM do not spend all of their time managing our activities and our investment portfolio. Our executive officers and the employees of ARRM allocate some, or a material portion, of their time to other businesses and activities. For example, each of our executive officers is also an employee or partner of ARRM. None of these individuals is required to devote a specific amount of time to our affairs. Accordingly, we compete with ARRM, its existing funds, investment vehicles, other ventures and possibly other entities in the future for the time and attention of these officers.

If ARRM ceases to be our investment manager, financial institutions providing any financing arrangements to us may not provide future financing to us.

Financial institutions that we seek to finance our investments may require that ARRM continue to act in such capacity. If ARRM ceases to be our manager, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to our ability to finance our future investments with that institution. If we are unable to obtain financing for our accelerated borrowings and for our future investments under such circumstances, it is likely that we would be materially and adversely affected.

ARRM's failure to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect us.

Our ability to achieve our investment objective depends on ARRM's personnel and their ability to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future. Accomplishing this result is also a function of ARRM's ability to execute our financing strategy on favorable terms.

The manner of determining the management fee may not provide sufficient incentive to ARRM to maximize risk-adjusted returns on our investment portfolio since it is based on our gross equity raised and not on our performance.

ARRM is entitled to receive a monthly management fee that is based on the total of all “gross equity raised” (as defined in the management agreement), as measured as of the date of determination (i.e., each month), regardless of our performance. Accordingly, the possibility exists that significant management fees could be payable to ARRM for a given month despite the fact that we could experience a net loss during that month. ARRM's entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to ARRM to devote its time and effort to source and maximize risk-adjusted returns on our investment portfolio, which could, in turn, adversely affect our ability to pay dividends to our stockholders and the market price of our common stock or warrants. Further, the management fee structure gives ARRM the incentive to maximize gross equity raised by the issuance of new equity securities or the retention of existing equity, regardless of the effect of these actions on existing stockholders. In other words, the management fee structure will reward ARRM primarily based on the size of our equity, and not on our financial returns to stockholders.

The termination of the management agreement may be difficult and costly, which may adversely affect our inclination to end our relationship with ARRM.

Termination of the management agreement with ARRM without cause is difficult and costly. The term “cause” is limited to those circumstances described in the Management Agreement with ARRM. The management agreement provides that, in the absence of cause, it may be terminated by us only without cause and only during any renewal term following the initial 5-year term of the management agreement. ARRM will be provided 180 days prior notice of any such termination by us without cause. Additionally, upon a termination by us without cause, the management agreement provides that we will pay ARRM a termination payment equal to three times the sum of the base management fee (which is a minimum of $900,000) received by ARRM during the 12-month period before such termination, calculated as of the effective date of termination. This provision increases the effective cost to us of electing to terminate the management agreement, thereby adversely affecting our inclination to end our relationship with ARRM prior to the expiration of any renewal term, even if we believe ARRM's performance is not satisfactory.

ARRM may terminate the management agreement at any time and for any reason upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Additionally, following the initial 5-year term, the management agreement will automatically renew for successive one-year renewal terms unless either we or ARRM give advance notice to the other of our intent not to renew the agreement prior to the expiration of the initial term or any renewal term. However, our right to give such a notice of non-renewal is limited and requires our independent directors to agree that certain conditions are met.

ARRM's liability is limited under the management agreement and we have agreed to indemnify ARRM and its affiliates against certain liabilities. As a result, we could experience poor performance or losses for which ARRM would not be liable.

The management agreement limits the liability of ARRM and any directors and officers of ARRM for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services, or a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

Pursuant to the management agreement, ARRM will not assume any responsibility other than to render the services called for there under and will not be responsible for any action of our board in following or declining to follow its advice or recommendations. ARRM and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, will not be liable to us, our stockholders, any subsidiary of ours, the stockholders of any subsidiary of ours, our board of directors, any issuer of mortgage securities, any credit-party, any counterparty under any agreement, or any other person for any acts or omissions, errors of judgment or mistakes of law by ARRM or its affiliates, directors, officers, stockholders, equity holders, employees, representatives or agents, or any affiliates thereof, under or in connection with the management agreement, except if ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement. We have agreed to indemnify ARRM and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature, actual or threatened (including reasonable attorneys' fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting or similar agreement to which ARRM is a party that is related to our activities, unless ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement. As a result, we could experience poor performance or losses for which ARRM would not be liable.

In addition, our articles of incorporation provide that no director or officer of ours shall be personally liable to us or our stockholders for money damages. Furthermore, our articles of incorporation permit, and our by-laws require, us to indemnify, pay or reimburse any present or former director or officer of ours who is made or threatened to be made a party to a proceeding by reason of his or her service to us in such capacity. Officers and directors of ours who are also officers and board members of ARRM will therefore benefit from the exculpation and indemnification provisions of our articles of incorporation and by-laws, and accordingly may not be liable to us in such circumstances.

Federal Income Tax Risks

Rapid changes in the values of our Agency Securities may make it more difficult for us to maintain our qualification as a REIT or our exemption from the 1940 Act.

If the market value or income potential of our Agency Securities declines as a result of increased interest rates, prepayment rates, general market conditions, government actions or other factors, we may need to increase certain types of our assets and income or liquidate our non-qualifying assets to maintain our REIT qualifications or our exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. We may have to make decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

Our qualification as a REIT subjects us to a broad array of financial and operating parameters that may influence our business and investment decisions and limit our flexibility in reacting to market developments.

In order to qualify and maintain our qualification as a REIT, we must insure that:

•

That at least 75% of our gross income each year is derived from certain real estate related sources,

•

That at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets at the end of each calendar quarter,

•

That the remainder of our investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer, or more than 10% of the total value of the outstanding securities of any one issuer,

•

That no more than 5% of the value of our assets can consist of securities of any one issuer.

If we fail to comply with applicable REIT requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. If we fail to qualify as a REIT, we will be subject to federal income tax as a regular corporation and may face substantial tax liability.

Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual or quarterly basis) established under highly technical and complex provisions of the Code for which only a limited number of judicial or administrative interpretations exist.  We believe we will satisfy all the requirements to be a REIT upon consummation of this offering.  However, the determination that we satisfy all REIT requirements requires an analysis of various factual matters and circumstances that may not be totally within our control. We have not requested, and do not intend to request, a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT. Accordingly, we are not certain we will be able to qualify and remain qualified as a REIT for federal income tax purposes. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress or the IRS might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect, which could make it more difficult or impossible for us to qualify as a REIT.

If we fail to qualify as a REIT in any tax year, then:

•

We would be taxed as a regular domestic corporation, which, among other things, means that we would be unable to deduct distributions to stockholders in computing taxable income and would be subject to federal income tax on our taxable income at regular corporate rates,

•

Any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, and could force us to liquidate assets at inopportune times, causing lower income or higher losses than would result if these assets were not liquidated, and

•

Unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and thus, our cash available for distribution to our stockholders would be reduced for each of the years during which we do not qualify as a REIT.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow. Further, we may be subject to certain federal, state and local taxes on our income and property. Any of these taxes would decrease cash available for distribution to our stockholders. Complying with REIT requirements may limit our ability to mitigate interest rate risk effectively or may require us to execute our risk mitigation and derivative activities through a taxable REIT subsidiary, or TRS.

The existing REIT provisions of the Code may substantially limit our ability to mitigate interest rate risk on Agency Securities and related borrowings by requiring us to limit our income in each year from derivative instrument transactions, other than qualified REIT contracts, together with any other income not generated from qualified REIT real estate assets, to less than 25% of our gross income. In addition, we must generally limit our aggregate income from derivative transactions and services from all sources, other than from qualified REIT contracts, to less than 5% of our annual gross income. As a result, we may in the future need to conduct certain derivative activity through a TRS, the income from which will be fully subject to federal, state and local corporate income tax, and we may have to limit our use of interest rate risk mitigation techniques. This could result in greater risks associated with changes in interest rates than we would otherwise want to incur. If we fail to satisfy the 25% or 5% limitations, unless our failure was due to reasonable cause and not due to willful neglect and we meet certain other technical requirements, we could lose our REIT status for federal income tax purposes. Even if our failure was due to reasonable cause, we may have to pay a penalty tax equal to the amount of income in excess of certain thresholds, multiplied by a fraction intended to reflect our profitability.

Complying with REIT requirements may force us to borrow to make distributions to our stockholders.

As a REIT, we must distribute at least 90% of our annual REIT taxable income (excluding net capital gains) to our stockholders.  From time to time, we may generate taxable income greater than our net income for financial reporting purposes from, among other things, the non-taxable unrealized changes in the value of our interest rate hedges, or our taxable income may be greater than our cash flow available for distribution to our stockholders. If we do not have other funds available in these situations, we may be unable to distribute 90% of our taxable income as required by the REIT rules. Thus, we could be required to borrow funds, sell a portion of our assets at disadvantageous prices or find another alternative source of funds. These alternatives could increase our costs or reduce our equity and reduce amounts available to invest in Agency Securities.

Plans should consider ERISA risks of investing in our common stock.

Investment in our common stock may not be appropriate for a pension, profit-sharing, employee benefit, or retirement plan, considering the plan's particular circumstances, under the fiduciary standards of ERISA or other applicable similar laws including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of the Employee Retirement Income Security Act, or ERISA, the Code and any applicable similar laws.

ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts and (ii) any person who is a “party in interest” or “disqualified person” with respect to such plan. Consequently, the fiduciary of a plan contemplating an investment in our common stock should consider whether its company, any other person associated with the issuance of its common stock or any affiliate of the foregoing is or may become a “party in interest” or “disqualified person” with respect to the plan and, if so, whether an exemption from such prohibited transaction rules is applicable.

ERISA may limit our ability to attract capital from Benefit Plan Investors.

It is unlikely that we will qualify as an operating company for purposes of ERISA. Consequently, in order to avoid our assets being deemed to include so-called “plan assets” under ERISA, we will initially limit equity ownership in us by Benefit Plan Investors to less than 25% of the value of each class or series of capital stock issued by us and to prohibit transfers of our common stock to Benefit Plan Investors. Our charter prohibits Benefit Plan Investors from holding any interest in any shares of our capital stock that are not publicly traded. These restrictions on investments in us by Benefit Plan Investors (and certain similar investors) may adversely affect the ability of our stockholders to transfer their shares of our common stock and our ability to attract private equity capital in the future.

Risks Related to Our Securities

The performance or our common stock correlates to the performance of our REIT investments, which may be speculative and aggressive compared to other types of investments.

The investments we make in accordance with our investment objectives may result in a greater amount of risk as compared to alternative investment options, including relatively higher risk of volatility or loss of principal. Our investments may be speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Future issuances and/or sales of shares of our common stock may depress the market price of our common stock or have adverse consequences for our stockholders.

Our charter provides that we may issue up to 250,000,000 shares of common stock. As of the date of this prospectus, 2,304,054 shares of common stock were issued and outstanding and warrants to purchase up to 32,500,000 shares of common stock were issued and outstanding.

We cannot predict the effect, if any, of future issuances or sales of our common stock on the market price of our common stock.  Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.  Also, we may issue additional shares in subsequent public offerings or private placements to acquire new assets or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders' interests.

Furthermore, a significant portion of our outstanding common stock is beneficially owned by only a few stockholders, including Wells Fargo and Company, which beneficially owns approximately 44% of our common stock.  Any such stockholder may in the future elect to sell all or a significant portion of its common stock in one or more related transactions, which may adversely affect the prevailing market price for our common stock.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We intend to pay quarterly cash distributions and to make distributions to our stockholders in an amount such that we distribute all or substantially all of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described herein. All distributions will be made, subject to Maryland law, at the discretion of our board of directors and will depend on our earnings, our financial condition, any debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will achieve results that will allow us to make a specified level of cash distributions.

Our warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market.

Outstanding redeemable warrants to purchase an aggregate of 32,500,000 shares of our common stock are currently exercisable at an exercise price of $11.00 per share. These warrants likely will be exercised if the market price of the shares of our common stock equals or exceeds the warrant exercise price. Therefore, as long as warrants remain outstanding, there will be a drag on any increase in the price of our common stock in excess of the warrant exercise price. To the extent such warrants are exercised, additional shares of our common stock will be issued, which would dilute the ownership of existing stockholders. Further, if these warrants are exercised at any time in the future at a price lower than the book value per share of our common stock, existing stockholders could suffer substantial dilution of their investment, which dilution could increase in the event the warrant exercise price is lowered.

Our stock price could fluctuate and could cause you to lose a significant part of your investment.

The market price of our securities may be influenced by many factors, some of which are beyond our control, including those described above and the following:

•

changes in financial estimates by analysts;

•

fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us; general economic conditions;

•

changes in market valuations of similar companies;

•

regulatory developments in the United States; and

•

additions or departures of key personnel at ARRM.

Resulting fluctuations in our stock price could cause you to lose a significant part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. All forward-looking statements may be impacted by a number of risks and uncertainties, including statements regarding the following subjects:

•

our business and investment strategy;

•

our anticipated results of operations;

•

statements about future dividends;

•

our ability to obtain financing arrangements;

•

our understanding of our competition and ability to compete effectively;

•

market, industry and economic trends; and

•

interest rates.

The forward-looking statements in this prospectus are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

(1)

the factors referenced in this report, including those set forth under the sections captioned “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations;”

(2)

the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government;

(3)

mortgage loan modification programs and future legislative action;

(4)

availability, terms and deployment of capital;

(5)

changes in economic conditions generally;

(6)

changes in interest rates, interest rate spreads, the yield curve or prepayment rates;

(7)

general volatility of the financial markets, including markets for mortgage securities;

(8)

inflation or deflation;

(9)

availability of suitable investment opportunities;

(10)

the degree and nature of our competition, including competition for agency securities from the U.S. Treasury;

(11)

changes in our business and investment strategy;

(12)

our limited operating history;

(13)

our dependence on our manager and ability to find a suitable replacement if our manager were to terminate its management relationship with us;

(14)

the existence of conflicts of interest in our relationship with our manager, certain of our directors and our officers, which could result in decisions that are not in the best interest of our stockholders;

(15)

changes in personnel at our manager or the availability of qualified personnel at our manager;

(16)

limitations imposed on our business by our status as a REIT;

(17)

changes in GAAP, including interpretations thereof; and

(18)

changes in applicable laws and regulations.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this report. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this report to reflect new information, future events or otherwise, except as required under the U.S. federal securities laws.

USE OF PROCEEDS

We are offering 7,000,00 shares of our common stock at the assumed public offering price of $       per share (based on our last reported sales price on        , 2010).  We estimate that the net proceeds we will receive from selling common stock in this offering will be approximately $       million, after deducting assumed underwriting discounts and commissions payable by us and estimated offering expenses of approximately $             million (or, if the underwriters exercise their over-allotment option in full, approximately $       million, after deducting the portion of the assumed underwriting discounts and commissions payable by us and estimated offering expenses of approximately $       million).

We plan to use all the net proceeds from this offering above to acquire our target assets in accordance with our objectives and strategies described in this prospectus. See “Business - Strategies.” Our focus will be on purchasing Agency Securities and Agency Debt and other assets, subject to our investment guidelines and  REIT qualification requirements.  ARRM will make determinations as to the percentage of our assets that will be invested in each of our target assets.  Its decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Until appropriate assets can be identified, ARRM may invest the net proceeds from this offering in interest-bearing short-term investments, including funds that are consistent with our qualification as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets.  Prior to the time we have fully used the net proceeds of this offering to acquire our target assets, we may fund our quarterly cash distributions out of such net proceeds.

PUBLIC MARKET FOR OUR SECURITIES

Our common stock and warrants are currently quoted on the OTC Bulletin Board under the symbols “AMRR” and “AMRRW,” respectively.  Prior to trading on the OTC Bulletin Board, from November 5, 2009 to February 1, 2010, our common stock and warrants were traded on the NYSE Amex under the symbols “ARR” and “ARR.W,” respectively.  The following table sets forth the range of high and low closing prices or bid information, as applicable, for the common stock and warrants for the periods indicated since the consummation of the business combination with Enterprise on November 5, 2009.  Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock		Warrants
	High	Low	High	Low
Fourth Quarter 2009 (from November 6, 2009)	$9.00	$7.35	$0.25	$0.12
First Quarter 2010	$8.45	$6.30	$0.20	$0.10
Second Quarter 2010 (through May 10, 2010)	$8.45	$8.04	$0.18	$0.12

We intend to apply to have our common stock and warrants listed on the NYSE Amex at the closing of this offering under the symbols “ARR” and “ARR.WS”, respectively.

Holders of Common Equity

As of May 10, 2010, we had one stockholder of record of our outstanding common stock, and two holders of record of our outstanding warrants.  We believe that upon consummation of this offering there will be in excess of 400 beneficial owners of our common stock and warrants.

Dividends

On November 5, 2009, we declared a dividend of $0.13 per share of common stock, which we paid in December 2009 and January 2010 to stockholders of record on October 5, 2009. On March 5, 2010, we announced that our board of directors had voted to declare a first quarter 2010 dividend of $0.40, which we paid on April 29, 2010 to stockholders of record on March 15, 2010.

DIVIDEND POLICY

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2009. U.S. federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If our cash available for distribution is less than 90% of our REIT taxable income, we could be required to sell assets or borrow funds to pay cash dividends or we may make a portion of the required dividend in the form of a taxable stock dividend or dividend of debt securities. We will generally not be required to pay dividends with respect to activities conducted through any domestic TRS. For more information, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of ARMOUR as a REIT — Taxation of ARMOUR — General.”

In order to maintain our qualification as a REIT for U.S. federal income tax purposes, we are required to distribute at least 90% of our annual REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain.  Accordingly, we intend to pay regular quarterly dividends of all or substantially all of our taxable income to holders of our common stock out of assets legally available for such purposes.

The timing and amount of any dividends we pay to holders of our common stock will be at the discretion of our board of directors and will depend upon various factors, including our earnings and financial condition, maintenance of REIT status, applicable provisions of the MGCL and such other factors as our board of directors deems relevant.

We presently have no intention of using the proceeds of this offering or any offering of our equity or debt or other financings to fund distributions to stockholders.  However, there are no restrictions in our charter or in any agreement to which we are a party that prohibits us from doing so.  In the event that we elect to fund any distribution to our stockholders from sources other than our earnings, the amount of capital available to us to purchase our target assets would decrease, which could have an adverse effect on our overall financial results and performance.

Our results of operations, financial condition, cash flows and liquidity will, in turn, be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our results of operations, financial condition, cash flows, liquidity, business and prospects, see “Risk Factors.”

We anticipate that our dividends generally will be taxable as ordinary income to our stockholders, although a portion of the dividends may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth dividends paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

CAPITALIZATION

The following table sets forth (1) our actual capitalization at March 31, 2010 and (2) our capitalization as adjusted to reflect the effect of the sale of our common stock in this offering at an assumed offering price of $            per share (based on the last reported sales price on May __, 2010), after deducting the underwriting discount and estimated offering expenses payable by us. You should read this table together with our consolidated financial statements and the accompanying notes, and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Use of Proceeds” included elsewhere in this prospectus.

	At March 31, 2010
	Actual	As Adjusted
	(Unaudited)
Cash	$2,781,756
Stockholders' equity
Common stock, $0.001 par value; 250,000,000 shares authorized; 2,304,054 shares outstanding; 9,304,054 shares outstanding, as adjusted for the sale of the 7,000,000 shares in this offering	230
Additional paid-in capital	22,647,201
Accumulated deficit	(1,812,963)
Accumulated other comprehensive income	583,257
Total capitalization	$21,417,725

SELECTED FINANCIAL AND OTHER DATA

The following table sets forth selected historical financial information derived from our unaudited financial statements for the quarter ended March 31, 2010 and our audited financial statements for the years ended December 31, 2009, 2008 and the period from July 9, 2007 (inception) to December 31, 2007.  The following data should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements including the notes thereto, included elsewhere in this prospectus. The financial data below, including the results of operations and key portfolio statistics for periods prior to the Business Combination are those of Enterprise Acquisition Corp. and its investment strategy which differed significantly from our current operations.

	March 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007
	(unaudited)
Balance Sheet Data
Total Assets	$191,640,680	$126,693,608	$250,189,469	$249,200,417
Repurchase Agreements	168,525,093	46,388,602	-	-
Payable for unsettled securities	-	58,559,479	-	-

	Quarter Ended March 31, 2010	Quarter Ended December 31, 2009	Quarter Ended December 31, 2008	Period from July 9, 2007 to December 31, 2007
	(unaudited)
Statement of Operations and Per Share Data:
Interest income, net of premium amortization	$1,108,138	$446,598	$5,425,560	$1,652,252
Interest expense	(120,646)	(14,153)	-	-
Net interest income	987,492	432,445	5,425,560	1,652,252
Change in fair value of interest rate contracts	(603,579)	-	-	-
Gain on sale of agency securities	208,199	-	-	-
Total net revenues	592,112	432,445	5,425,560	1,652,252
Operating expenses	$283,879	$2,026,925	$2,309,375	$163,275
Net income (loss)	$305,833	$(1,149,427)	$1,074,435	$1,867,315
Net income (loss) per share	0.13	(0.11)	(0.02)	0.07
Weighted average shares outstanding	2,304,054	20,456,664	23,750,001	16,129,865
Cash dividends declared per share	0.40	0.09	-	-
Key Portfolio Statistics*	$144,822,902	$10,670,293	-	-
Average Agency Securities (2)	$132,411,377	$5,531,886
Average Repurchase Agreements (3)	$21,417,725	$21,491,094		-
Average Equity (4)	3.06%	4.59%		-
Average Portfolio Yield (5)	0.38%	0.72%		-
Average Cost of Funds (6)	2.67%	3.87%		-
Interest Rate Spread (7)	1.43%	(0.80)%		-
Return on Average Equity (8)	14.5%	8.6%	-	-
Average Annual Portfolio Repayment Rate (9)	7:87:1	2:16:1	-	-
Debt to Equity (at period end) (10)	7:44:1	2:22:1	-	-

* Average numbers for each period are weighted based on days on books and records. All percentages are annualized.

(1)

Our average investment in Agency Securities was calculated by dividing the sum of our daily Agency Securities investments during the period by the number of days in the period.

(2)

Our average balance outstanding under our repurchase agreements was calculated by dividing the sum of our daily outstanding balances under our repurchase agreements during the period by the number of days in the period.

(3)

Our average stockholders' equity was calculated by dividing the sum of our daily stockholders' equity during the year by the number of days in the period.

(4)

Our average portfolio yield was calculated by dividing our net interest income by our average Agency Securities or other investments.

(5)

Our average cost of funds was calculated by dividing our total interest expense (including interest rate risk mitigation) by our average borrowings.

(6)

Our interest rate spread was calculated by subtracting our average cost of funds from our average portfolio yield.

(7)

Our return on average equity was calculated by dividing net income by average equity.

(8)

Our average annual principal repayment rate was calculated by dividing our total principal payments received during the year (scheduled and unscheduled)  by our average Agency Securities.

(9)

Our debt to equity ratio was calculated by dividing the amount outstanding under our repurchase agreements at period end by total stockholders' equity at period end.

(10)

Our debt to additional paid in capital ratio was calculated by dividing the amount outstanding under our repurchase agreements at period end by additional paid in capital at period end.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with “Selected Financial and Other Data” and our consolidated financial statements and notes thereto that appear elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, those presented under “Risk Factors” included in this prospectus.

Overview

As of March 31, 2010, our Agency Security portfolio, including both trades that had settled and forward settling trades that we had committed to settle, consisted of approximately $180.4 million, in market value, of Agency Securities with initial fixed-interest rate periods of three years, five years, seven years, ten years and 15 years.

The following table represents key data regarding our company since the beginning of operations on November 6, 2009:

As of	Agency Securities	Repurchase Agreements	Equity	Shares Outstanding	Book Value Per Share	Quarterly Diluted Earnings Per Share
March 31, 2010	$180,364,369	$168,525,093	$21,417,725	2,304,504	$9.30	$0.13
December 31, 2009	$118,648,724	$46,388,602	$21,491,096	2,304,054	$9.33	$(0.08)

Factors that Affect our Results of Operations and Financial Condition

Our results of operations and financial condition, including, among other things, our net interest income, the market value of our assets and the supply of and demand for such assets, are affected by various factors, many of which are beyond our control.  We invest in financial assets and markets, and recent events, such as those discussed below, can affect our business in ways that are difficult to predict, and can produce results outside of typical operating variances. Our net interest income varies primarily as a result of changes in interest rates, borrowing costs and prepayment rates.  Prepayment rates, as reflected by the rate of principal pay downs, and interest rates vary according to the type of investment, conditions in financial markets, government actions, competition and other factors, none of which can be predicted with any certainty.  In general, as prepayment rates on our Agency Securities purchased at a premium increase, related purchase premium amortization increases, thereby reducing the net yield on such assets.  Because changes in interest rates may significantly affect our activities, our operating results depend, in large part, upon our ability to effectively manage interest rate risks and prepayment risks while maintaining our status as a REIT.

We anticipate that during any period where changes in the interest rates earned on our assets do not coincide with interest rate changes on our borrowings, such assets will reprice more slowly than the corresponding liabilities.  Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net interest income.  With the maturities of our assets generally of longer term than those of our liabilities, interest rate increases will tend to decrease our net interest income and the market value of our assets (and therefore our book value). Such rate increases could possibly result in operating losses or adversely affect our ability to make distributions to our stockholders.

Prepayments on Agency Securities and the underlying mortgage loans may be influenced by changes in market interest rates and a variety of economic, geographic and other factors beyond our control; and consequently such prepayment rates cannot be predicted with certainty. To the extent we have acquired Agency Securities at a premium or discount to par, or face value, changes in prepayment rates may impact our anticipated yield. In periods of declining interest rates, prepayments on our Agency Securities will likely increase. If we are unable to reinvest the proceeds of such prepayments at comparable yields, our net interest income may suffer. The current climate of government intervention in the mortgage markets significantly increases the risk associated with prepayments.

While we have tried to mitigate some of our interest rate risk, we do not intend to mitigate all of our exposure to changes in interest rates and prepayment rates, as there are practical limitations on our ability to insulate our portfolio from all potential negative consequences associated with changes in short-term interest rates in a manner that will allow us to seek attractive net spreads on our portfolio.

In addition, a variety of other factors relating to our business may also impact our financial condition and operating performance. These factors include:

•

our degree of leverage;

•

our access to funding and borrowing capacity;

•

our interest rate risk mitigation activities; and

•

the REIT requirements, the requirements to qualify for an exemption under the 1940 Act and other regulatory and accounting policies related to our business.

ARRM, our manager, is entitled to receive a management fee that is based on our equity (as defined in our management agreement), regardless of the performance of our portfolio. Accordingly, the payment of our management fee may not decline in the event of a decline in our profitability and may cause us to incur losses.

Market and Interest Rate Trends and the Effect on our Portfolio

Credit Market Disruption

During the past three years, the residential housing and mortgage markets in the United States have experienced a variety of difficulties and changed economic conditions including loan defaults, credit losses and decreased liquidity. These conditions have resulted in volatility in the value of the Agency Securities we purchase and an increase in the average collateral requirements under our repurchase agreements. Liquidating sales by several large institutions have increased the volatility of many financial assets, including Agency Securities and other high-quality Residential Mortgage Backed Securities, or RMBS. As a result, values for RMBS, including some Agency Securities, have been negatively impacted. Further increased volatility and deterioration in the broader RMBS markets may adversely affect the performance and market value of the Agency Securities in which we invest. In addition, we rely on the availability of financing to acquire Agency Securities on a leveraged basis. As values for certain types of Agency Securities declined many lenders in the Agency Securities market tightened their lending standards, and in some cases, withdrew financing of residential mortgage assets and Agency Securities. Our lenders may have owned or financed RMBS that have declined in value and caused them to incur losses. If these market conditions persist, our lenders may be forced to exit the repurchase market, become insolvent or further tighten lending standards or increase the amount of equity capital or the weighted average margin requirement, or the percentage amount by which the collateral value must exceed the loan amount required to obtain financing, any of which could make it more difficult or costly for us to obtain financing.

Developments at Fannie Mae and Freddie Mac

Payments on the Agency Securities in which we invest are guaranteed by Fannie Mae and Freddie Mac. Because of the guarantee and the underwriting standards associated with mortgages underlying Agency Securities, Agency Securities historically have had high stability in value and been considered to present low credit risk. In 2008, Fannie Mae and Freddie Mac were placed under the conservatorship of the U.S. government due to the significant weakness of their financial condition. The turmoil in the residential mortgage sector and concern over the future role of Fannie Mae and Freddie Mac have generally increased credit spreads and decreased price stability of Agency Securities.

In response to the credit market disruption and the deteriorating financial condition of Fannie Mae and Freddie Mac, Congress and the U.S. Treasury undertook a series of actions in 2008 aimed at stabilizing the financial markets in general, and the mortgage market in particular. These actions include the large-scale buying of mortgage backed securities, significant equity infusions into banks and aggressive monetary policy.

In addition, the U.S. Federal Reserve initiated a program in 2008 to purchase $200.0 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $1.3 trillion in Agency Securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The U.S. Federal Reserve stated that its actions were intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn was expected to support housing markets and foster improved conditions in financial markets more generally.

The purchase program was completed on March 31, 2010. It is unclear the degree to which the completion of this program and withdrawal of substantial demand for Agency Securities by the Federal Reserve will affect the price and liquidity of Agency Securities. We are unable to predict whether or when the US Treasury or the Federal Reserve will make further interventions in the Agency Securities markets, or what impact, if any; such action could have on the Agency Securities market, the Agency Securities we hold, our business, results of operations and financial condition. It is unclear the timing or manner in which the Federal Reserve might dispose of the Agency Securities it has acquired and, consequently, any impact on the Agency Securities market and the Agency Securities we hold.

In February of 2010, Fannie Mae and Freddie Mac announced that they would execute wholesale repurchases of loans which they considered seriously delinquent from existing mortgage pools. This action temporarily decreased the value of these securities until complete details of the programs and the timing were announced, and have or will reduce the yield and our book value in the months of repayment. Freddie Mac implemented its purchase program in February 2010 with actual purchases beginning in March 2010. Fannie Mae began their process in March 2010 and announced it would implement the initial purchases over a period of three months, beginning in April 2010. Further, both agencies announced that on an ongoing basis they would purchase loans from the pools of mortgage loans underlying their mortgage pass-through certificates that became 120 days delinquent.

These actions by Fannie Mae, Freddie Mac, the U.S. Treasury, Federal Reserve and Congress could decrease our income and book value. We cannot predict whether or when new actions may occur, the timing and place of current actions already implemented, or what impact if any, such actions, or future actions could have on our business, results of operations and financial condition.

Interest Rates

The overall credit market deterioration since August 2007 has also affected prevailing interest rates. For example, interest rates have been unusually volatile since the third quarter of 2007. Since September 18, 2007, the U.S. Federal Reserve has lowered the target for the Federal Funds Rate nine times from 4.75% to 1.0% in October 2008. In December 2008, the Federal Reserve stated that it was adopting a policy of “quantitative easing” and would target keeping the Federal Funds Rate between 0 and 0.25%. Our funding costs, which traditionally have tracked the 30 day LIBOR have generally benefited by this easing of monetary policy, although to a somewhat lesser extent. Because of continued uncertainty in the credit markets and U.S. economic conditions, we expect that interest rates are likely to experience continued volatility, which will likely affect our financial results since our cost of funds is largely dependent on short-term rates.

Historically, 30-day LIBOR has closely tracked movements in the Federal Funds Rate. Our borrowings in the repurchase market have also historically closely tracked LIBOR. So traditionally, a lower Federal Funds rate has indicated a time of increased net interest margin and higher asset values. However, since July 2007 (prior to our commencement of operations) LIBOR and repurchase market rates have varied greatly, and often have been significantly higher than the target Federal Funds Rate. The difference between 30-day LIBOR and the Federal Funds rate has also been quite volatile, with the spread alternately returning to more normal levels and then widening out again. Towards the end of the third quarter of 2008 this difference increased to historically high levels. Although this difference had returned to more normal levels by the end of December 2008, the volatility in these rates and divergence from the historical relationship among these rates could negatively impact our ability to manage our portfolio. If this were to occur, our net interest margin and the value of our portfolio might suffer as a result. The following table shows the 30-day LIBOR as compared to the Federal Funds rate at each period end:

Quarter ended	30-Day LIBOR	Federal Funds
March 31, 2010	0.25%	0.09%
December 31, 2009	0.23%	0.05%

Principal Repayment Rate

Our net income is primarily a function of the difference between the yield on our assets and the financing cost of owning those assets. Since we tend to purchase assets at a premium to par, the main item that can affect the yield on our assets after they are purchased is the rate at which the mortgage borrowers repay the loan. While the scheduled repayments, which are the principal portion of the homeowners' regular monthly payments, are fairly predictable, the unscheduled repayments, which are generally refinancing of the mortgage but can also result from repurchases of delinquent, defaulted, or modified loans, are less so. Being able to accurately estimate and manage these repayment rates is a critical portion of the management of our portfolio, not only for estimating current yield but also to consider the rate of reinvestment of those proceeds into new securities and the yields which those new securities may add to our portfolio. The following table shows the average principal repayment rate for those securities which have settled for each quarter since our commencement of operations (as our operations commenced in November 2009, there is only one month of prepayment data for our portfolio of settled Agency Securities):

Quarter ended	Average Quarterly Principal Repayment Rate	Average Principal Repayment Rate Annualized
March 31, 2010	14.5%	14.5%
December 31, 2009	8.6%	8.6%

Book Value per Share

As of March 31, 2010, our book value per share of common stock (total shareholders' equity divided by shares of common stock outstanding) was $9.30, a decrease of $0.03 from $9.33 at December 31, 2009. U.S. Government actions, particularly the large-scale purchasing of Agency Securities, the availability of historically low funding rates to fund asset purchases and decreasing turmoil in the financial markets increased values on our securities modestly between our commencement of operations and December 31, 2009. Our interest rate contracts, which consist of using Eurodollar futures to replicate a pay fixed and receive floating swap format, act to fix the borrowing cost on a portion of our financing and generally help to mitigate some of the change in our book value. Generally, the value of our interest rate contracts move in the opposite direction of the value of our Agency Securities. During the first quarter of 2010, our Eurodollar futures positions declined by $0.6 million and our Agency Securities increased by $0.6 million in value.

Investments

Agency Securities

As of March 31, 2010, our Agency Securities portfolio was purchased at a net premium to par value with a weighted average amortized cost, including settled and forward settled securities, of 104.03%, due to the average interest rates on these securities being higher than prevailing market rates. As of March 31, 2010, we had approximately $7.0 million of unamortized premium included in the cost basis of our investments, inclusive of both settled and forward settled securities. The table below includes $15.8 million of current carrying value of forward settle security sales.

Adjustable Rate Securities

Months to Reset	Percentage of Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
0-18	11.17%	7.3	$19,439,658	4.57%	$103.92	$20,202,643	$103.67	$20,153,538
19-36	1.13	29.0	1,945,399	5.17	102.55	1,994,986	104.77	2,038,138
37-60	46.99	55.3	81,327,867	4.56	103.71	84,347,347	104.21	84,749,203
61-80	17.37	64.0	30,059,610	4.79	103.94	31,245,203	104.22	31,327,076
Totals/Averages	76.66%	49.9	$132,772,534	4.62%	$103.78	$137,790,179	$104.14	$138,267,955

Fixed Rate Securities

Weighted Average Months to Maturity	Percentage of Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
0-90	0.92%	72.7	$1,540,539	6.18%	$107.15	$1,650,615	$107.86	$1,661,619
91-180	22.42	168.1	38,501,116	4.90	104.78	40,340,317	105.02	40,434,795
Totals/Averages	23.34%	164.4	$40,041,655	4.95%	$104.87	$41,990,932	$105.13	$42,096,414

All Securities

	Percentage of Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.00%	$172,814,189	4.70%	$104.03	$179,781,111	$104.37	$180,364,369

(1)

The current face is the current monthly remaining dollar amount of principal of an Agency Security. We compute current face by multiplying the original face value of the security by the current principal balance factor. The current principal balance factor is a fraction, where the numerator is the current outstanding balance and the denominator is the original principal balance.

(2)

For a pass-through certificate, the coupon reflects the weighted average nominal rate of interest paid on the underlying mortgage loans, net of fees paid to the servicer and the agency. The coupon for a pass-through certificate may change as the underlying mortgage loans are prepaid.

(3)

Amortized purchase price is the dollar amount, per $100 of current face, of our purchase price for the security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(4)

Amortized cost is our total purchase price for the Agency Security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(5)

Market price is the dollar amount of market value, per $100 of nominal, or face value, of the Agency Security. We utilize a third party pricing service to determine pricing for our portfolio. In certain circumstances, we may disagree with the pricing service analysis and we will request a price from third party broker dealers who actively trade in the specific securities. We may seek one or more prices from broker dealers to assess fair market value. Generally, the securities we purchase can be fully analyzed using software available from Bloomberg L.P. This software is utilized by the counterparties with whom we trade.

(6)

Market value is the total market value for the security.

As of December 31, 2009, our Agency Securities portfolio was purchased at a net premium to par value with a weighted average amortized cost, including settled and forward settles securities, of 104.07%, due to the average interest rates on these securities being higher than prevailing market rates. As of December 31, 2009, we had approximately $4.6 million of unamortized premium included in the cost basis of our investments, inclusive of both settled and forward settle securities. All unsettled purchases of securities as of December 31, 2009 were settled in January and February 2010. As of December 31, 2009, our investment portfolio of settled securities consisted of Agency Securities as follows:

Adjustable Rate Settled Securities

Months to Reset	Percentage of Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
0-18	9.48%	1.6	$5,568,961	2.79	$102.03	$5,681,963	$102.34	$5,699,059
19-36	2.65	30.4	1,512,149	5.38	102.60	1,551,508	105.27	1,591,791
37-60	39.12	54.5	22,268,269	5.50	105.18	23,421,507	105.64	23,523,759
61-80	17.95	66.4	10,214,641	5.43	105.61	10,787,220	105.64	10,790,323
Totals/Averages	69.20%	49.4	$39,564,020	5.11	$104.76	$41,442,198	$105.17	$41,604,932

Fixed Rate Settled Securities

Weighted Average Months to Maturity	Percentage of Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
0-90	2.89%	73.3	$1,628,086	6.18%	$107.11	$1,743,902	$106.87	$1,739,867
91-180	27.91	167.2	16,026,317	4.97	106.18	17,016,808	104.72	16,782,673
Totals/Averages	30.80%	158.4	$17,654,403	5.08%	$106.27	$18,760,710	$104.92	$18,522,540

All Settled Securities

	Percentage of Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.00%	$57,218,423	5.10%	$105.23	$60,202,908	$105.10	$60,127,472

As of December 31, 2009, we had committed to purchase securities for settlements in January and February of 2010. The information below is accurate as of December 31, 2009, but subject to change due to amortization prior to settlement. In addition, some forward trades of new issue securities are subject to modest changes in delivery size and coupon. All, but one, of the forward settling Agency Securities are adjustable rate with a minimum expected months to reset of eleven months and a maximum expected months to reset of 71 months.

Adjustable Rate Forward Settled Securities

	Percentage of Forward Settle Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	91.0%	59.0	$51,636,165	4.29%	$102.89	$53,126,166	$103.19	$53,282,749

Fixed Rate Forward Settled Securities

	Percentage of Forward Settle Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	9.0%	163.0	$5,132,846	4.50%	$102.84	$5,278,811	$102.06	$5,238,503

All Forward Settled Securities

	Percentage of Forward Settle Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.00%	$56,769,011	4.31%	$102.89	$58,404,977	$103.09	$58,521,252

All Settled and Forward Settled Securities

	Percentage of Forward Settle Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.00%	$113,987,434	4.71%	$104.07	$118,607,885	$104.10	$118,648,724

(1)

The current face is the current monthly remaining dollar amount of principal of an Agency Security. We compute current face by multiplying the original face value of the security by the current principal balance factor. The current principal balance factor is a fraction, where the numerator is the current outstanding balance and the denominator is the original principal balance.

(2)

For a pass-through certificate, the coupon reflects the weighted average nominal rate of interest paid on the underlying mortgage loans, net of fees paid to the servicer and the agency. The coupon for a pass-through certificate may change as the underlying mortgage loans are prepaid.

(3)

Amortized purchase price is the dollar amount, per $100 of current face, of our purchase price for the security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(4)	Amortized cost is our total purchase price for the Agency Security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(5)

Market price is the dollar amount of market value, per $100 of nominal, or face value, of the Agency Security. We utilize a third party pricing service to determine pricing for our portfolio. In certain circumstances, we may disagree with the pricing service analysis and we will request a price from third party broker dealers who actively trade in the specific securities. We may seek one or more prices from broker dealers to assess fair market value. Generally, the securities we purchase can be fully analyzed using software available from Bloomberg L.P. This software is utilized by the counterparties with whom we trade.

(6)	Market value is the total market value for the security.

Our investment portfolio consisted of the following breakdown between Fannie Mae, Freddie Mac and Ginnie Mae at March 31, 2010. The table below includes $15.8 million of current carrying value of forward settled security sales.

Agency Securities	March 31, 2010
	Estimated Fair Value	Percentage of Total
Settled Securities
Fannie Mae Certificates	$87,774,493	48.7%
Freddie Mac Certificates	78,809,270	43.7
Ginnie Mae	13,780,606	7.6
Total Securities	$180,364,369	100.0%

Our investment portfolio consisted of the following breakdown between Fannie Mae, Freddie Mac and Ginnie Mae at December 31, 2009:

Agency Securities	December 31, 2009
	Estimated Fair Value	Percentage of Total
Settled Securities
Fannie Mae Certificates	$32,500,935	27.3%
Freddie Mac Certificates	27,372,349	23.1
Ginnie Mae	254,188	0.2

Forward Settle Securities
Fannie Mae Certificates	8,378,168	7.1
Freddie Mac Certificates	34,993,084	29.5
Ginnie Mae	15,150,000	12.8
Total Securities	$118,648,724	100.0%

As of March 31, 2010 and December 31, 2009, the adjustable and hybrid adjustable rate mortgage loans underlying our Agency Securities had fixed interest rates for an average period of approximately 50 and 49 months, respectively, after which time the interest rates reset and become adjustable. After a reset date, interest rates on our adjustable and hybrid adjustable Agency Securities float based on spreads over various indices, typically LIBOR or the one-year Constant Maturity Treasury, or CMT, rate. These interest rates are subject to caps that limit the amount the applicable interest rate can increase during any year, known as an annual cap, and through the maturity of the security, known as a lifetime cap. Most of our adjustable and hybrid adjustable Agency Securities, but not all, have an initial 5% adjustment cap after the fixed period ends. The average annual cap, after the initial adjustment cap, on increases (or decreases) to the interest rates on our Agency Securities is typically, but not always, 2% per year. The typical average lifetime cap on increases to the interest rates on our Agency Securities is 5% from the initial stated rate, although in some cases it may be 6%.

Liabilities

We have entered into repurchase agreements to finance most of our Agency Securities. Our repurchase agreements are secured by our Agency Securities and bear interest at rates that have historically moved in close relationship to LIBOR. We had established borrowing relationships with several investment banking firms and other lenders, five of which we had done repurchase trades with as of March 31, 2010 and three of which we had done repurchases trades with as of December 31, 2009. We had outstanding balances under our repurchase agreements at March 31, 2010 and December 31, 2009 of $168.5 million and $46.4 million, respectively.

Derivative Instruments

We generally intend to mitigate as much of our interest rate risk as our manager deems prudent in light of market conditions and the associated costs. No assurance can be given that our interest rate contracts will have the desired beneficial impact on our results of operations or financial condition. We do not qualify for, and have not elected hedge accounting treatment under the authoritative guidance. Our policies do not contain specific requirements as to the percentages or amount of interest rate risk that our manager is required to mitigate.

Use of derivative instruments may fail to protect or could adversely affect us because, among other things:

•

available interest rate contracts may not correspond directly with the interest rate risk for which protection is sought;

•

the duration of the interest rate contracts may not match the duration of the related liability;

•

the party owing money on the interest rate contracts may default on its obligation to pay;

•

the credit quality of the party owing money on interest rate contracts may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•

the value of interest rate contracts may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value. Downward adjustments, or “mark-to-market losses,” would reduce our net income.

As of March 31, 2010 and December 31, 2009, we had entered into $60.0 million and $21.0 million, respectively, Eurodollar Futures swap equivalents traded in 716 and 292 individual contract transactions, respectively, designed to lock in some funding costs for financing activities associated with our assets in such a way as to help assure the realization of attractive net interest margins.  Such hedges are based on assumptions about prepayments which, if not realized, will cause hedge results to differ from expectations.  Eurodollar Futures are traded on the Chicago Mercantile Exchange (CME) and have limited counterparty risk because of daily mark-to-market and collateral requirements.  In addition, substantial credit support for the futures contracts is provided by the CME.

Results of Operations

We commenced our operations in November 2009 upon completion of the merger with Enterprise Acquisition Corp.  Our investment strategy requires a period of time to deploy investment capital. Consequently, comparison of quarter over quarter data, especially of gross numbers, may not be meaningful, or useful in predicting future results.

Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

Our primary source of income is the interest income we earn on our investment portfolio. Our net income attributable to stockholders for the quarter ended March 31, 2010 was $0.3 million, or $0.13 per weighted average share. This was a significant increase from the quarter ended March 31, 2009 of net loss of $(9,000) million or $0.00 per weighted average share. The main drivers of the difference were the implementation of ARMOUR’s investment strategy and the expenses related to the merger of Enterprise and ARMOUR.

Our net interest income for the quarter ended March 31, 2010 was $1.0 million compared to $0.1 million for the quarter ended March 31, 2009. As of March 31, 2010, our Agency Securities portfolio consisted of $180.4 million of securities, including $15.8 million of current carrying value of forward settle security sales. Our securities had an average yield of 3.06% and a cost of funds (including the effect of derivative instruments) of 0.38%. This resulted in a net interest margin (or spread) of 2.68% for the quarter ended March 31, 2010. The average yield of 3.06% and the net interest margin were significantly higher than the quarter ended March 31, 2009 because we implemented our investment strategy in Agency Securities on a leveraged basis. The average cost of funds incorporates repurchase placement fees as well as certain losses on derivative instruments incurred during the quarter ended March 31, 2010. The weighted average repurchase rate alone, excluding fees and interest rate risk mitigation was 27.4 basis points. For the quarter ended March 31, 2009 our investments were short term government bonds and had a yield of 0.06%.  We had no borrowings and no hedging costs. As a result, our net interest margin equaled our yield of 0.06%.

The yield on our assets is most significantly affected by the rate of repayments on our Agency Securities. Our rate of portfolio repayment for the quarter ended March 31, 2010 was 14.5% on a Constant Prepayment Basis (CPR). Our portfolio was not fully invested until January 26, 2010, so this represents less than a full quarter of prepayment reports on the entire invested portfolio.  We did not own Agency Securities as of the quarter ended March 31, 2009.  Our prepayment rates were significantly faster in March at 20.7% CPR versus 10.0% CPR in February principally due to Freddie Mac’s repurchase of all 120 day or more delinquent loans from its pools.  We expect that prepayment rates will be elevated over the next several months as Fannie Mae repurchases its 120 day or more delinquent loans.  Over the longer term, prepayment rates will likely be higher than recent history due to repurchases of loans that reach 120 day or more delinquency by Freddie Mac and Fannie Mae on a continuing basis.

As of March 31, 2010, our Agency Securities portfolio was purchased at a net premium to par value with a weighted average amortized cost, including settled and forward settled securities, of 104.03%, due to the average interest rates on these securities being higher than prevailing market rates.

The main indicator of our borrowing costs is 30-day LIBOR, which generally closely parallels the rates we pay on our repurchase agreements. LIBOR was 0.25% at March 31, 2010. During the quarter ended March 31, 2010, we realized expense related to our interest rate contracts of $6,654, as compared to no expense for the quarter ended March 31, 2009. We increased our total Eurodollar future swap equivalent notional amount from no amount during the quarter ended March 31, 2009 to $60.0 million at March 31, 2010 with a weighted average swap equivalent average rate of 1.79% and weighted average term of 35 months.

Our total operating expenses for the quarter ended March 31, 2010 were $0.3 million as compared to $0.2 million for the quarter ended March 31, 2009.

Fiscal Year Ended December 31, 2009 Compared to Fiscal Year Ended December 31, 2008

Our net loss attributable to stockholders not subject to possible conversion for the year ended December 31, 2009 was $(2.3) million, or $(0.11) per weighted average share. This was a significant decrease from the year ended December 31, 2008 of net income $0.6 million, or $0.02 per weighted average share. The main drivers of the difference were additional interest income attributable to a large number of stockholders that had their shares redeemed and the expenses related to the merger of Enterprise and ARMOUR.

Our net interest income for the year ended December 31, 2009 was $0.4 million compared to $5.4 million for the year ended December 31, 2008. As of December 31, 2009, our Agency Securities portfolio consisted of $60.1 million of settled securities and $58.5 million of unsettled securities, or commitments we had to buy securities for future settle dates. Our settled securities had an average yield of 4.59% and a cost of funds (including hedges) of 0.72%. This resulted in a net interest margin (or spread) of 3.86% for the year ended December 31, 2009. The average yield of 4.59% and the net interest margin are significantly higher than we estimate will be the case in the future as the securities that we owned as of December 31, 2009 had limited amortization expense during the average 18 day holding period in which we owned Agency Securities during 2009. The average cost of funds incorporates repurchase placement fees as well as certain hedging expenses incurred during the year ended December 31, 2009. The weighted average repurchase rate alone, excluding fees and hedges, was 26 basis points. For the year ended December 31, 2008, our investments had a yield of 2.17% and we had no borrowings. As a result, our net interest margin equaled our yield of 2.17%.

While the relative difference between our interest income and interest expense is more important to our performance than the absolute level of rates, the yield on our assets is a significant indicator of performance. Our gross yield in 2009, as stated above, is estimated to be lower in 2010 as we own securities over a longer period of time and normal amortization expense occurs. At the end of 2009, we had invested in Agency Securities with a weighted average coupon of 5.10% for those Agency Securities which had settled as of December 31, 2009. As of December 31, 2008, we primarily held cash for our investments.

After coupon rate, the yield on our assets is most directly affected by the rate of repayments on our Agency Securities. Our rate of portfolio repayment for the year ended December 31, 2009 was 8.6%. This represents just one month of prepayment reports the Agency Securities we owned in 2009. We did not own Agency Securities as of the year ended December 31, 2008. Low overall mortgage rates combined with U.S. government intervention in the mortgage market created a significant increase in residential mortgage refinancing, and is a risk to earnings in the future. At December 31, 2009, our portfolio of settled securities had an average dollar price of $105.23 per $100 of face value and an average dollar price of $104.07 for all securities, settled or not settled.

Our weighted average cost of funds (not including interest rate contracts and fees to AVM) for the year ended December 31, 2009 was 0.26%. There were no borrowings as of December 31, 2008. The main indicator of our borrowing costs is 30-day LIBOR, which generally closely parallels the rates we pay on our repurchase agreements. This rate (LIBOR) dropped throughout 2009, ending 2009 at 0.23%. In 2009, we realized expense related to our interest rate hedges of $720, as compared to no expense for the preceding year. We increased our total Eurodollar future swap equivalent notional amount from no amount at December 31, 2008 to $21.0 million at December 31, 2009 with a weighted average swap equivalent average rate of 2.22% and weighted average term of 42 months.

Our total operating expenses for the year ended December 31, 2009 were $2.0 million as compared to the previous year’s total expenses of $2.3 million.

We incurred substantial non-recurring expenses of $1.6 million in 2009 related to the merger of Enterprise and ARMOUR.

Fiscal Year Ended December 31, 2008 Compared to the Period from July 9, 2007 (inception) to December 31, 2007

Our net income attributable to stockholders not subject to possible conversion for the year ended December 31, 2008 was $0.5 million, or $0.02 per weighted average share. This was a significant decrease from the year ended December 31, 2007 of net income of $0.9 million, or $0.05 per weighted average share. The main driver of the difference was interest income attributable to a large number of stockholders that could possibly convert their shares being present in 2008 that was not present in 2007.

Our net interest income for the year ended December 31, 2008 was $5.4 million compared to $1.7 million for the year ended December 31, 2007. As of December 31, 2008, we did not own any Agency Securities. Our cash held in trust had an average yield of 2.18%. We did not have any borrowings or cost of funds. Therefore, out net interest margin (or spread) was also 2.18% for the year ended December 31, 2008. The average yield of 2.18% and the net interest margin are significantly lower than we estimate will be the case in the future as Enterprise only invested in short term government bonds and going forward we will implement our investment strategy in Agency Securities on a leveraged basis.

Our total operating expenses for the year ended December 31, 2008 were $2.3 million as compared to the previous year’s total expenses of $0.2 million. The significant difference between these two figures is due to the fact that Enterprise was formed in 2007 and did begin to incur significant expenses to consummate a merger transaction until 2008.

Liquidity and Capital Resources

Our primary sources of funds are borrowings under repurchase arrangements, monthly principal and interest payments on our investments, and cash generated from our operating results. Other sources of funds may include proceeds from equity and debt offerings and asset sales. We generally maintain liquidity to pay down borrowings under repurchase arrangements to reduce borrowing costs and otherwise efficiently manage our long-term investment capital. Because the level of these borrowings can be adjusted on a daily basis, the level of cash and cash equivalents carried on the balance sheet is significantly less important than our potential liquidity available under our borrowing arrangements. We currently believe that we have sufficient liquidity and capital resources available for the acquisition of additional investments, repayments on borrowings and the payment of cash dividends as required for continued qualification as a REIT.

Based on our current portfolio, leverage rate and available borrowing arrangements, we believe that our common equity, combined with cash flow from operations and available borrowing capacity, will be sufficient to enable us to meet anticipated short-term (one year or less) liquidity requirements such as to fund our investment activities, pay fees under our management agreement, fund our distributions to shareholders and general corporate expenses.

Our ability to meet our long-term (greater than one year) liquidity and capital resource requirements will be subject to obtaining additional debt financing and/or equity capital. We may increase our capital resources by obtaining long-term credit facilities or making public or private offerings of equity or debt securities, possibly including classes of preferred stock, common stock, and senior or subordinated notes. Such financing will depend on market conditions for capital raises and for the investment of any proceeds. If we are unable to renew, replace or expand our sources of financing on substantially similar terms, it may have an adverse effect on our business and results of operations.

We generally seek to borrow (on a recourse basis) between six and ten times the amount of our shareholders' equity, although we are not limited to that range. At March 31, 2010 and December 31, 2009, our total borrowings were approximately $168.5 million and $46.4 million (excluding accrued interest), respectively, which represented a leverage ratio of approximately 7.9:1 and 2.16:1, respectively. The March 31, 2010 leverage ratio was approximately our target level of leverage in current market conditions.

Our primary uses of cash are to purchase Agency Securities, pay interest and principal on our borrowings, fund our operations, and pay dividends. During the first quarter of 2010, we purchased for settlement in the first quarter $7.7 million of Agency Securities using proceeds from the merger transaction, repurchase agreements and cash. During the first quarter of 2010, we received cash of $6.6 million from prepayments and scheduled amortization on our investment securities. We had a net cash increase from our repurchase agreements of $45.9 million. We made cash interest payments of $0.09 on our borrowings in the first quarter as well. Part of funding our operations includes providing cash margin to offset liability balances on our interest rate contracts. This required $0.7 million of cash to be placed in a restricted account with our counterparty as of the end of the first quarter 2010. As the long term outlook for rates increases, and as time passes, we expect to receive this cash back.

During 2009, we purchased for either settlement in 2009 or for settlement in 2010 $118.6 million of Agency Securities using proceeds from the merger transaction, repurchase agreements and cash. During 2009, we received cash of $0.2 million from prepayments and scheduled amortization on our investment securities. We had a net cash increase from our repurchase agreements of $46.4 million. We did not make any cash interest payments on our borrowings in 2009. Part of funding our operations includes providing cash margin to offset liability balances on our interest rate mitigation. This required $0.3 million of cash to be placed in a restricted account with our counterparty as of the end of 2009. As the long term outlook for rates increases, and as time passes, we expect to receive this cash back.

In response to the growth of our Agency Securities portfolio and to the relatively weak financing market, we have continued to pursue additional lending counterparties in order to help increase our financial flexibility and ability to withstand periods of contracting liquidity in the credit markets. Currently, we have Master Repurchase Agreements, which are uncommitted repurchase facilities with eight lending counterparties to finance this portfolio, subject to certain conditions, and have borrowings outstanding with five of these counterparties.

On April 29, 2010, we paid a first quarter 2010 cash dividend of $0.40, or $0.9 million in the aggregate, per common share to holders of record on March 15, 2010.

Our board of directors will continue to evaluate our dividend policy each quarter and will make adjustments as necessary, based on a variety of factors, including, among other things, the need to maintain our REIT status, our financial condition, liquidity, earnings projections and business prospects.  Our dividend policy does not constitute an obligation to pay dividends, which only occurs when our board of directors declares a dividend.

We intend to make distributions to our stockholders to comply with the various requirements to maintain our REIT status and to minimize or avoid corporate income tax and the nondeductible excise tax. However, REIT taxable income is calculated according to the requirements of the Code rather than GAAP which can cause differences between GAAP income reported by us and taxable income calculated to determine distribution requirements to stockholders. These differences are primarily due to non-taxable unrealized changes in the value of our interest rate risk mitigation. These differences may be large and can be either positive or negative variances from GAAP income. In addition, differences in timing between the recognition of REIT taxable income and the actual receipt of cash could require us to sell assets or to borrow funds on a short-term basis to meet the REIT distribution requirements and to avoid corporate income tax and the nondeductible excise tax.

Off-Balance Sheet Arrangements

As of March 31, 2010 and December 31, 2009, we did not maintain any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, or special purpose or variable interest entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, as of March 31, 2010 and December 31, 2009, we had not guaranteed any obligations of any unconsolidated entities or entered into any commitment or intent to provide funding to any such entities.

Liquidity Sources—Repurchase Facilities

The following table presents certain information regarding our risk exposure on our repurchase agreements as of March 31, 2010:

Repurchase Agreement Counterparties	Amount Outstanding	Amount at Risk(1)	Weighted Average Maturity of Repurchase Agreements in Days	Percent of Total Amount Outstanding
MF Global	$66,434,000	$3,425,353	55	39.4%
Goldman Sachs	43,508,000	2,091,153	26	25.8
Nomura	26,340,093	1,199,539	26	15.6
South Street Securities	25,957,000	1,483,654	72	15.4
Jefferies	6,286,000	327,100	23	3.8
Total	$168,525,093	$8,526,799		100.0%

(1)	Equal to the fair value of securities sold, plus accrued interest income, minus the sum of repurchase agreement liabilities, plus accrued interest expense.

The following table presents certain information regarding our risk exposure on our repurchase agreements as of December 31, 2009:

Repurchase Agreement Counterparties	Amount Outstanding	Amount at Risk(1)	Weighted Average Maturity of Repurchase Agreements in Days	Percent of Total Amount Outstanding
Goldman Sachs	$31,692,000	$1,683,203	81	68.3%
MF Global	10,730,188	385,340	22	23.1
South Street Securities	3,966,414	131,489	25	8.6
Total	$46,388,602	$2,200,032		100.0%

(1)	Equal to the fair value of securities sold, plus accrued interest income, minus the sum of repurchase agreement liabilities, plus accrued interest expense.

As of March 31, 2010, the weighted average margin requirement, or the percentage amount by which the collateral value must exceed the loan amount under all our repurchase agreements was approximately 5.2% (weighted by borrowing amount). As of December 31, 2009, the weighted average margin requirement, under all our repurchase agreements was approximately 5.4%. Declines in the value of our Agency Securities portfolio can trigger margin calls by our lenders under our repurchase agreements. An event of default or termination event under the standard master repurchase agreement would give our counterparty the option to terminate all repurchase transactions existing with us and require any amount due by us to the counterparty to be payable immediately.

The residential mortgage market in the United States has recently experienced difficult economic conditions including:

•

increased volatility of many financial assets, including Agency Securities and other high-quality RMBS assets;

•

increased volatility and deterioration in the broader residential mortgage and RMBS markets; and

•

significant disruption in financing of RMBS.

If these conditions persist, our lenders may be forced to exit the repurchase market, become insolvent or further tighten lending standards or increase the amount of required equity capital or the weighted average margin requirement, or the percentage amount by which the collateral value must exceed the loan amount, any of which could make it more difficult or costly for us to obtain financing.

Effects of Margin Requirements, Leverage and Credit Spreads

Our Agency Securities have values that fluctuate according to market conditions and, as discussed above, the market value of our Agency Securities will decrease as prevailing interest rates or credit spreads increase. When the value of the securities pledged to secure a repurchase loan decreases to the point where the positive difference between the collateral value and the loan amount is less than the weighted average margin requirement, or the percentage amount by which the collateral value must exceed the loan amount, our lenders may issue a margin call, which means that the lender will require us to pay the margin call in cash or pledge additional collateral to meet that margin call. Under our repurchase facilities, our lenders have full discretion to determine the value of the Agency Securities we pledge to them. Most of our lenders will value securities based on recent trades in the market. Lenders also issue margin calls as the published current principal balance factors change on the pool of mortgages underlying the securities pledged as collateral when scheduled and unscheduled pay downs are announced monthly.

We experience margin calls in the ordinary course of our business, and under certain conditions, such as during a period of declining market value for Agency Securities, we may experience margin calls monthly or more frequently. In seeking to manage effectively the margin requirements established by our lenders, we maintain a position of cash and unpledged securities. We refer to this position as our liquidity. The level of liquidity we have available to meet margin calls is directly affected by our leverage levels, our weighted average margin requirement, or the percentage amount by which the collateral value must exceed the loan amount, and the price changes on our securities. If interest rates increase as a result of a yield curve shift or for another reason or if credit spreads widen, the prices of our collateral (and our unpledged assets that constitute our liquidity) will decline, we will experience margin calls, and we will use our liquidity to meet the margin calls. There can be no assurance that we will maintain sufficient levels of liquidity to meet any margin calls. If the percentage amount by which the collateral value must exceed the loan amount increase, our liquidity will proportionately decrease. In addition, if we increase our borrowings, our liquidity will decrease by the amount of additional percentage amount on the increased level of indebtedness.

We intend to maintain a level of liquidity in relation to our assets that enables us to meet reasonably anticipated margin calls but that also allows us to be substantially invested in Agency Securities. We may misjudge the appropriate amount of our liquidity by maintaining excessive liquidity, which would lower our investment returns, or by maintaining insufficient liquidity, which would force us to liquidate assets into unfavorable market conditions and harm our results of operations and financial condition.

Critical Accounting Policies

A summary of our critical accounting policies is included in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2009. There have been no significant changes to those policies during 2010.

Inflation

Virtually all of our assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more than inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and any distributions we may make will be determined by our Board based in part on our REIT taxable income as calculated according to the requirements of the Code; in each case, our activities and balance sheet are measured with reference to fair value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to shareholders to realize attractive risk-adjusted returns through ownership of our capital stock. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate, Cap, and Mismatch Risk

We invest in adjustable rate, hybrid and fixed rate Agency Securities. Hybrid mortgages are adjustable rate mortgages, or ARMs, that have a fixed interest rate for an initial period of time (typically three years or greater) and then convert to an adjustable rate for the remaining loan term. Our debt obligations are generally repurchase agreements of limited duration that are periodically refinanced at current market rates.

ARM-related assets are typically subject to periodic and lifetime interest rate caps that limit the amount an ARM-related asset's interest rate can change during any given period. ARM securities are also typically subject to a minimum interest rate payable. Our borrowings are not subject to similar restrictions. Hence, in a period of increasing interest rates, interest rates on our borrowings could increase without limitation, while the interest rates on our mortgage-related assets could be limited. This problem would be magnified to the extent we acquire Agency Securities that are not fully indexed. Further, some ARM-related assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would negatively impact our liquidity, net income and our ability to make distributions to stockholders.

We fund the purchase of a substantial portion of our ARM-related assets with borrowings that have interest rates based on indices and repricing terms similar to, but of shorter maturities than, the interest rate indices and repricing terms of our mortgage assets. Thus, we anticipate that in most cases the interest rate indices and repricing terms of our mortgage assets and our funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. During periods of changing interest rates, such interest rate mismatches could negatively impact our net interest income, dividend yield and the market price of our common stock. Most of our adjustable rate assets are based on the one-year constant maturity treasury rate and the one-year LIBOR rate and our debt obligations are generally based on LIBOR. These indices generally move in the same direction, but there can be no assurance that this will continue to occur.

Our ARM-related assets and borrowings reset at various different dates for the specific asset or obligation. In general, the repricing of our debt obligations occurs more quickly than on our assets. Therefore, on average, our cost of funds may rise or fall more quickly than does our earnings rate on the assets.

Further, our net income may vary somewhat as the spread between one-month interest rates, the typical term for our repurchase agreements and six- and twelve-month interest rates, the typical reset term of adjustable rate Agency Securities, varies.

Prepayment Risk

As we receive repayments of principal on our Agency Securities from prepayments and scheduled payments, premiums paid on such securities are amortized against interest income and discounts are accreted to interest income as realized. Premiums arise when we acquire Agency Securities at prices in excess of the principal balance of the mortgage loans underlying such Agency Securities. Conversely, discounts arise when we acquire Agency Securities at prices below the principal balance of the mortgage loans underlying such Agency Securities. To date, all of our Agency Securities have been purchased at a premium.

Interest Rate Risk and Effect on Market Value Risk

Another component of interest rate risk is the effect changes in interest rates will have on the market value of our Agency Securities. We face the risk that the market value of our Agency Securities will increase or decrease at different rates than that of our liabilities, including our derivative instruments.

We primarily assess our interest rate risk by estimating the effective duration of our assets and the effective duration of our liabilities and by estimating the time difference between the interest rate adjustment of our assets and the interest rate adjustment of our liabilities. Effective duration essentially measures the market price volatility of financial instruments as interest rates change. We generally estimate effective duration using various financial models and empirical data. Different models and methodologies can produce different effective duration estimates for the same securities.

The sensitivity analysis tables presented below show the estimated impact of an instantaneous parallel shift in the yield curve, up and down 50 and 100 basis points, on the market value of our interest rate-sensitive investments and net interest income, at March 31, 2010 and December 31, 2009, assuming a static portfolio. When evaluating the impact of changes in interest rates, prepayment assumptions and principal reinvestment rates are adjusted based on our manager's expectations. The analysis presented utilized assumptions, models and estimates of the manager based on the manager's judgment and experience.

As of March 31, 2010

Change in Interest rates	Percentage Change in Projected Net Interest Income	Percentage Change in Projected Portfolio Value Including Interest Rate Risk Mitigaton
1.00%	(12.96)%	(1.79)%
0.50%	(5.81)%	(0.79)%
(0.50)%	(0.36)%	0.38%
(1.00)%	(4.34)%	0.28%

As of December 31, 2009

Change in Interest rate	Percentage Change in Projected Net Interest Income	Percentage Change in Projected Portfolio Value Including Interest Rate Risk Mitigation
1.00%	(6.09)%	(1.12)%
0.50%	(2.73)%	(0.55)%
(0.50)%	(1.12)%	0.78%
(1.00)%	(3.89)%	0.99%

While the table above reflects the estimated immediate impact of interest rate increases and decreases on a static portfolio, we rebalance our portfolio from time to time either to seek to take advantage of or reduce the impact of changes in interest rates. It is important to note that the impact of changing interest rates on market value and net interest income can change significantly when interest rates change beyond 100 basis points from current levels. Therefore, the volatility in the market value of our assets could increase significantly when interest rates change beyond amounts shown in the table above. In addition, other factors impact the market value of and net interest income from our interest rate-sensitive investments and derivative instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, interest income would likely differ from that shown above, and such difference might be material and adverse to our shareholders.

The above table quantifies the potential changes in net interest income and portfolio value, which includes the value of our interest rate risk mitigation, should interest rates immediately change. Given the low level of interest rates at March 31, 2010 and December 31, 2009, we applied a floor of 0% for all anticipated interest rates included in our assumptions. Due to presence of this floor, it is anticipated that any hypothetical interest rate decrease would have a limited positive impact on our funding costs beyond a certain level; however, because prepayments speeds are unaffected by this floor, it is expected that any increase in our prepayment speeds (occurring as a result of any interest rate decrease or otherwise) could result in an acceleration of our premium amortization and the reinvestment of such prepaid principal in lower yielding assets. As a result, the presence of this floor limits the positive impact of any interest rate decrease on our funding costs. Therefore, at some point hypothetical interest rate decreases could cause the fair value of our financial instruments and our net interest income to decline.

Market Value Risk

All of our Agency Securities are classified as available for sale assets. As such, they are reflected at fair value (i.e., market value) with the periodic adjustment to fair value (that is not considered to be an other than temporary impairment) reflected as part of “Accumulated other comprehensive income” that is included in the equity section of our balance sheet. The market value of our assets can fluctuate due to changes in interest rates and other factors.

Liquidity Risk

Our primary liquidity risk arises from financing long-maturity Agency Securities with short-term debt. The interest rates on our borrowings generally adjust more frequently than the interest rates on our adjustable rate Agency Securities. Accordingly, in a period of rising interest rates, our borrowing costs will usually increase faster than our interest earnings from Agency Securities.

BUSINESS

Overview

We are a Maryland corporation that intends to elect to be a REIT for U.S. federal tax purposes, commencing with our fiscal year ended December 31, 2009.  We are externally managed by ARRM, an entity affiliated with our executive officers.  We invest primarily in hybrid adjustable rate, adjustable rate and fixed rate RMBS issued or guaranteed by U.S. Government-chartered entities.   The entities issuing or guaranteeing the Agency Securities include:

•

Fannie Mae;

•

Freddie Mac; or

•

Ginnie Mae.

From time to time, a portion of our portfolio may be invested in Agency Debt.   Agency Debt includes:

•

U.S. Treasuries; and

•

money market instruments.

We seek attractive long-term investment returns by investing our equity capital and borrowed funds in our targeted asset class. We earn returns on the spread between the yield on our assets and our costs, including the interest cost of the funds we borrow, after giving effect to our interest rate risk mitigation.

When acquiring Agency Securities, we often finance our acquisitions with borrowings under a series of short-term repurchase agreements at the most competitive interest rates available to us and then cost-effectively mitigate our interest rate risk and other risks based on our entire portfolio of assets, liabilities and derivatives and our management's view of the market.  Successful implementation of this approach requires us to address interest rate risk, maintain adequate liquidity and mitigate effectively.

Our Manager

We are managed by ARRM, a Delaware limited liability company, pursuant to a management agreement between us and ARRM.  As an externally-managed company, we depend on the diligence, experience and skill of ARRM for the selection, acquisition, structuring, interest rate risk mitigation and monitoring of our Agency Securities and Agency Debt and associated borrowings.  We do not have any employees whom we compensate directly with salaries or other compensation.  ARRM currently has four full-time employees.

The management agreement requires ARRM to manage our business affairs in conformity with certain restrictions contained therein, including any material operating policies adopted by us. ARRM's role as manager is subject to the direction and oversight of our board of directors.   ARRM is responsible for:

•

advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments;

•

evaluating the duration risk and prepayment risk of our investments and arranging borrowing and interest rate risk mitigation strategies; and

•

coordinating our capital raising activities.

In conducting these activities, ARRM also advises us on the formulation of, and implements, our operating strategies and policies, arranges for our acquisition of assets, monitors the performance of our assets, arranges for various types of financing and interest rate risk mitigation strategies, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for our management and our  assets (other than assets solely being managed by any other manager).

Our Assets

Since our formation, our assets have been invested entirely in Agency Securities.  As of March 31, 2010, our Agency Security portfolio, including both trades that had settled and forward settling trades that we had committed to settle, consisted of approximately $180.4 million, in market value, of Agency Securities with initial fixed-interest rate periods of three years, five years, seven years, ten years and 15 years.

Our Borrowings

We borrow against our Agency Securities using repurchase agreements.  These borrowings generally have maturities that may range from one month or less to up to one year, although occasionally we may enter into longer dated borrowing agreements to more closely match the rate adjustment period of the securities we own. Our total repurchase indebtedness was approximately $168.5 million at March 31, 2010, and had a weighted average maturity of 44 days. Depending on market conditions, we may enter into additional repurchase arrangements with similar longer-term maturities or a committed borrowing facility. Our borrowings are generally between six and ten times the amount of our stockholders' equity, but we are not limited to that range. The level of our borrowings may vary periodically depending on market conditions. Despite recent credit market developments and prevailing trends, we believe Agency Securities will continue to be eligible for financing in the repurchase agreement market.

Our Interest Rate Risk Mitigation

Our interest rate risk mitigation strategies are designed to reduce the impact on our income caused by the potential adverse effects of changes in interest rates on our assets and liabilities. Subject to complying with REIT requirements, we use derivative instruments to mitigate the risk of adverse changes in interest rates on the value of our assets as well as the differences between the interest rate adjustments on our assets and borrowings. These strategies primarily consist of purchasing or selling futures contracts and may also include entering into interest rate swap agreements, interest rate cap or floor agreements, purchasing put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements. Although we are not legally bound to use interest rate risk mitigation strategies, we intend to limit our use of derivative instruments to only those techniques described above and to enter into derivative instrument transactions only with counterparties that we believe have a strong credit rating to help mitigate the risk of counterparty default or insolvency. These transactions are entered into solely for the purpose of mitigating interest rate risk and prepayment risk and not for speculative purposes.  Since we will not qualify for hedge accounting treatment as prescribed by GAAP, our operating results may reflect greater volatility than otherwise would be the case, because gains or losses on the derivative instrument transactions may not be offset by changes in the fair values or cash flows of the related investment or borrowing transactions within the same accounting period, or ever.

Our Strategy and Competitive Advantages

Our objective is to realize attractive risk-adjusted returns to our stockholders over the long-term through selective acquisition of Agency Securities combined with strategic applications of leverage management, risk management and interest rate management strategies.  We believe we possess the core strengths that will enable us to realize our objectives and provide us with competitive advantages in the marketplace.  Our core strengths include:

Significant Experience of Our Management Team

We believe that the extensive experience of our management team at ARRM provides us with significant expertise across our target assets. Messrs. Ulm and Zimmer have extensive experience in favorable and unfavorable economic cycles and in securities trading, interest rate risk mitigation, asset/liability management and analysis and leveraged mortgage finance.

The senior members of our research and investment team have an aggregate of 48 years of experience in mortgage-backed securities investing, including experience in performing advisory services for investment banks, funds, other investment vehicles and other managed and discretionary accounts.  Mr. Ulm has 23 years of structured finance and debt capital markets experience, including mortgage-backed securities. Mr. Ulm has advised numerous U.S., European and Asian financial institutions and corporations on balance sheet and capital raising matters. Mr. Zimmer has significant experience in the mortgage-backed securities market over a 25 year period.

Disciplined Relative Value Investment Approach

We follow a disciplined security selection process and are, in essence, a relative value investor in Agency Securities. ARRM uses a cross-product approach, conducting top-down market assessments with respect to various subsets of the Agency Securities market in order to identify the most attractive segments and investment opportunities consistent with our portfolio objectives and risk management strategy. In employing this detailed analysis, ARRM seeks to identify the best values available in Agency Securities. We select our Agency Securities based on extensive analysis including factors such as prepayment trends, average remaining life, amortization schedules, fixed versus floating interest rates, geographic concentration, property type, loan-to-value ratios and credit scores. Considering the large size of the Agency Securities market, we believe we can be very selective with our investments and buy only the securities we deem to be the most attractive.

Portfolio Construction

We anticipate that returns to our stockholders will be realized over the long-term primarily through the distribution of dividends and secondarily through capital appreciation.  We intend to realize returns to our investors by constructing a well-balanced portfolio consisting primarily of shorter duration Agency Securities with a focus on managing various associated risks, including interest rate, prepayment, and financing risk. ARRM uses its fixed income expertise across the range of asset classes within the Agency Securities markets to build a portfolio that seeks to balance income, cash, capital, leverage and the aforementioned risks. Through the careful and disciplined selection of assets, and continual portfolio monitoring, we believe we can build and maintain an investment portfolio that provides value to stockholders over time, both in absolute terms and relative to other Agency Securities portfolios.

Analytical Tools, Infrastructure and Expertise

ARRM's experienced investment team constructs and manages our Agency Securities investment portfolio through the use of focused qualitative and quantitative analysis, which helps us manage risk on a security-by-security and portfolio basis.  We rely on a variety of analytical tools and models to assess our investments and risk management. We focus on in-depth analysis of the numerous factors that influence our target assets, including:

•

fundamental market and sector review;

•

cash flow analysis;

•

controlled risk exposure; and

•

prudent balance sheet management.

We also use these tools to guide the interest rate risk mitigation strategies developed by ARRM to the extent consistent with the requirements for qualification as a REIT.

Extensive Relationships and Experience of ARRM

ARRM maintains extensive relationships with financial intermediaries including prime brokers, investment banks, broker-dealers and asset custodians. We believe these relationships enhance our ability to source, finance, protect and mitigate our investments, interest rate risk and, thus, enable us to succeed in various credit and interest rate environments. ARRM’s management has many years of experience and well-established contacts within the Agency Securities, capital and financing markets, and are able to bring their personal relationships to bear for our benefit and the benefit of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We intend to elect to qualify and be taxed as a REIT under the Code, commencing with our taxable year ended December 31, 2009.  Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that following consummation of this offering, our intended manner of operation and corporate structure and stockholder ownership will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act Exemption

We conduct our business so as not to become regulated as an investment company under the 1940 Act. If we were to fall within the definition of an investment company, we would be unable to conduct our business as described in this prospectus.

Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act also defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, in Section 3(a)(1)(C) of the 1940 Act, as defined above, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

To avoid registration as an investment company, we rely on the exclusion provided by Section 3(c)(5)(C) of the 1940 Act. To qualify for the exclusion, we intend to make investments so that at least 55% of the assets we own consist of “qualifying assets” and so that at least 80% of the assets we own consist of qualifying assets and real estate related assets. We generally expect that our investments in Agency Securities will be treated as either qualifying assets or real estate related assets under Section 3(c)(5)(C) of the 1940 Act in a manner consistent with the SEC staff no-action letters. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency Securities that are considered the functional equivalent of mortgage loans for the purposes of the 1940 Act. We invest at least 55% of our assets in whole pool Agency Securities that constitute qualifying assets in accordance with SEC staff guidance and at least 80% of our assets in qualifying interests plus other real estate related assets.  Other real estate related assets would consist primarily of non-whole pool Agency Securities and funds awaiting investment. As a result of the foregoing restrictions, we are limited in our ability to make or dispose of certain investments. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. These restrictions could also result in us holding assets we might wish to sell or selling assets we might wish to hold. Although we intend to monitor our portfolio relying on the Section 3(c)(5)(C) exclusion periodically and prior to each acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion.

To the extent that we elect in the future to conduct our operations through wholly-owned subsidiaries, such business will be conducted in such a manner as to ensure that we do not meet the definition of investment company under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the 1940 Act. All wholly-owned subsidiaries that we elect to conduct our business through would qualify for the Section 3(c)(5)(C) exclusion discussed above and we would, accordingly, qualify for the Section 3(a)(1)(C) exemption because less than 40% of the value of our total assets on an unconsolidated basis would consist of investment securities. We intend to monitor our portfolio periodically to insure compliance with the 40% test. In such case, we would be a holding company which conducts business exclusively through wholly-owned subsidiaries and we would be engaged in the non-investment company business of our subsidiaries.

Restrictions on Ownership of our Common Stock

To assist us in complying with the REIT limitations on the concentration of ownership imposed by the Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code (including deemed ownership of shares underlying warrants or options to purchase sotck), more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with certain representations and undertakings required by our charter and other evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things: (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT; and (2) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons.

We believe that, based on our current stockholder concentration, upon completion of this offering, the 5/50 test will be met. If we fail to maintain qualification as a REIT, we would be exposed to additional risks, including those risks described in the section of this prospectus entitled “Risks--Federal Income Tax Risks”.

Our board may exempt a person from our charter’s restrictions on ownership of stock or warrants. Currently, there are holders of our capital stock and/or warrants whose ownership exceeds the thresholds set forth in our charter. We currently are in the process of granting waivers from the charter requirements for such holders where, based on representations, covenants and agreements received from such holders, we determine that such waivers would not jeopardize our status as a REIT.

Policy With Respect to Dividends and Distributions

As required in order to maintain our qualification as a REIT for U.S. federal income tax purposes, we intend to distribute with respect to each year at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to pay regular quarterly dividends of all or substantially all of our taxable income to holders of our common stock out of assets legally available for such purposes. We are not restricted from using the proceeds of equity or debt offerings to pay dividends, but we do not intend to do so. The timing and amount of any dividends we pay to holders of our common stock will be at the discretion of our Board and will depend upon various factors, including our earnings and financial condition, maintenance of REIT status, applicable provisions of the Maryland General Corporation Law, or MGCL, and such other factors as our Board deems relevant.

Policies With Respect To Certain Other Activities

If, when applicable, we determine that additional funding is required, we may raise such funds through equity offerings (including preferred equity), unsecured debt securities, convertible securities (including warrants, preferred equity and debt) or the retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT taxable income) or a combination of these methods.

In the event that we determine to raise additional equity capital, we have the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as we deem appropriate, at any time.

Competition

Our success depends, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring Agency Securities, we compete with mortgage REITs, mortgage finance and specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. Many of these organizations have greater financial resources and access to lower costs of capital than we do.  In addition, there are numerous mortgage REITs with similar asset acquisition objectives, including Agency Securities, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of mortgage assets suitable for purchase.

In addition, the U.S. Federal Reserve had initiated a program to purchase $200.0 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $1.3 trillion in Agency Securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The U.S. Federal Reserve stated that its actions were intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn was expected to support housing markets and foster improved conditions in financial markets more generally.

The purchase program was completed on March 31, 2010. It is unclear the degree to which the completion of this program and withdrawal of substantial demand for Agency Securities by the Federal Reserve will affect the price and liquidity of Agency Securities. We are unable to predict whether or when the US Treasury or the Federal Reserve will make further interventions in the Agency Securities markets, or what impact, if any; such action could have on the Agency Securities market, the Agency Securities we hold, our business, results of operations and financial condition. It is unclear the timing or manner in which the Federal Reserve might dispose of the Agency Securities it has acquired and, consequently, any impact on the Agency Securities market and the Agency Securities we hold.

Corporate Background

We were incorporated in the state of Maryland on February 5, 2008.

On July 29, 2009, we and ARMOUR Merger Sub Corp., a Delaware corporation and our wholly-owned subsidiary, which we refer to as Merger Sub Corp., entered into a merger agreement with Enterprise Acquisition Corp., a Delaware blank check company, which we refer to as Enterprise.  The merger agreement provided for two primary transactions: (i) the merger of Merger Sub Corp. with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR, and (ii) ARMOUR becoming the new publicly-traded corporation of which the holders of Enterprise securities would be security holders.

Enterprise was incorporated on July 9, 2007 in order to serve as a vehicle for the acquisition of one or more operating businesses.

In July 2007, Enterprise issued an aggregate of 7,187,500 shares of common stock, which we refer to as the Initial Shares, to SBBC, an affiliate of Messrs. Bell and Stanton, two of our directors, and three of Enterprise's directors, who together with SBBC we refer to as the Founders.

On November 6, 2007, SBBC purchased an aggregate of 7,500,000 warrants, which we refer to as Insider Warrants, from Enterprise in a private placement transaction at a purchase price of $1.00 per Insider Warrant, which we refer to as the Private Placement.

On November 14, 2007, Enterprise completed its initial public offering, which we refer to as the IPO, of 25,000,000 units pursuant to a registration statement (File No. 333-145154), resulting in total gross proceeds of $250,000,000.  Each unit sold in the IPO consisted of one share of common stock, par value $0.0001 per share, and one warrant exercisable for an additional share of common stock. The managing underwriters for the IPO were UBS Securities LLC and Ladenburg Thalmann & Co. Inc., the representative of the underwriters in this offering.  The net proceeds after offering expenses of the IPO and the Private Placement was $247,575,000, which was placed in a trust account maintained at Continental Stock Transfer & Trust Company.

In connection with the IPO, the Founders placed the Initial Shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The Initial Shares were not to be released from escrow until one year after the consummation of a Business Combination, or earlier if, following a Business Combination, the company consummated a subsequent liquidation, merger, stock exchange or other similar transaction which results in stockholders having the right to exchange their shares for cash, securities or other property.

On November 28, 2007, the underwriters in the IPO decided not to exercise its over-allotment option to purchase an additional 3,000,000 units. Pursuant to the escrow agreement, SBBC forfeited an aggregate of 937,500 shares of common stock. Accordingly, the Founders collectively held 6,250,000 shares of common stock.

On November 5, 2009, the stockholders of Enterprise approved certain proposals to: (i) amend Enterprise's amended and restated certificate of incorporation to allow for the Business Combination and (ii) adopt the merger agreement and approve the Business Combination.

On November 6, 2009, Merger Sub Corp. merged with and into Enterprise pursuant to the merger agreement.  As a result of the Business Combination, we became a public company.  In connection with the closing, the holders of Enterprise common stock and warrants became holders of the securities of ARMOUR after the Business Combination in the same proportion as their holdings in Enterprise immediately before the Business Combination, except as (i) increased by (A) the cancellation of an aggregate of 6,150,000 Initial Shares by the Founders, (B) conversion of 11,890,903 shares of Enterprise common stock by holders thereof who exercised the right to have their shares converted into funds held in the trust account at a value of $9.98 per share and (C) the purchase of 13,209,097 shares pursuant to forward contract arrangements that provided for Enterprise to purchase such shares after the closing of the Business Combination at a price of $9.98 per share.  The remaining 100,000 Initial Shares that were not cancelled continue to be held in escrow pursuant to the escrow agreement with Continental Stock Transfer & Trust Company.  Upon completion of the transaction, we now have 2,304,054 shares of common stock outstanding. At the closing of the IPO, Enterprise had paid an underwriting fee of $9.1 million to the underwriters, including Ladenburg Thalmann & Co, and committed to pay a deferred fee of $8.4 million to the underwriters upon the completion of the Business Combination. However, upon the completion of the Business Combination, the $8.4 million of deferred underwriting fees were settled for a cash payment of $300,000 and the balance was waived by the underwriters.

In addition, in connection with the closing of the business combination, Enterprise and ARMOUR entered into a supplement and amendment to the agreement that governs the public warrants, the terms of which, among other things, (i) increased the exercise price of the warrants from $7.50 per share to $11.00 per share, (ii) extended the expiration date of the warrants from November 7, 2012 to November 7, 2013 and (iii) limited a holder's ability to exercise warrants to ensure that such holder's Beneficial Ownership or Constructive Ownership (each term as defined in our charter) do not exceed the restrictions contained in the charter limiting the ownership of shares of our common stock.

At the closing of the merger with Enterprise, Enterprise had $249.5 million in cash.  Of such amount, $226.5 million was used to pay stockholders who elected to exercise their conversion rights into a pro rata portion of the trust account or who sold their shares to Enterprise pursuant to forward contract arrangements.  The remaining funds have been invested by us in either Agency Securities or money market instruments (primarily deposits at federally chartered banks).

Prior Experience of Mr. Zimmer in Managing Agency Securities Portfolios

Scott J. Ulm and Jeffrey J. Zimmer currently manage the business of ARRM.  In September of 2003, Mr. Zimmer and partners (not including Mr. Ulm) formed Bimini Mortgage Management, Inc. (“Bimini”) to manage a leveraged investment portfolio of Agency Securities. Bimini conducted private placements of its Class A common stock in which it raised aggregate net proceeds (after commissions and expenses) of approximately $141.7 million between December 2003 and February 2004. In September 2004, Bimini completed the initial public offering of shares of its Class A common stock, in which it raised approximately $75.9 million in net proceeds. In December 2004, Bimini completed a follow-on public offering of its Class A common stock, in which is raised approximately $66.7 million in net proceeds.

From December 2003 through November 2, 2005 Bimini operated solely as a REIT and invested only in Agency Securities.  As of early November 2005, Bimini had approximately 10 employees operating from one office in Vero Beach, Florida, managing more than $4 billion in Agency Securities and cash assets.

On November 3, 2005, Bimini acquired Opteum Financial Services, LLC (“Opteum”), a mortgage company focused on origination of “ALT-A” mortgages.  At that time, Opteum had more than 35 offices nationwide and approximately 1,000 employees.  In the first quarter of 2006, Bimini changed its name to Opteum to reflect the new nature of its business under a known enterprise name in the mortgage origination field. Although the company continued to manage a leveraged portfolio of Agency Securities, from closing of the acquisition of Opteum in November 2005 until the mortgage company was closed in the spring of 2007, the mortgage origination business was the primary user of cash flow of the company.  The company had GAAP losses from the time Opteum was acquired until the mortgage company was closed, during which period most of the equity of the company was lost. At the same time, through the end of 2008, little cash was reinvested into the Agency Securities business and the portfolio declined from approximately $4 billion to approximately $600 million in assets. On September 28, 2007, Opteum changed its name to Bimini Capital Management, Inc. (“Bimini Capital”).

Set forth below is a table showing the performance of Bimini Capital during the period in which Mr. Zimmer was associated with the company. Additional information regarding Bimini Capital is set forth in the most recent Annual Report on Form 10-K of Bimini Capital. ARMOUR will provide upon request, for no fee, the Annual Report on Form 10-K of Bimini Capital, and, for a reasonable fee, the exhibits to such Form 10-K.

	BIMINI AS AN AGENCY ONLY REIT
	2004				2005
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Revenue and Income
Interest Income (in millions)	$7.19	$10.96	$11.02	$20.46	$31.07	$36.75	$43.57
Interest Expense (in millions)	$(2.74)	$(4.34)	$(4.25)	$(10.83)	$(19.84)	$(26.45)	$(33.51)
Trading Account Profit or (Loss) (in millions)	$-	$-	$0.12	$(0.03)	$1.98	$-	$0.01
Net Revenue (in millions)	$4.46	$6.62	$6.89	$9.61	$13.21	$10.30	$10.08
Non-Interest Expense (in millions)	$(0.51)	$(1.05)	$(1.14)	$(2.01)	$(2.30)	$(2.08)	$(2.20)
Operating Income (in millions)	$3.94	$5.57	$5.75	$7.60	$10.91	$8.22	$7.88
Net Income (in millions)	$3.94	$5.57	$5.75	$7.60	$10.91	$8.22	$7.88
Net Income Available to Common Shareholders (in millions)	$3.94	$5.57	$5.75	$7.60	$10.91	$8.22	$7.88

Per Share Income
Diluted Earnings Per Share	$0.39	$0.52	$0.51	$0.44	$0.52	$0.39	$0.37
Dividends Paid Per Share (1)	$0.39	$0.52	$0.52	$0.54	$0.53	$0.40	$0.38

Portfolio and Liability Information
Average Investment Securities Held During Quarter (in billions)	$0.87	$1.51	$1.57	$2.31	$3.14	$3.59	$3.87
Average Balance of Repurchase Agreements During Quarter (in billions)	$0.82	$1.45	$1.50	$2.16	$2.98	$$3.45	$$3.72
Annualized Average Cost of Funds	1.34%	1.20%	1.13%	2.00%	2.65%	3.02%	3.48
Net Interest Spread	1.96%	1.70%	1.67%	1.55%	1.31%	1.07%	1.03

		BIMINI AS AN AGENCY ONLY REIT
		2004					2005
		Q1		Q2	Q3	Q4	Q1	Q2	Q3
Assets and Liabilities
Total Assets (in millions)		$1,593.64		$1,603.71	$1,779.53	$3,128.42	$3,469.96	$4,071.49	$4,042.42
Total Debt (in millions)		$1,442.79		$1,461.22	$1,548.62	$2,771.16	$3,181.66	$3,769.38	$3,780.92
Net Trust Preferred Outstanding (in millions) (2)		$-		$-	$-	$-	$-	$50.00	$50.00
Total Debt less Net Trust Preferred (in millions)		$1,442.79		$1,461.22	$1,548.62	$2,771.16	$3,181.66	$3,719.38	$3,730.92

Shareholders Equity
Shareholder's Equity (in millions)		$144.67		$132.70	$218.55	$282.96	$261.62	$261.54	$232.60
Shareholders Equity + Net Trust Preferred (in millions)		$144.67		$132.70	$218.55	$282.96	$261.62	$311.54	$282.60

Debt to Equity Ratios
Total Debt to Shareholder's Equity		9.97		11.01	7.09	9.79	12.16	14.41	16.26
Total Debt less Net Trust Preferred to Shareholders Equity + Net Trust Preferred		9.97		11.01	7.09	9.79	12.16	11.94	13.20

Per Share Book Value and Stock Price Information
Beginning Book Value Per Share		$14.04		$13.85	$13.25	$13.32	$13.47	$12.45	$12.44
Ending Book Value Per Share		$13.85		$13.25	$13.32	$13.47	$12.45	$12.44	$11.06
Stock Price (3)	$	N/A	$	N/A	$15.76	$16.06	$13.85	$14.10	$11.30

The information above is from Bloomberg L.P. and Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed by Bimini.

(1) GAAP earnings and dividends can differ as a REIT pays out TAXABLE REIT income which can be different than GAAP income.

(2) The Trust Preferred referenced herein is reported as Junior Subordinated Notes due to Bimini Capital Trust I.

(3) There is no public stock price for Q1 and Q2 2004 as Bimini was a private company.

	Bimini with an ALT-A Mortgage Company
	2005	2006				2007				2008
	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Revenue and Income
Interest Income (in millions)	$49.25	$60.69	$75.29	$43.05	$31.84	$53.88	$27.52	$24.63	$11.71	$10.11
Interest Expense (in millions)	$(44.95)	$(57.94)	$(62.47)	$(44.92)	$(41.69)	$(54.11)	$(35.68)	$(23.23)	$(12.71)	$(9.20)
Trading Account Profit or (Loss) (in millions)	$-	$7.08	$-	$-	$-	$(18.78)	$(73.82)	$(2.53)	$-	$0.93
Net Revenue (in millions)	$6.62	$17.88	$20.73	$(1.87)	$(9.84)	$(10.06)	$(81.97)	$(1.13)	$3.11	$1.32
Non-Interest Expense (in millions)	$(13.56)	$(26.76)	$(32.96)	$(2.07)	$(9.26)	$(30.73)	$(2.09)	$(2.10)	$(2.18)	$2.09
Operating Income (in millions)	$(6.94)	$(8.88)	$(12.23)	$(3.94)	$(19.10)	$(40.79)	$(84.06)	$(3.23)	$3.02	$(0.77)
Net Income (in millions)	$(2.72)	$(5.09)	$(3.69)	$(6.26)	$(33.92)	$(78.07)	$(162.47)	$(4.72)	$(2.39)	$(5.10)
Net Income Available to Common Shareholders (in millions)	$(2.72)	$(5.09)	$(3.69)	$(6.26)	$(33.92)	$(78.07)	$(162.47)	$(4.72)	$(2.39)	$(5.10)

Per Share Income
Diluted Earnings Per Share	$(0.12)	$(0.21)	$(0.15)	$(0.25)	$(1.37)	$(3.14)	$(6.53)	$(0.19)	$(0.09)	$(0.20)
Dividends Paid Per Share (1)	$0.14	$0.11	$0.25	$0.05	$0.51	$0.05	$-	$-	$-	$-

Portfolio and Liability Information
Average Investment Securities Held During Quarter (in billions)	$3.68	$3.52	$3.47	$3.24	$2.99	$2.81	$2.38	$1.54	$0.97	$0.60
Average Balance of Repurchase Agreements During Quarter (in billions)	$3.53	$3.38	$3.36	$3.15	$2.87	$2.80	$2.32	$1.50	$0.94	$0.58
Annualized Average Cost of Funds	4.00%	4.33%	4.96%	5.42%	5.50%	5.34%	5.76%	5.61%	4.46%	5.19%
Net Interest Spread	0.69%	0.28%	1.35%	-0.11%	-1.17%	0.04%	-1.22%	0.81%	0.22%	1.08%

	Bimini with an ALT-A Mortgage Company
	2005	2006				2007				2008
	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Assets and Liabilities
Total Assets (in millions)	$4805.1	$4626.04	$4506.78	$4309.25	$3937.63	$3665.23	$2108.66	$1432.87	$836.52	$634.71
Total Debt (in millions)	$4477.6	$4322.07	$4251.78	$4056.55	$3701.63	$3494.73	$1886.43	$1314.58	$781.27	$594.11
Net Trust Preferred Outstanding (in millions) (2)	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Total Debt less Net Trust Preferred (in millions)	$4,377.60	$4,222.07	$4,151.78	$3,956.55	$3,601.63	$3,394.73	$1,786.43	$1,214.58	$681.27	$494.11

Shareholders Equity
Shareholder's Equity (in millions)	$252.49	$231.59	$200.08	$205.74	$192.43	$117.77	$28.77	$24.76	$22.88	$19.91
Shareholders Equity + Net Trust Preferred (in millions)	$352.49	$331.59	$300.08	$305.74	$292.43	$217.77	$128.77	$124.76	$122.88	$119.91

Debt to Equity Ratios
Total Debt to Shareholder's Equity	17.73	18.66	21.25	19.72	19.24	29.67	65.57	53.09	34.15	29.84
Total Debt less Net Trust Preferred to Shareholders Equity + Net Trust Preferred	12.42	12.73	13.84	12.94	12.32	15.59	13.87	9.74	5.54	4.12

Per Share Book Value and Stock Price Information
Beginning Book Value Per Share	$-	$10.71	$9.76	$8.01	$8.50	$7.85	$4.68	$1.14	$0.97	$0.90
Ending Book Value Per Share	$10.71	$9.76	$8.01	$8.50	$7.85	$4.68	$1.14	$0.97	$0.90	$0.78
Stock Price (3)	$9.05	$8.56	$9.02	$8.05	$7.60	$4.50	$2.72	$1.32	$0.25	$0.31

The information above is from Bloomberg L.P. and Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed by Bimini.

(1) GAAP earnings and dividends can differ as a REIT pays out TAXABLE REIT income which can be different than GAAP income.

(2) The Trust Preferred referenced herein is reported as Junior Subordinated Notes due to Bimini Capital Trust I.

(3) There is no public stock price for Q1 and Q2 2004 as Bimini was a private company. The $15.00 price used for those periods reflects the private placement offering price.

Employees

We are managed by ARRM pursuant to the management agreement between us and ARRM. We do not have any employees.  ARRM currently has four full-time employees.

Legal Proceedings

We are not a party to any legal proceedings.

MANAGEMENT

Our current directors and executive officers are as follows:

Name	Age	Position
Scott J. Ulm	51	Co-Chief Executive Officer, Chief Investment Officer and Head of Risk Management
Jeffrey J. Zimmer	52	Co-Chief Executive Officer and Chief Financial Officer
Daniel C. Staton	56	Chairman
Marc H. Bell	41	Director
Thomas K. Guba	59	Independent Director
John P. Hollihan, III	59	Independent Director
Stewart J. Paperin	61	Independent Director
Jordan Zimmerman	53	Independent Director
Robert C. Hain	56	Independent Director

Below is a summary of the business experience of each of our executive officers and directors.

Scott J. Ulm has been the Co-Chief Executive Officer, Vice Chairman, Chief Investment Officer and Head of Risk Management of ARMOUR since November 2009.  Mr. Ulm has served as Co-Chief Executive Officer of ARRM since March 2008.  Mr. Ulm has 23 years of structured finance and debt capital markets experience, including mortgage-backed securities.  Mr. Ulm has advised numerous U.S., European, and Asian financial institutions and corporations on balance sheet and capital raising matters.  From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings. From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London including Global Head of Asset-Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic. While at Credit Suisse, Mr. Ulm was responsible for the underwriting and execution of more than $100 billion of mortgage and asset-backed securities.   At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee. Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from Yale School of Management and a J.D. from Yale Law School.

Jeffrey J. Zimmer has been the Co-Chief Executive Officer, Vice Chairman, President and Chief Financial Officer of ARMOUR since November 2009.  Mr. Zimmer has served as co-Chief Executive Officer of ARRM since March 2008.  Mr. Zimmer has significant experience in the mortgage-backed securities market over a 25 year period.  From September 2003 through March 2008, he was the co-founder and Chief Executive Officer of Bimini Capital Management, Inc., or Bimini, a publicly traded REIT which in 2005 managed over $4.0 billion of agency mortgage assets and approximately $4.0 billion in short term repurchase liabilities, as well as $100.0 million on long term debt. Subsequent to Bimini’s purchase of an ALT-A mortgage origination platform in late 2005, Bimini decreased the agency mortgage portfolio to finance the origination business. At the end of 2005, 2006 and 2007 agency assets under management were approximately $3.8 billion, $3.0 billion and $972 million respectively. As of March 31, 2008, agency assets under management were $0.602 billion.  See the section entitled “Business – Prior Experience of Executives Managing Agency Securities Portfolio.”  From 1990 to 2003, he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department where he held various positions that included working closely with some of the nation's largest mortgage banks, hedge funds, and investment management firms on various mortgage-backed securities investments.  Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990.  He received his M.B.A. in finance from Babson College and a B.A. in economics and speech communication from Denison University.

Daniel C. Staton was the President, CEO and Director of Enterprise Acquisition Corp. from its inception until its merger with ARMOUR and has been the Non-Executive Chairman of ARMOUR since November 2009.  Mr. Staton has more than 10 years' experience sourcing private equity and venture capital investments.  Since 2003, he has been Managing Director of private equity firm Staton Capital LLC.  Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor Director of Build-A-Bear Workshop, initial investor in Deal$: Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial.  Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its IPO in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997.  Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he continues to serve as a Director.  Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as relationships with not-for-profit organizations.  Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

Marc H. Bell was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception until its merger with ARMOUR and has been a director of ARMOUR since November 2009.  Mr. Bell has served as Managing Director of Marc Bell Capital Partners LLC, an investment firm which invests in media and entertainment ventures, real estate, and distressed assets, since 2003, and has also served as the President and Chief Executive Officer of FriendFinder Networks Inc., a leading internet-based social networking and multimedia entertainment company, since 2004.  Previously, Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider with data centers and a private network with over 20,000 miles of fiber spanning the globe.  Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2002 and Chief Executive Officer from 1998 to 2001.  Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000.  Mr. Bell has also been a co-producer of Broadway musicals, and serves as a member of the Board of Trustees of New York University and New York University School of Medicine.  Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development from New York University.

Thomas K. Guba has been a director of ARMOUR since November 2009 and has been the senior executive or head trader of various Wall Street mortgage and government departments in his 34 years in the securities business. From 2002 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm. He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgaged backed securities at Bache & Co. from 1975 to 1977. Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974. Mr. Guba holds a B.A. in political science from Cornell University and a M.B.A. in finance from New York University.

John “Jack” P. Hollihan, III has been a director of ARMOUR since November 2009, has over 25 years of investment banking and investment experience.  Mr. Hollihan has served as the lead independent director of City Financial Investment Company Limited (London) since 2005 and Executive Chairman of Litchfield Capital Holdings (Connecticut). From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of $8 billion. Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee. In that capacity, he managed $45 billion in asset based and structured financings and leasing arrangements. He is a former trustee of American Financial Realty Trust (NYSE: AFR). Mr. Hollihan holds a B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Stewart J. Paperin has been a director of ARMOUR since November 2009 and served as a member of Enterprise Board of Directors from its inception to its business combination with ARMOUR. Mr. Paperin has served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, since 1996, where he oversees financial, administrative and economic development activities. From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and since July 2005 has served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a Director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas. Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services which was controlled by Brooke Group, from 1989 to 1991. Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1989 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry (NYSE Amex: BTC).  Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council for Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

Jordan Zimmerman has been a director of ARMOUR since November 2009 and has served as a member of Enterprise Board of Directors from its inception to its business combination with ARMOUR. Mr. Zimmerman is Founder and Chairman of Zimmerman Advertising, the 15th largest advertising agency in the country, with published annual billings in excess of $2 billion. Since its founding in 1984, Mr. Zimmerman led his agency from its origin as a regional automotive advertising agency into a national retail firm, with more than 1,000 associates and 22 offices, serving clients in virtually every retail sector, including: fast food, sports, real estate, spirits, furniture, financial services, office supply retailers, travel and retail discounters. Zimmerman Advertising clients include: HH Gregg, Longs Drugs, Crocs, Six Flags, Miami Dolphins, Papa John's, Fris Vodka, AutoNation, Nissan, Lennar Homes, ShopKo, Value City, Mattress Firm, Vitamin Shoppe, Wickes Furniture, S&K Men's Warehouse and Office Depot. In 1999, Mr. Zimmerman sold Zimmerman Advertising to Omnicom, a leading global marketing and corporate communications company and a premier holding company for such top advertising agencies as BBDO, DDB, TBWA Chiat and others. Mr. Zimmerman was recognized as the University of South Florida Alumni Entrepreneur of the Year in 1991. In 2004, he was one of ten people honored with South Florida Business Journal's Diamond Award. Most recently, South Florida CEO Magazine honored Mr. Zimmerman as their “One Hundred Most Powerful People in South Florida”. Mr. Zimmerman has supported and led many local and national nonprofit organizations and charities, including: Make a Wish Foundation, Crohn's and Colitis Foundation and Songs for Love. He is a member of the Board for Take Stock in Children, Pine Crest School of Boca Raton and the Cleveland Clinic Florida. Mr. Zimmerman is also a co-owner of the Florida Panthers, an NHL hockey team. Mr. Zimmerman holds an M.B.A. degree from the University of South Florida.

Robert C. Hain has been a director of ARMOUR since November 2009, has been Chairman of City Financial Investment Company Limited since 2006 and a member of Shadbolt Partners LLP since 2005, both companies of which are engaged in asset management in the United Kingdom and Europe. City Financial and its affiliates acquire, rejuvenate and grow mutual fund and similar investment management businesses, and provide strategic advice to a select group of owners of investment management firms. Previously Mr. Hain was Chief Executive Officer of Invesco Perpetual, a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of Invesco Trimark, a Canadian mutual fund company, from 1998 to 2002. Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd), from 1998 to 2005. Mr. Hain's career in financial services includes senior executive positions in marketing, private banking and retail financial services in North America and Europe, and has comprised major acquisitions, integrations, and product and service delivery innovations that altered the competitive landscape. In addition, Mr. Hain has served on the boards and committees of financial services, business, arts, health and social services organizations at the national and local levels in Toronto, Zurich, Winnipeg, Halifax and London. He holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

Independence of Directors

Although our securities will not be listed on the NYSE Amex until the consummation of this offering, we adhere to the rules of that exchange in determining whether a director is independent. The NYSE Amex requires that a majority of the board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our board of directors has affirmatively determined that Messrs. Guba, Hollihan, Paperin, Zimmerman and Hain are independent directors.

Role of the Board of Directors; Risk Management

Our board of directors plays an active role in overseeing management and representing the interests of stockholders. Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Oversight responsibility for each risk is allocated among the full board of directors and its committees, and specific board of directors and committee agendas are developed accordingly.

Board Meetings

During the year ended December 31, 2009, our board of directors held three meetings. Each of our directors attended at least 75% of the meetings of the board of directors and of the board's committees on which they served during 2009.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee and adopted charters for each of these committees. Each of these committees have three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE Amex. Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Code, qualify as outside directors for purposes of Section 162(m) of the Code.

Audit Committee Information

The members of our audit committee are Mr. Paperin, Mr. Hollihan and Mr. Hain, with Mr. Paperin serving as chairman. The audit committee is responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under NYSE Amex listing standards. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to the exchange that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Mr. Paperin satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The compensation committee consists of Mr. Hollihan, Mr. Paperin and Mr. Guba.  Mr. Hollihan chairs our compensation committee. The principal functions of the compensation committee are to:

•

evaluate the performance of our officers,

•

review any compensation payable to our directors and officers;

•

evaluate the performance of ARRM;

•

review the compensation and fees payable to ARRM under the management agreement;

•

prepare compensation committee reports; and

•

administer the issuance of any common stock or other equity awards issued to personnel of ARRM who provide services to us.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Mr. Hain, Mr. Zimmerman and Mr. Guba. Mr. Hain chairs our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and will approve and recommend to the full board of directors the appointment of each of our executive officers. It also will periodically prepare and submit to the board of directors for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving the general operation of the board of directors and our corporate governance, and will annually recommend to the board nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the boards' performance as a whole and of the individual directors and report thereon to the board of directors.

Director Compensation

Each of our directors has waived their right to receive director compensation in the form of fees or restricted stock.  When our equity capital exceeds $100 million, we expect to pay a $50,000 annual director's fee to each of our independent directors who are not our officers or employees, payable, at the director's choice, in either all cash or half in cash and half in shares of restricted stock. All members of our board will be reimbursed for their costs and expenses of serving on the board of directors, including costs and expenses of attending all meetings of our board and our committees. When our equity capital exceeds $100 million, we will also pay an annual fee of $25,000 to the chair of our audit committee, payable, at the director's choice in all cash or half in cash and half in shares of restricted stock. Fees to the directors made by the issuance of shares will be based on the value of such shares of common stock at the date of issuance.

Compensation Committee Interlocks and Insider Participation

The compensation committee consists of Mr. Hollihan, Mr. Paperin and Mr. Guba, each of whom is an independent director. Mr. Hollihan chairs our compensation committee.  No member of the compensation committee is a current or former officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers serve as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Incentive Compensation

Our 2009 Stock Incentive Plan, or the Plan (as discussed below), allows us to make grants of restricted common stock, stock options and other equity and cash-based awards to our officers and directors. No shares are being granted under the Plan in the offering.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2009, all such filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with, except for a late Form 4 filing for Mr. John Hollihan filed on March 23, 2010 for a transaction on December 14, 2009.

Executive Officer Compensation for 2009

We are managed by ARRM pursuant to the management agreement between us. We do not have any employees whom we compensate directly with salaries or other compensation. Our executive officers are officers of, and hold an ownership interest in, ARRM, and are compensated by ARRM for their services to us.

2009 Stock Incentive Plan

In connection with the business combination with Enterprise, we adopted the Plan to attract, retain and reward directors, officers and other employees, and other persons who provide services to us. The Plan will allow us to grant a variety of stock-based and cash-based awards to such individuals.

The Plan is administered by the compensation committee. The compensation committee, appointed by the board, has the full authority to administer and interpret the Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee administering the Plan will consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are is subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code, or, if no committee exists, the board of directors. References below to the compensation committee include a reference to the board of directors for those periods in which the board of directors is acting.

Available Shares

The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, stock appreciation rights and other equity-based and cash-based awards subject to a ceiling of 250,000 shares of common stock available for issuance under the Plan.  The board of directors has allocated 250,000 shares available under the Plan.  In considering such allocation, the board of directors considered the size of the Plan relative to our capital base and our current and potential future performance and capitalization.

The Plan allows for the board of directors to expand the types of awards available under the Plan. The maximum number of shares that may underlie awards in any one year to any eligible person will be determined by the board of directors.  If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

Awards under the Plan

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the compensation committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.

Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non−qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The compensation committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Plan.

Performance-Based Awards. The compensation committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre−established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The compensation committee will set the performance goals used to determine the amount payable pursuant to a performance award.

Other Awards. The compensation committee may also award to certain eligible persons shares of our common stock, or phantom stock or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Plan, and subject to such other terms and restrictions as determined by the compensation committee in its discretion.

Change in Control

Upon a change in control, as defined in the Plan, the compensation committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the change in control, these include, accelerating the vesting of some or all of the awards under the Plan, terminating all awards under the Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the compensation committee does not terminate or convert an award upon a change in control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our board of directors may amend, alter or discontinue the Plan but cannot take any action that would impair the rights of a participant without such participant's consent. To the extent necessary and desirable, the board of directors must obtain approval of our stockholders for any amendment that would:

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other than through adjustment as provided in the Plan, increase the total number of shares of common stock reserved for issuance under the Plan;

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change the class of persons eligible to participate in the Plan;

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reprice any stock option awards under the Plan; or

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otherwise require such approval.

The compensation committee may amend the terms of any award granted under the Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Management Agreement with ARMOUR Residential Management LLC

We have entered into a management agreement with ARRM pursuant to which ARRM provides for the day-to-day management of our operations and performs services and activities relating to our assets and operations in accordance with the terms of the management agreement.

Responsibilities of ARRM under the Management Agreement

The management agreement requires ARRM to manage our business affairs in conformity with certain restrictions contained therein, including any material operating policies adopted by us. ARRM's role as manager is subject to the direction and oversight of our board of directors. Under the management agreement, we, in our discretion, may limit ARRM's management, services, and other activities performed by ARRM pursuant to the management agreement. Additionally, under the management agreement, we have the right to (i) retain “other managers” (as defined in the management agreement), and (ii) limit ARRM's duties, in our discretion, to the “mortgage assets” (as defined in the management agreement) which we may determine shall be solely managed by ARRM.

ARRM is responsible for (i) advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments, (ii) evaluating the duration risk and prepayment risk of our investments and arranging borrowing and interest rate risk mitigation strategies, and (iii) coordinating our capital raising activities. In conducting these activities, ARRM also advises us on the formulation of, and implements, our operating strategies and policies, arranges for our acquisition of assets, monitors the performance of our assets, arranges for various types of financing and interest rate risk mitigation strategies, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for our management and our  assets (other than any such assets solely being managed by an other manager), which may include the following:

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serving as our consultant with respect to the formulation of investment criteria for assets managed by ARRM and the preparation of policy guidelines by our board of directors for such assets;

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assisting us in developing criteria for mortgage asset purchase commitments that are consistent with our long term investment objectives and making available to us ARRM's knowledge and experience with respect to mortgage assets managed by ARRM;

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representing us in connection with certain of our purchases, sales and commitments to purchase or sell mortgage assets managed by ARRM that meet in all material respects our investment criteria, including without limitation by providing repurchase agreement and similar portfolio management expertise as appropriate in connection therewith;

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managing our mortgage assets (other than any mortgage assets managed solely by other managers);

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advising us and negotiating our agreements with third party lenders for our borrowings;

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making available to us statistical and economic research and analysis regarding our activities managed by ARRM and the services performed for us by ARRM;

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monitoring and providing to our board of director price information and other data obtained from certain nationally recognized dealers that maintain markets in mortgage assets identified by our board of directors from time to time, and providing data and advice to our board of directors in connection with the identification of such dealers, in each case with respect to assets managed by ARRM;

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investing or reinvesting our money, which we may determine from time to time shall be solely managed by ARRM, in accordance with our policies and procedures;

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providing executive and administrative personnel, office space and other appropriate services required in rendering services to us;

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administering our day to day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by ARRM and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations from our accounts (in each case in respect of assets managed by ARRM), and the maintenance of appropriate computer systems and related information technology to perform such administrative and management functions;

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advising our board of directors in connection with certain policy decisions (other than any such decisions solely relating to other managers);

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evaluating and recommending interest rate risk mitigation strategies to our board of directors and, upon approval by our board of directors, engaging in interest rate risk mitigation activities on behalf of us consistent with our status as a REIT, in each case in respect of assets managed by ARRM;

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supervising our compliance with Sections 856 through 860 of the Code and maintenance of our status as a REIT (other than in respect of any assets not managed by ARRM);

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qualifying and causing us to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses (other than in respect of any activities not managed by ARRM);

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assisting us to retain qualified accountants and tax experts to assist in developing and monitoring appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews as our board of directors may deem necessary or advisable (other than any such procedures or reviews relating solely to other managers);

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assisting us in our compliance with all federal (including, without limitation, the Sarbanes Oxley Act of 2002), state and local regulatory requirements applicable to us in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Exchange Act or other federal or state laws;

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assisting us in its compliance with federal, state and local tax filings and reports, and generally enable us to maintain our status as a REIT, including soliciting stockholders, as defined below, for required information to the extent provided in Section 856 through 860 of the Code;

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assisting us in our maintenance of an exemption from the 1940 Act and monitoring compliance with the requirements for maintaining an exemption from the 1940 Act;

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advising us as to its capital structure and capital raising activities (other than in respect of capital not to be managed by ARRM);

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handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day to day operations, subject to the approval of our board of directors (and excluding any such proceedings or negotiations solely involving other managers);

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engaging and supervising, on our behalf, at our request and at our expense, the following, without limitation: independent contractors to provide investment banking services, leasing services, mortgage brokerage services, securities brokerage services, other financial services and such other services as may be deemed by our board of directors to be necessary or advisable from time to time (other than other managers, or any of the foregoing to be utilized in connection with activities being solely conducted by other managers);

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so long as ARRM does not incur additional costs or expenses, and we do not incur additional costs or expenses which are not specifically approved in writing by us, performing such other services as may be necessary or advisable from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or ARRM shall deem appropriate under the particular circumstances; and

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assisting us, upon our request therefor, in evaluating the advantages and disadvantages of our internalizing the functions of ARRM or of any merger and acquisition transaction that we may elect to pursue.

Under the management agreement, our board of directors may direct ARRM to perform similar management and services for any of our subsidiaries; provided, however, that ARRM neither has the right nor the obligation to supervise any other manager, or to manage or otherwise participate in any way in any securitization transaction undertaken by us or any joint venture formed by us.

Contractual Relationship

Pursuant to the management agreement, ARRM does not assume any responsibility other than to render the services called for thereunder and is not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. ARRM maintains a contractual, as opposed to a fiduciary, relationship with us. Under the terms of the management agreement, ARRM and its directors, officers, stockholders, equity holders, employees, representatives, agents, and any person controlling, controlled by, or under common control with ARRM or its directors, officers, stockholders, equity holders, employees, representatives, or agents is not liable to us, any of our subsidiaries, our board of directors, our stockholders, any subsidiary's stockholders, any issuer of mortgage securities, any credit party, any counter party under any agreement or any other person whatsoever for any acts or omissions, errors of judgment or mistakes of law under or in connection with the management agreement, except in the event that ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement. Under the management agreement, we and our subsidiaries indemnify ARRM and its directors, officers, stockholders, equity holders, employees, representatives, agents, and any person controlling, controlled by, or under common control with ARRM or its directors, officers, stockholders, equity holders, employees, representatives, or agents with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature whatsoever, actual or threatened (including, without limitation, reasonable attorneys' fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting agreement or similar agreement to which ARRM is a party that is related to our activities, except that we do not indemnify such indemnified parties in the event that ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties. ARRM does not indemnify us under the management agreement.

Personnel

Pursuant to the terms of the management agreement, ARRM is required to provide us with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ARRM's management services to us.

Amendment, Term and Termination

The management agreement may be amended or modified by a written agreement between us and ARRM. The management agreement became effective on November 6, 2009 and has an initial term of 5 years; following the initial term, the management agreement automatically renews for successive 1-year renewal terms unless either party gives notice to the other of its intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term; provided, however, that if we make a payment of the “final payment” (as defined under the sub-management agreement) to Sub-Manager under the terms of the sub-management agreement, then the renewal term currently in effect at the time of such payment will automatically be extended to expire 1 year from the date of such payment. However, we may give notice of our intent not to renew the management agreement to ARRM only if at least two-thirds of our independent directors or the holders of a majority of our outstanding shares of common stock (not including those shares held by ARRM or its affiliates) agree that (i) there has been unsatisfactory performance by ARRM that is materially detrimental to us and our subsidiaries or (ii) the compensation payable to ARRM under the management agreement is unfair. However, in the event that we give such notice, ARRM has the right to renegotiate ARRM's compensation pursuant to the procedures set forth in the management agreement; if both parties (including at least two-thirds of our independent directors) agree to the terms of revised compensation, such notice of non-renewal is to be deemed of no force and the management agreement will continue in effect (unless and until otherwise terminated or not renewed in accordance with its terms).

We may not terminate the management agreement without cause during the initial 5-year term of the management agreement. After the initial 5-year term, we may terminate any renewal term without cause upon 180 days prior notice. If we terminate the management agreement without cause, we must pay a termination fee to ARRM equal to three (3) times the fees paid to ARRM in the preceding full twelve (12) months, calculated as of the effective date of the termination of the management agreement. ARRM may terminate the management agreement for any reason, at any time upon 180 days prior written notice to us without penalty.

We may terminate the management agreement at any time and without the payment of any termination fee, effective immediately upon notice to ARRM, for “cause”. “Cause” is defined under the management agreement as a final determination by a court of competent jurisdiction (a) that ARRM has materially breached the management agreement that has a material adverse effect on us and such material breach has continued for a period of 30 days after receipt by ARRM of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (b) that an action taken or omitted to be taken by ARRM in connection with the management agreement constitutes willful misconduct or gross negligence that results in material harm to us and such willful misconduct or gross negligence has not been cured within a period of 30 days after receipt by ARRM of written notice thereof specifying such willful misconduct or gross negligence and requesting that the same be remedied in such 30-day period, or (c) that an action taken or omitted to be taken by ARRM in connection with the management agreement constitutes fraud that results in material harm to us.

ARRM may not assign all or any part of the management agreement (including, without limitation, by operation of law) without our written consent, including our board of directors. If ARRM assigns the management agreement without the approval of our board of directors, the management agreement will automatically terminate.

ARRM's Management Fees, Expense Reimbursements and Termination Fee

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of ARRM to conduct our operations. Costs and expenses incurred by ARRM on behalf of us or our subsidiaries are reimbursed to ARRM in cash on a monthly basis. Costs and expense reimbursement to ARRM are subject to adjustment at the end of each calendar year in connection with our annual audit.

Base Management Fee

Pursuant to the management agreement, as amended, ARRM is entitled to receive a monthly management fee equal to 1/12th of 1% of gross equity raised (including initial gross merger equity as well as any future gross equity raised) until gross equity raised is $50 million, inclusive of gross merger equity. Thereafter, the management fee shall be 1/12th of (a) 1.5% of gross equity raised up to $1 billion and (b) 0.75% of gross equity raised in excess of $1 billion, with a monthly minimum based on 1/12th of $900,000 (inclusive of the original gross merger equity).

“Gross equity raised” means an amount in dollars calculated as of the date of determination that is equal to (i) our initial equity capital following the consummation of the merger with Enterprise, plus (ii) equity capital raised in public or private issuances of our equity securities, including this offering (calculated before underwriting fees and distribution expenses, if any), less (iii) capital returned to our stockholders, as adjusted to exclude (iv) one-time charges pursuant to changes in GAAP and certain non-cash charges after discussion between the ARRM and our board of directors and approved by a majority of the board of directors, calculated and payable monthly in arrears.

We will not pay ARRM any incentive fees.

ARRM uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no compensation directly from us. We are obligated to pay the management fee (via wire transfer of immediately available funds) within one (1) business day after the end of the month.

Reimbursement of Expenses

We pay all of our and ARRM's costs and expenses (including for goods and services obtained from third parties) incurred solely on behalf of us or any subsidiary or in connection with the management agreement, except for the cost and expenses not reimbursable under the management agreement, which we refer to as manager obligations, which are costs and expenses specifically required to be borne by ARRM under the management agreement. The expenses required to be paid by us include:

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all costs and expenses associated with our formation and capital raising activities, including, without limitation, the costs and expenses of the preparation of our registration statements, and any and all costs and expenses of any public offering of ours, any subsequent offerings and any filing fees and costs of being a public company, including, without limitation, filings with the Securities and Exchange Commission, the Financial Industry Regulatory Authority,  and any exchange or over the counter market, among other such entities;

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all our costs and expenses in connection with the acquisition, disposition, financing, interest rate risk mitigation, administration and ownership of our or any subsidiary's investment assets (including, without limitation, the Agency Securities and Agency Debt) and, including, without limitation, costs and expenses incurred in contracting with third parties, including any person controlling, controlled by, or under common control with ARRM (as may be approved by us pursuant to the terms of this Agreement), to provide such services, such as legal fees, accounting fees, consulting fees, trustee fees, appraisal fees, insurance premiums, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by us or any subsidiary of us;

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all costs and expenses relating to the acquisition of, and maintenance and upgrades to, our portfolio analytics and accounting systems (including, but not limited to Bloomberg);

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all costs and expenses of money we or our subsidiaries borrow, including, without limitation, principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans and other indebtedness of us and our subsidiaries (including commitment fees, legal fees, closing and other costs);

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all taxes and license fees applicable to us or any subsidiary of our, including interest and penalties thereon;

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all legal, audit, accounting, underwriting, brokerage, listing, filing, rating agency, registration and other fees, printing, engraving, clerical, personnel and other expenses and taxes of ours incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our or any subsidiary's equity securities or debt securities;

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other than for the manager obligations, all fees paid to and expenses of third party advisors and independent contractors, consultants, managers and other agents (other than ARRM) engaged by us or any subsidiary of ours or by ARRM for our account or any subsidiary of ours (other than ARRM) and all employment expenses of the personnel employed by us or any subsidiary of ours, including, without limitation, the salaries (base and bonuses alike), wages, equity based compensation of such personnel, and payroll taxes;

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all insurance costs incurred by us or any subsidiary of ours and including, but not limited to, insurance paid for by us to insure ARRM for liabilities as a result of being the manager for us;

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all custodian, transfer agent and registrar fees and charges incurred by us;

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all compensation and fees paid to directors of ours or any subsidiary of ours, all expenses of directors of ours or any subsidiary of ours (including those directors who are also employees of ARRM), the cost of directors and officers liability insurance and premiums for errors and omissions insurance, and any other insurance deemed necessary or advisable by our board of directors for the benefit of us and our directors and officers (including those directors who are also employees of ARRM), the cost of all meetings of our board of directors, and the cost of travel, hotel accommodations, food and entertainment for all participants in meetings of our board of directors;

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all third party legal, accounting and auditing fees and expenses and other similar services relating to our or any subsidiary's operations (including, without limitation, all quarterly and annual audit or tax fees and expenses);

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all legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against us, or which we are authorized or obligated to pay under applicable law or our “governing instruments” (as defined in the management agreements) or by our board of directors;

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any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary of ours, or against any trustee, director or officer of ours or any subsidiary of ours in his capacity as such for which we or any subsidiary of ours is required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

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at all times all travel and related expenses of directors, officers and employees of ours and ARRM incurred in connection with meetings related to our business, attending meetings of our board of directors or our holders of securities or any subsidiary of ours or performing other business activities that relate to us or any subsidiary of ours, including, without limitation, travel and expenses incurred in connection with the purchase, financing, refinancing, sale or other disposition of Agency Securities and Agency Debt or other investments of ours; provided, however, that we shall only be responsible for a proportionate share of such expenses, as reasonably determined by ARRM in good faith after full disclosure to us, in instances in which such expenses were not incurred solely for the benefit of us;

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all expenses of organizing, modifying or dissolving us or any subsidiary of ours, costs preparatory to entering into a business or activity, and costs of winding up or disposing of a business of activity of ours or our subsidiaries;

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all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by our board of directors to or on account of holders of our securities or any subsidiary of ours, including, without limitation, in connection with any dividend reinvestment plan;

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all expenses of third parties relating to communications to holders of equity securities or debt securities issued by us or any of our subsidiaries and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of our or any subsidiary's securities and reports to third parties required under any indenture to which we or any of our subsidiaries is a party;

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subject to Section 7.1 of the management agreement, all expenses relating to any office or office facilities maintained by us or any of our subsidiaries (exclusive of the office of ARRM and/or any person controlling, controlled by, or under common control with ARRM), including, without limitation, rent, telephone, utilities, office furniture, equipment, machinery and other office expenses for our chief financial officer and any other persons our board of directors authorizes us to hire;

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all costs and expenses related to the design and maintenance of our web site or sites and associated with any computer software or hardware that is used solely for us;

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other than for the manager obligations, all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of Agency Securities and Agency Debt, including, without limitation, appraisal, reporting, audit and legal fees;

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other than for the manager obligations, and subject to a line item budget approved in advance by our board of directors, all other expenses actually incurred by ARRM, any person controlling, controlled by, or under common control with ARRM (as may be approved by us pursuant to the terms of the management agreement) or their respective officers, employees, representatives or agents, or any person controlling, controlled by, or under common control with such respective officers, employees, representatives or agents (as may be approved by us pursuant to the terms of the management agreement) which are reasonably necessary for the performance by ARRM of its duties and functions under the management agreement, including, without limitation, any fees or expenses relating to our compliance with all governmental and regulatory matters); and

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all other expenses of ours or any subsidiary of ours that are not the responsibility of ARRM under Section 7.1 of the management agreement.

ARRM is responsible for the following manager obligations that are not eligible to be reimbursed by us therefor:

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employment expenses of the personnel employed by ARRM, including, without limitation, salaries (base and bonuses alike), wages, payroll taxes and the cost of employee benefit plans of such personnel (but excluding any stock of ours that our board of directors may determine to grant to such personnel, which stock shall not reduce employment expenses otherwise payable by ARRM or cause ARRM or us to pay any payroll taxes in respect thereof); and

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rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of ARRM required for our day to day operations, including, bookkeeping, clerical and back office services provided by ARRM (except that we shall pay for supplies applicable to operations (paper, software, presentation materials, etc.)).

Moreover, subject to our right to retain other managers and our right to limit ARRM's authorizations, ARRM is authorized, for and on behalf, and at our sole cost and expense, to employ such securities dealers (including affiliates of ARRM) for the purchase and sale of our mortgage assets managed by ARRM as may, in the reasonable judgment of ARRM, be necessary to obtain the best commercially available net results taking into account such factors as our policies, price, dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. Consistent with this policy, and subject to the foregoing caveats with respect to our rights, ARRM is authorized to direct the execution of our portfolio transactions to dealers and brokers furnishing statistical information or research deemed by ARRM to be reasonably necessary to the performance of its investment advisory functions for us.

In addition, ARRM may retain the services of third parties (including affiliates of ARRM), for and on our behalf, including, without limitation, accountants, legal counsel, appraisers, insurers, brokers, dealers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as ARRM may deem reasonably necessary or advisable in connection with our management and operations.

We are responsible for the costs and expenses related to the retention of such third parties except that (a) we are not responsible for costs and expenses that are manager obligations and (b)  ARRM is responsible for such costs and expenses (unless otherwise approved by our board of directors) if a third party is retained to (i) make decisions to invest in and dispose of Agency Securities and Agency Debt, (ii) provide administrative, data processing or clerical services or prepare our financial records or (iii) prepare a report summarizing our acquisitions of Agency Securities and Agency Debt, portfolio compensation and characteristics, credit quality (if applicable) or performance of the portfolio, with respect to assets that we have determined shall be managed by ARRM.

ARRM has the right to cause any of its services under the management agreement to be rendered by ARRM's employees or any person controlling, controlled by, or under common control with ARRM. In that case, we are responsible to pay or reimburse ARRM or such person controlling, controlled by, or under common control with ARRM for the reasonable and actually incurred cost and expense of performing such services by such person, including, without limitation, back office support services specifically requested by us if the costs and expenses of such person would have been reimbursable under the management agreement if such person were an unaffiliated third party, or if such service had been performed by ARRM itself.

Termination Fee

We may not terminate the management agreement during the initial five-year term, except for cause. After the initial term, if we terminate the management agreement without cause we are obligated to pay ARRM a termination fee equal to three (3) times the management fees paid to ARRM in the preceding full twelve (12) months, calculated as of the effective date of the termination of the management agreement.

Conflicts of Interest Relating to ARRM and ARMOUR

We are subject to the following conflicts of interest relating to ARRM and its affiliates:

Conflicts with ARRM

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Each of our executive officers, as well as Scott J. Ulm and Jeffrey J. Zimmer who are non-independent directors, is also an employee or partner of ARRM. Therefore, these individuals have interests in our relationships with ARRM that are different than the interests of our stockholders. In particular, these individuals have a direct interest in the financial success of ARRM, which may encourage these individuals to support strategies that impact us based upon these considerations. As a result of these relationships, these persons may have a conflict of interest with respect to our agreements and arrangements with ARRM and ARRM affiliates, which were not negotiated at arm's length, and their terms may not have been as favorable to us as if they had been negotiated with an unaffiliated third party.

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Our executive officers are not required to devote a specific amount of time to our affairs. Accordingly, we compete with ARRM and any other venture of ARRM for the time and attention of these officers in connection with our business.

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If ARRM manages other investment vehicles, conflicts of interest may arise in allocating investment opportunities between us and such other investment vehicles. ARRM and its affiliates may in the future form funds or sponsor investment vehicles and ventures that have overlapping objectives with us and therefore may compete with us for investment opportunities.

Conflicts Relating to ARRM

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ARRM's liability is limited under the management agreement, and we have agreed to indemnify ARRM, and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature, actual or threatened (including reasonable attorneys' fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed of made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting or similar agreement to which ARRM is a party that is related to our activities, unless ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement.

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We have agreed to pay ARRM a management fee that is based on our “gross equity raised” (as defined above) but not tied to our performance. The management fee may not sufficiently incentivize ARRM to pursue business that maximizes risk-adjusted returns on our investment portfolio. Further, ARRM has an incentive to increase gross equity raised (for example, by recommending secondary stock offerings), potentially to the detriment of our existing stockholders.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

While ARRM and its affiliates are not currently involved with any other programs where it maintains an investment portfolio, we are subject to conflicts of interest arising out of our relationship with ARRM and its affiliates. In allocating investment opportunities among us and any funds or accounts managed or advised by ARRM (each, a “ARRM Fund”), ARRM makes a determination, exercising its judgment in good faith, as to whether the opportunity is appropriate for each client. Factors in making such a determination may include a client's liquidity, the client's overall investment strategy and objectives, the composition of the client's existing portfolio, the size or amount of the available opportunity, the characteristics of the securities involved, the liquidity of the markets in which the securities trade, the risks involved, and other factors relating to the client and the investment opportunity. ARRM is not required to provide every opportunity to every client.

If ARRM determines that an investment opportunity is appropriate for both us and a ARRM Fund, then ARRM allocates that opportunity in a manner that they determine, exercising their judgment in good faith, to be fair and equitable, taking into consideration all allocations among us and the ARRM Fund taken as a whole. ARRM has broad discretion in making that determination, and in amending that determination over time. In allocating investments among ARMOUR and a ARRM Fund, ARRM's reasons for its allocation decisions may include the following:

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The contrasting strategies, time horizons and risk profiles of the participating clients;

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The relative capitalization and cash availability of the clients;

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The different liquidity positions and requirements of the participating clients;

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Whether a client has appropriate exposure to or concentration in the securities, issuer, sector, industry, or markets in question, taking into account both the client's overall investment objectives and the client's exposure or concentration relative to other clients sharing in the allocation;

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Whether an opportunity can be split between the clients, or whether it must be allocated entirely to one client or the other;

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Borrowing base considerations (such as repo, securities lending, prime brokerage, or International Swaps and Derivatives Association, Inc. terms);

•

Expectations regarding the timing and sources of new capital and, in the case of the ARRM Funds, historical and anticipated subscription and redemption patterns of the ARRM Funds;

•

Whether a client has the documentation in place to participate in a trade with the applicable counterparty; and

•

Regulatory or tax considerations.

In certain circumstances, strict compliance with the foregoing allocation procedures may not be feasible and unusual or extraordinary conditions may, on occasion, warrant deviation from the practices and procedures described above. In such circumstances, senior personnel of ARRM and/or our board of directors may be called upon to determine the appropriate action which will serve the best interests of, and will be fair and equitable to, all clients involved.

We will not purchase portfolio assets from, or sell them to, our directors, officers or ARRM, or any of our or their affiliates, or engage in any transaction in which they have a direct or indirect pecuniary interest (other than the management and sub-management agreements) in any circumstances.

ARRM may in the future adopt additional conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of May 12, 2010 by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all of our officers and directors as a group.

As of May 12, 2010, we had 2,304,054 shares of common stock issued and outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Approximate Percentage of Outstanding Common Stock (3)

Scott J. Ulm	55,000 (4)	2.3%
Jeffrey J. Zimmer	50,200 (4)	2.2%
Staton Bell Blank Check LLC(5)	225,797 (5)	9.8%
Daniel C. Staton (5)	235,304 (5)	9.8%
Marc H. Bell (5)	235,304 (5)	9.8%
John P. Hollihan, III	100	*
Thomas K. Guba	0	0.0%
Stewart J. Paperin	0	0.0%
Jordan Zimmerman	0	0.0%
Robert C. Hain	0	0.0%
All directors and executive officers as a group (9 individuals)	575,908	25.0%

5% Holders

Wells Fargo and Company (6)	1,025,979 (6)	44.3%
Staton Bell Blank Check LLC (7)	225,797(5)	9.8%
QVT Financial LP (7)	225,797 (7)	9.8%
Integrated Core Strategies (US) LLC (8)	225,797 (8)	9.8%
Highbridge International LLC (9)	225,797 (9)	9.8%
Polar Securities Inc. (10)	225,797 (10)	9.8%
Drawbridge DSO Securities LLC (11)	225,797 (11)	9.8%
Brian Taylor (12)	225,797 (12)	9.8%
Credit Suisse AG (13)	201,000	8.7%

_________________

*less than 1%

(1)

Unless otherwise noted, the business address of each of the following is 956 Beachland Blvd., Suite 11, Vero Beach, Florida 32963.

(2)

Includes shares of common stock which the person has the right to acquire within 60 days of May 1, 2010. Certain of our officers, directors and employees may participate in the offering. The information below does not include any shares that such person may purchase in the offering.

(3)

As per our Warrant Agreement and our Articles of Amendment and Restatement, our warrants contain the 9.8% Blocker.

(4)

Includes 50,000 warrants, each warrant exercisable for one share of common stock.

(5)

Represents 6,940,497 warrants, each warrant exercisable for one share of common stock, held by SBBC, Mr. Staton and Mr. Bell. Notwithstanding the foregoing, due to the 9.8% Blocker, each of SBBC, Mr. Staton and Mr. Bell is deemed to currently own 225,797 warrants. The business address of SBBC is 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487.

(6)

Wells Fargo and Company and its affiliates (“Wells Fargo”) own 1,007,684 shares of common stock and 559,503 warrants. Each warrant entitles the holder to purchase one shares of common stock from us at an exercise price of $11.00 per share. Notwithstanding the foregoing, due to the 9.8% Blocker, Wells Fargo is deemed to currently own no warrants.  The business address of Wells Fargo and Company is 420 Montgomery Street, San Francisco, California 94104.

(7)

QVT Fund LP (the “Fund”) holds warrants to purchase 1,852,941 shares of common stock. Quintessence Fund L.P. (“Quintessence”) holds warrants to purchase 200,605 shares of common stock. QVT Financial LP (“QVT Financial”) is the investment manager for the Fund and Quintessence and has the power to direct the vote and disposition of the common stock held by the Fund and Quintessence. Notwithstanding the foregoing, due to the 9.8% Blocker, the Fund is deemed to currently own 225,797 warrants, and Quintessence is deemed to currently own 200,605 warrants.  Accordingly, taking into account such ownership limitations, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of not more than 225,797 shares of Common Stock, consisting of the warrants owned by the Fund and Quintessence. The aggregate number of shares of which the Fund would be deemed to be the beneficial owner if the Fund fully exercised all of its warrants is 1,852,941. The aggregate number of shares of which Quintessence would be deemed to be the beneficial owner if Quintessence exercised all of its Warrants is 200,605. The aggregate number of shares of which QVT Financial would be deemed to be the beneficial owner if the Fund and Quintessence fully exercised all of the Warrants is 2,053,546. The business addresses of QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.

(8)

Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”), holds 282,241 warrants. Each warrant entitles the holder to purchase one share of common stock from the Issuer at an exercise price of $11.00 per share. Notwithstanding the foregoing, due to the 9.8% Blocker, Integrated Core Strategies beneficially owns 225,797 warrants, which represents approximately 9.8% of the outstanding shares of our Common Stock.  Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Israel A. Englander (“Mr. Englander”), is the managing member of Millennium Management. Consequently, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies.  The business address of Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 666 Fifth Avenue, New York, New York 10103.

(9)

Highbridge International LLC, a Cayman Islands limited liability company (“Highbridge International”), holds 1,405,900 warrants.  Each warrant entitles the holder to purchase one share of common stock from the Issuer at an exercise price of $11.00 per share. Notwithstanding the foregoing, due to the 9.8% Blocker, Highbridge International beneficially owns 225,797 warrants, which represents approximately 9.8% of the outstanding shares of our Common Stock.  Highbridge Capital Management, LLC, a Delaware limited liability company (“HCM”), is the trading manager of Highbridge International.  Glenn Dublin (“Mr. Dublin”) is the Chief Executive Officer of HCM. Consequently, HCM and Mr. Dublin may be deemed to have shared voting control and investment discretion over securities owned by Highbridge International.  The foregoing should not be construed in and of itself as an admission by HCM or Mr. Dublin as to beneficial ownership of the securities owned by Highbridge International.  The business address of Highbridge International LLC is c/o Harmonic Fund Service, The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies.

(10)

Polar Securities Inc., a company incorporated under the laws of Ontario, Canada (“Polar Securities”), holds 305,800 warrants.  Each warrant entitles the holder to purchase one share of common stock from the Issuer at an exercise price of $11.00 per share. Notwithstanding the foregoing, due to the 9.8% Blocker, Polar Securities beneficially owns 225,797 warrants, which represents approximately 9.8% of the outstanding shares of our Common Stock.  Polar Securities serves as the investment manager for North Pole Capital Master Fund, a Cayman Islands exempted company (“North Pole”).  North Pole may be deemed to have shared voting control and investment discretion over securities owned by Polar Securities.  The foregoing should not be construed in and of itself as an admission by North Pole as to beneficial ownership of the securities owned by Polar Securities.  The business address of Polar Securities Inc. is 372 Bay Street, 21st Floor, Toronto, Ontario M5H 2W9, Canada.

(11)

Drawbridge DSO Securities LLC (“DSO”) and Drawbridge OSO Securities LLC (“OSO”). Notwithstanding the foregoing, due to the 9.8% Blocker, Drawbridge beneficially owns 225,797 warrants, which represents approximately 9.8% of the outstanding shares of our Common Stock.  Each has sole voting and investment power of such shares. Drawbridge Special Opportunities Fund LP (“Fund LP”) is the sole managing member of DSO, Drawbridge Special Opportunities GP LLC (“GP”) is the general partner of Fund LP and Fortress Principal Investment Holdings IV LLP (“Holdings”) is the sole managing member of GP. Drawbridge Special Opportunities Fund Ltd. (“Fund Ltd.”) is the sole managing member of OSO, Drawbridge Special Opportunities Advisors LLC (“Advisors”) is the investment advisor for Fund LP and Fund Ltd., and FIG LLC (“FIG LLC”) is the sole managing member of Advisors. Fortress Operating Entity I LP (“Operating”) is the sole managing member of Holdings and FIG LLC, FIG Corp. (“FIG Corp.”) is the general partner of Operating and Fortress Investment Group LLC (“Group”) is the beneficial owner of all securities beneficially owned by FIG Corp. Each of the foregoing entities has shared voting and investment power over the shares beneficially owned by it. The business address of all of the entities is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Michael Cohn.

(12)

Brian Taylor (“Mr. Taylor”) holds 5,244,322 warrants.  Each warrant entitles the holder to purchase one share of common stock from the Issuer at an exercise price of $11.00 per share. Notwithstanding the foregoing, due to the 9.8% Blocker, Mr. Taylor beneficially owns 225,797 warrants, which represents approximately 9.8% of the outstanding shares of our Common Stock. Brian Taylor is the sole member of Pine River Capital Management LLC, a Delaware limited liability company, which is the general partner of Pine River Capital Management L.P., a Delaware limited partnership (“Pine River”).  Mr. Taylor is also director of Nisswa Acquisition Master Fund Ltd., a Cayman Islands corporation (“Nisswa 1”), and Nisswa Fixed Income Master Fund Ltd., a Cayman Islands corporation (“Nisswa 2”).

(13)

The address of the principal business and office of Credit Suisse AG in the United States is Eleven Madison Avenue, New York, New York 10010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

On November 5, 2009, in connection with the consummation of the business combination, we entered into a management agreement with ARRM which requires ARRM to manage our business affairs in conformity with certain restrictions contained in the management agreement, including any material operating policies adopted by us.  The terms, rights and obligations of ARMOUR and ARRM under the management agreement are described in the section of this prospectus entitled “Our Manager and the Management Agreement.”

We rely on the facilities and resources of ARRM to conduct our operations. Costs and expenses incurred by ARRM on behalf of us or our subsidiaries are reimbursed to ARRM in cash on a monthly basis. Costs and expense reimbursement to ARRM are subject to adjustment at the end of each calendar year in connection with our annual audit.

ARRM uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no compensation directly from us.

We may not terminate the management agreement during its initial five-year term, except for cause. After the initial term, if we terminate the management agreement without cause, we will be obligated to pay ARRM a termination fee equal to three (3) times the fees paid to ARRM in the preceding full twelve (12) months, calculated as of the effective date of the termination of the management agreement. In such event ARRM is obligated to pay a termination fee to SBBC (see discussion below) under the sub-management agreement. In addition, if on expiration of the initial five-year term, SBBC elects to terminate the sub-management agreement, we will be obligated to make a final payment to SBBC of 6.16 times the annualized rate of the last three (3) monthly payments of the SBBC Base Management Fee, as such term is defined in the management agreement.

Sub-Management Agreement

On November 6, 2009, ARRM entered into a sub-management agreement with SBBC, an entity affiliated with Daniel C. Staton and Marc H. Bell, each of whomis a member of our board of directors. Pursuant to the sub-management agreement, SBBC has agreed to provide certain services to ARRM. In exchange for such services, SBBC will receive a sub-management fee of 25% of the net management fee earned by ARRM under its management agreement with us. The sub-management agreement will continue in effect until it is terminated in accordance with its terms.

If the sub-management is terminated upon expiration of the initial 5-year term of the management agreement at the election of SBBC, we will pay SBBC a final payment equal to 6.16 times the annualized rate of the last three (3) monthly payments to SBBC. The sub-management agreement provides that if, during its term, ARRM or its affiliates manage certain other investment vehicles, including other REITs, ARRM will negotiate in good faith to provide SBBC the right to enter into a sub-management agreement on substantially the same terms as the sub-management agreement or an alternative arrangement reasonably acceptable to ARRM and SBBC.

Business Combination

For information relating to certain transactions relating to the Business Combination with Enterprise that involved certain of our directors and officers, please see the section of this prospectus entitled “Business – Corporate Background.”

Review, Approval or Ratification of Transactions with Related Persons

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

The following is a summary of the rights and preferences of our securities. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See ”Where You Can Find More Information.”

General

Our charter provides that we may issue up to 250,000,000, shares of common stock, $0.001, par value per share, and 25,000,000, shares of preferred stock, $0.001, par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval.  2,304,054 shares of common stock are currently outstanding and no shares of preferred stock are issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

All of the outstanding shares of common stock have been duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock do not represent any interest in or obligation of ARRM. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock do not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Warrants

Public Stockholders’ Warrants

There are 25,000,000 public warrants outstanding.  Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.00 per share, subject to adjustment as discussed below.

However, the warrants relating to our shares of common stock will be exercisable only if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and current.  The warrants will expire on November 7, 2013, at 5:00 p.m., New York Time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering shares of common stock issuable upon exercise of our warrants available and current, we may call the outstanding warrants (except as described below with respect to the Sponsors' Warrants, as defined below, still held by the original purchasers of such warrants or their affiliates) for redemption:

•

in whole and not in part;

•

at a price of $0.01 per warrant at any time after the warrants become exercisable;

•

upon not less than 30 days' prior written notice of redemption (the “redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the shares of common stock equals or exceeds $14.25, per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder's warrant upon surrender of such warrant. We will not redeem the warrants unless an effective registration statement covering the shares of its common stock issuable upon exercise of the warrants is effective and current throughout the redemption period.

The redemption criteria were originally established in connection with the Enterprise IPO to provide warrant holders with a premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to the redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we calls the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” The public stockholders, however, may not make such an election at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of its common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares of ARMOUR common stock received by holders of the warrants.

The warrants have been issued in registered form under a warrant agreement, as supplemented and amended, between Continental Stock Transfer & Trust Company, as warrant agent, Enterprise and ARMOUR. The warrant agreement provides that the terms of the warrants may be amended without consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. You should review a copy of the original warrant agreement, which was filed as an exhibit to the Registration Statement on Form S-1 for the Enterprise IPO (SEC File No. 333-145154), and the supplement and amendment to such agreement, which was filed as an exhibit to the definitive proxy statement relating to the Business Combination, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation of ARMOUR. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to ARMOUR, for the number of warrants being exercised. Warrant holders will not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of its common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, ARMOUR has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of its common stock issuable upon exercise of the warrants until the expiration of the warrants. However, ARMOUR cannot assure you that ARMOUR will be able to do so and, if it does not maintain a current prospectus relating to the shares of its common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and ARMOUR will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, ARMOUR will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, ARMOUR, upon exercise, will round up or down the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares of common stock.

Further, our Warrant Agreement, as amended, prohibits the holder of warrants from exercising such warrants to the extent that such exercise would result in beneficial ownership by such holder of more than 9.8% of the common stock then issued and outstanding (the “9.8% Blocker”).  Although the 9.8% Blocker is intended to assist us in qualifying for REIT status by making it more likely that the 5/50 test will be met, the 9.8% Blocker, on its own, does not prevent the shares underlying our warrants from being treated as constructively owned to the holder or beneficial owner of such warrants for purposes of applying the 5/50 test.

Our charter contains certain ownership limits with respect to our shares of common stock. See “—Restrictions on Ownership and Transfer” below. The ability of warrant holders to exercise their warrants may be limited by these ownership limits.

Sponsors' Warrants

Warrants issued to SBBC prior to the Enterprise IPO, which we refer to as Sponsors' Warrants, are identical to the public stockholders' warrants except that they are exercisable on a cashless basis and are not redeemable by us, in each case, so long as such warrants are held by the original purchaser thereof or his permitted transferees. So long as the Sponsors' Warrants are held by the original purchasers thereof and their permitted transferees, the warrant agreement provides that the Sponsors' Warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the warrants and a related current prospectus is available. The Sponsors' Warrants and the underlying shares of common stock are entitled to registration rights under a registration rights agreement. Currently, the Sponsors’ Warrants are subject to a waiver from the ownership restrictions contained in our charter, effective through June 30, 2010.  It is expected that an additional waiver will be granted with respect to the Sponsors’ Warrants applicable to later periods, as described above under “Business—Operating and Regulatory Structure—Restrictions on Ownership of Our Common Stock.” and below under “Description of Securities—Restrictions on Ownership and Transfer.”

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, the board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, after the first year for which an election to be a REIT has been made, not more than 50% of the value of the outstanding shares of stock may be owned, directly, indirectly, or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (which we have referred to as the 5/50 test.

Our amended charter contains restrictions limiting the ownership and transfer of shares of our common stock and other outstanding shares of stock, warrants, and options. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of our stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. They also cause shares underlying warrants or options to purchase our stock to be treated as if they were owned by the holder or beneficial owner of such warrants or options. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock, total shares of stock or warrants to the applicable ownership limit.

Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code (other than an exception that applies only before June 30, 2010) or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that such person will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust for the benefit of a charitable beneficiary. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to our qualification as a REIT.

Currently, there are holders of our capital stock and/or warrants whose ownership exceeds the thresholds set forth in our charter.  We have either granted waivers or currently are in the process of granting waivers from the charter requirements for such holders where, based on representations, covenants and agreements received from such holders, we determine that such waivers would not jeopardize our status as a REIT.

In connection with an exemption from the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for one or more persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as the board of directors may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of our common stock or total shares of stock, as applicable, is in excess of such decreased ownership limit until such time as such person's or entity's percentage of shares of our common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or total shares of stock, as applicable, in excess of such percentage ownership of shares of our common stock or total shares of stock will be in violation of such ownership limit. Additionally, the new ownership limit may not allow five or fewer individuals to own more than 49.9% in value of our outstanding shares of stock.

Our amended charter provisions further prohibit:

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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock, which includes ownership of warrants, that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause ARMOUR to fail to qualify as a REIT; and

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any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately of such event to us or, in the case of a proposed or attempted transaction, at least 15 days prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our amended charter, if any transfer of shares of our stock would result in shares of our stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by ARMOUR and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of stock transferred to the trustee are deemed offered for sale to ARMOUR, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE Amex (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date ARMOUR or its designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to ARMOUR, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from ARMOUR of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE Amex (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by ARMOUR that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount must be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by ARMOUR and will be unaffiliated with ARMOUR and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by ARMOUR with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote. If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of our stock set forth in the charter, the board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give ARMOUR written notice, stating the name and address of such owner, the number of shares of our stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide ARMOUR with such additional information as ARMOUR may request in order to determine the effect, if any, of his, her or its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide ARMOUR with such information as ARMOUR may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrants is Continental Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following summary description of certain provisions of the MGCL and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of our charter and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be less than the minimum number required by the MGCL, nor more than 15.  Pursuant to our charter, the initial board is composed of nine directors ― four of whom are affiliated and five of whom are independent.  Our bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Pursuant to our bylaws, each of our directors is elected by our common stockholders entitled to vote to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.

Removal of Directors

Our charter provides that a director may be removed, with or without cause, and only by the affirmative vote of the holders of shares entitled to cast at least two thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Our board of directors may provide that the board's approval is subject to compliance with any terms and conditions determined by the board of directors.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any person, provided that such business combination is first approved by our board of directors (including a majority of its directors who are not affiliates or associates of such person) and (2) between us and ARRM or its affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and such persons. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, pursuant to Subtitle 8, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board of directors, which removal will be allowed with or without cause, (2) vest in the board of directors the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of the board of directors, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the chairman of the board of directors, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

Except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter and the approval of our board of directors), our charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution

Our dissolution must be approved by a majority of the entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case maybe, and has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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any present or former director or officer of ours who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of ours and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the qualification and taxation of ARMOUR as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section, references to “ARMOUR,” “our,” “us” or “we” mean only ARMOUR Residential REIT, Inc. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity's applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes, U.S. estate and gift taxes and any taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

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U.S. expatriates;

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persons who mark-to-market our common stock;

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subchapter S corporations;

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U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies (or RICs);

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REITs;

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trusts and estates;

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holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

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persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,”

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“synthetic security” or other integrated investment;

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persons subject to the alternative minimum tax provisions of the Code;

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persons holding their interest in us through a partnership or similar pass-through entity;

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persons holding a 10% or more (by vote or value) beneficial interest in us;

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tax-exempt organizations; and

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non-U.S. stockholders (as defined below, and except as otherwise discussed below).

This summary assumes that holders hold our common stock and warrants as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ARMOUR COMMON STOCK.

U.S. Federal Income Tax Considerations of ARMOUR as a REIT Taxation of ARMOUR – General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2009. We believe that we have been organized and intend to operate in a manner that allows us to qualify for taxation as a REIT under the Code.

The law firm of Akerman Senterfitt has acted as our counsel for tax matters in connection with this registration. We have received an opinion of Akerman Senterfitt to the effect that, commencing with our taxable year ended December 31, 2009, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Akerman Senterfitt is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents and this document. Additionally, the opinion of Akerman Senterfitt is conditioned upon factual representations and covenants made by our management and the management of ARRM, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to continue to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Akerman Senterfitt or us that we will so qualify for any particular year. Akerman Senterfitt will have no obligation to advise us or the holders of our shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Akerman Senterfitt. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “- Requirements for Qualification as a REIT.” While we believe that we will operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “- Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” with respect to distributed income at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT and distributed to stockholders generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See “- Taxation of Taxable U.S. Stockholders.”

For tax years through 2010, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “- Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

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We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains. We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “- Prohibited Transactions” and “- Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case maybe, multiplied by (b) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (the foregoing sum is referred to as the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “- Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (or REMICs) to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

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We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which would be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)

that is managed by one or more trustees or directors;

(2)

the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)

that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)

that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)

the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)

which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8)

that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as an asset and as an item of income for us for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “- Asset Tests” and “- Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

We have elected for Enterprise to be treated as a TRS. This will allow Enterprise to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to us by one or more TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “- Taxation of Taxable U.S. Stockholders” and “- Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to maintain our qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain derivative instrument and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain derivative instrument and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. If we acquire or originate a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvement or developments (other than personal property) which secure the construction loan.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income to us.

We believe that the interest, original issue discount, and market discount income that we receive from our mortgage-related securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

As described in “Business - Our Target Assets - TBAs,” we may purchase Agency RMBS through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income under the 75% gross income test. In the event that such income was determined not to be qualifying income for the 75% gross income test, we could be subject to a penalty tax or could fail to qualify as a REIT if such income, when added to any other non-qualifying income, exceeded 25% of our gross income.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Derivative Instrument Transactions

We may enter into derivative instrument transactions with respect to one or more of our assets or liabilities. Derivative instrument transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a derivative instrument transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of derivative instrument transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any derivative instrument transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “- Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire mortgage-backed securities in the secondary market for less than their face amount. For example, it is likely that we will invest in assets, including mortgage-backed securities, requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” We may also be required under the terms of the indebtedness that we incur to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “- Annual Distribution Requirements.”

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of its gross assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we may be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. In addition, as described in “Business - Our Target Assets - TBAs,” we may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets, exceed 25% of our gross assets. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of:

•

90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

•

90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15% (through 2010), and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders who hold our stock that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our stock or warrants who for U.S. federal income tax purposes is:

•

a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•

an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable (through 2010) to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U S stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders at the same rates as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)

the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b)

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “- Taxation of ARMOUR - General” and Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT's “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Code ( i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to excess inclusion income, distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For these purposes, a non-U.S. stockholder is a beneficial owner of our stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of non-U.S. stockholders.

General

For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30.0%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30.0% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30.0% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) our common stock constitutes a U.S. real property interest (or USRPI) or (B) either (1) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual's net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder's adjusted tax basis in its common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount realized by the stockholder less any amount treated as ordinary dividend income.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30.0% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “- Taxation of Non-U.S. Stockholders - Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual's net capital gain for the year).

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the U.S, excluding interests solely in a creditor capacity.

Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of our shares of common stock or the period of our existence), less than 50% in value of our outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder's sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30.0% tax on the individual's capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

Tax Opinion

The law firm of Akerman Senterfitt has acted as our counsel for tax matters in connection with this registration. We have received an opinion of Akerman Senterfitt to the effect that, commencing with our taxable year ended December 31, 2009, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Akerman Senterfitt is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents and this document. Additionally, the opinion of Akerman Senterfitt is conditioned upon factual representations and covenants made by our management and the management of ARRM, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to continue to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Akerman Senterfitt or us that we will so qualify for any particular year. Akerman Senterfitt will have no obligation to advise us or the holders of our shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ladenburg Thalmann & Co. Inc. is acting as the representative, has, severally, and not jointly, agreed to purchase from us on a firm commitment basis the shares offered in this offering set forth opposite their respective names below:

Underwriters	Number of Shares
Ladenburg Thalmann & Co. Inc.

Total	7,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

We have been advised by the representative of the underwriters that the underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus. Any shares sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $_____ per share. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $_____ per share to other brokers and dealers.

The underwriting agreement provides that the underwriters' obligations to purchase the shares are subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase and pay for all of the shares offered by this prospectus other than those covered by the over-allotment option, if any of these securities are purchased.

Underwriting Discount

The following table summarizes the underwriting discount to be paid to the underwriters by us.

		Total, Without Over-Allotment		Total, With Over-Allotment
Underwriting discount to be paid to the underwriters by us for the shares (5% of gross proceeds)	$		$

As of the date of this prospectus, $35,000 has been paid by us to Ladenburg Thalmann & Co., as an advance on the 5% discount.

In the ordinary course of their businesses, the underwriters and/or their affiliates may have engaged in financial transactions with, and may have performed investment banking, lending, asset management and/or financial advisory services for, us and our affiliates and may do so for us and/or our affiliates in the future.  They have received or will receive customary fees and reimbursements of expenses for these transactions and services.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 1,050,000 shares at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The representative may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares are purchased pursuant to the over-allotment option, the underwriters will offer these additional shares on the same terms as those on which the other shares are being offered hereby.

Lock-Ups

We have agreed that we will not (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase our common stock, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of our common stock, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our common stock within the meaning of Section 16 of the Exchange Act or (v) file with the SEC a registration statement under the Securities Act relating to our common stock, or publicly disclose the intention to take any such action, without, in each case, the prior written consent of Ladenburg Thalmann & Co. Inc. for a period of 90 days after the date of this prospectus.  However, we may, during this 90-day “lock-up” period, (a) grant common stock-based awards to our directors under our 2009 Stock Incentive Plan, (b) issue shares of our common stock upon the exercise of currently outstanding redeemable warrants to purchase an aggregate of 32,500,000 shares of our common stock, and (c) file any amendments to, and have declared effective, our registration statement on Form S-11, initially filed on May 14, 2010.

Each of our directors and executive officers have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Ladenburg Thalmann & Co. Inc. for a period of 90 days after the date of this prospectus.  However, each of our directors and executive officers may transfer or dispose of our shares during this 90-day “lock-up” period, provided, that (i) such transfer shall not involve a disposition for value, (ii) the transferee agrees to be bound in writing by the restrictions set forth in this paragraph for the remainder of the 90-day “lock-up” period prior to such transfer, and (iii) no filing by the transferor or transferee under the Exchange Act is required or voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 90-day “lock-up” period).

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

•

Over-allotment involves sales by the underwriters of shares and/or warrants in excess of the number of shares and warrants the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares and/or warrants over-allotted by an underwriter is not greater than the number of shares and/or warrants that it may purchase in the over-allotment option. In a naked short position, the number of shares and/or warrants involved is greater than the number of shares and/or warrants in the over-allotment option. An underwriter may close out any short position by exercising its over-allotment option, in whole or in part, or purchasing shares and/or warrants in the open market.

•

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities needed to close out the short position, the representative will consider, among other things, the price of the securities available for purchase in the open market as compared to the price at which it may purchase the securities through the over-allotment option. If the underwriters sell more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the representative is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering

•

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the OTC Bulletin Board, on the NYSE Amex, in the over-the-counter market or on any trading market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make with respect to any of these liabilities.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Akerman Senterfitt, Miami, Florida.  In addition, the description of U.S. federal income tax consequences contained in the section of this prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Akerman Senterfitt, Miami, Florida.  Certain legal matters relating to this offering will be passed upon for the underwriters by Graubard Miller, New York, New York.

EXPERTS

The consolidated financial statements of ARMOUR Residential REIT, Inc. and subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2009 and 2008 and for the period from July 9, 2007 (inception) through December 31, 2007 have been audited by Eisner LLP, independent registered public accounting firm, and are included in this registration statement and prospectus in reliance upon the reports of Eisner LLP, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock, you should refer to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, you should refer to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC's website at www.sec.gov.

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. Those reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and on the SEC's website referred to above.

We maintain a website on the Internet with the address of www.armourreit.com.   We are not incorporating by reference into this prospectus the information on our website, and you should not consider our website to be a part of this prospectus.

INDEX TO FINANCIAL CONSOLIDATED STATEMENTS

Unaudited Consolidated Financial Statements

Consolidated Balance Sheets as of March 31, 2010 and March 31, 2009 (unaudited) and December 31, 2009	F-2

Consolidated Statements of Operations for the three months ended March 31, 2010 and March 31, 2009 and for the period from July 9, 2007 (inception) through March 31, 2010 (unaudited)	F-3

Consolidated Statements of Stockholder's Equity for the period from July 9, 2007 (inception) through March 31, 2010 (unaudited)	F-4

Consolidated Statements of Cash Flows for the three months ended March 31, 2010 and March 31, 2009 (unaudited) and for the period from July 9, 2007 (inception) through March 31, 2010 (unaudited)	F-5

Notes to Consolidated Financial Statements	F-6

Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-21

Consolidated Balance Sheets as of December 31, 2009 and 2008	F-22

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008 and for the period from July 9, 2007 (inception) through December 31, 2007	F-23

Consolidated Statements of Stockholder's Equity for the years ended December 31, 2009 and 2008 and for the period from July 9, 2007 (inception) through December 31, 2007	F-24

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008 and for the period from July 9, 2007 (inception) through December 31, 2007	F-25

Notes to Consolidated Financial Statements	F-26

ARMOUR Residential REIT, Inc. and Subsidiaries

Consolidated Balance Sheets

Assets	(Unaudited) March 31, 2010	December 31, 2009
Cash	$2,781,756	$6,653,331
Due from broker	1,216,464	299,280
Agency securities available for sale, at fair value (including pledged assets of $178,228,702 and $48,886,278)	164,583,811	118,648,724
Receivable for unsettled securities (including $15,780,558 at fair value)	15,927,169	-
Principal payments receivable	5,588,925	73,705
Accrued interest receivable	962,168	412,114
Interest rate contracts, at fair value	-	50,363
Prepaid and other assets	186,662	162,366
Refundable income taxes	393,725	393,725
Total Assets	$191,640,680	$126,693,608

Liabilities and Stockholders’ Equity
Liabilities:
Repurchase agreements	$168,525,093	$46,388,602
Payable for unsettled securities	-	58,559,479
Interest rate contracts, at fair value	546,562	-
Accounts payable and accrued expenses	122,187	76,493
Dividends payable	1,029,113	177,938
Total Liabilities	170,222,955	105,202,512

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized, none outstanding at March 31, 2010 and December 31, 2009	-	-
Common stock, $0.0001 par value, 250,000,000 shares authorized, 2,304,054 shares issued and outstanding at March 31, 2010 and December 31, 2009	230	230
Additional paid-in capital	22,647,201	22,647,201
Accumulated deficit	(1,812,963)	(1,197,174)
Accumulated other comprehensive income	583,257	40,839
Total Stockholders’ Equity	21,417,725	21,491,096
Total Liabilities and Stockholders’ Equity	$191,640,680	$126,693,608

See notes to consolidated financial statements.

ARMOUR Residential REIT, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months Ended March 31, 2010	Three months Ended March 31, 2009
Revenues:
Interest income, net of amortization of premium	$1,108,138	$145,396
Interest expense	(120,646)	-
Net interest income	987,492	145,396
Change in fair value of interest rate contracts	(603,579)	-
Net interest income after change in fair value adjustments	383,913	-
Gain on sale of agency securities	208,199	-
Total net revenues	592,112	145,396
Expenses:
Professional fees	146,030	-
Insurance	51,912	-
Management fee	57,598	-
Formation and operating costs	-	241,834
Other	28,339	-
Total expenses	283,879	241,834
Net income (loss) before taxes	308,233	(96,438)
Income tax (expense) benefit	(2,400)	114,000
Net Income	305,833	17,562
Less: Interest attributable to common stock subject to possible conversion (net of income taxes of $0 and $31,364)	-	(27,209)
Net income (loss) attributable to common stock not subject to possible conversion	$305,833	$(9,647)
Maximum number of shares subject to possible conversion:
Weighted average shares outstanding subject to possible conversion	-	7,499,999
Income per share amount (basic and diluted)	$-	$-
Weighted average shares outstanding not subject to conversion:
Basic and diluted	2,304,054	23,750,001
Pro forma diluted	2,304,054	23,750,001
Net income per share
Basic and diluted	$0.13	$-
Pro forma diluted	$0.13	$-

See notes to consolidated financial statements.

ARMOUR Residential REIT, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

(Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Comprehensive Income	Total
	Shares	Amount
Balance, December 31, 2009	2,304,054	$230	$22,647,201	$(1,197,174)	$40,839		$21,491,096
Dividends declared	-	-	-	(921,622)	-	-	(921,622)
Net income	-	-	-	305,833	-	$305,833	305,833
Net unrealized gain on investment in available for sale securities	-	-	-	-	542,418	542,418	542,418
Comprehensive income	-	-	-	-	-	$848,251	-
Balance, March 31, 2010	2,304,054	$230	$22,647,201	$(1,812,963)	$583,257		$21,417,725

See notes to consolidated financial statements.

ARMOUR Residential REIT, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31, 2010	Three months ended March 31, 2009
Cash Flows From Operating Activities:
Net income	$305,833	$17,562
Adjustments to reconcile net income to net cash provided by operating activities:
Net amortization of premium on Agency Securities	610,659	-
Unrealized loss on interest rate contracts	596,925	-
Gain on sale of Agency Securities	(208,199)	-
Changes in operating assets and liabilities:
Increase in accrued interest receivable	(550,054)	-
Increase in prepaid income taxes and other assets	(24,296)	(105,390)
Increase in accrued interest payable and accrued expenses	32,265	-
Increase in accounts payable and accrued expenses	13,429	107,386
Net cash provided by operating activities	776,562	19,558
Cash Flows From Investing Activities:
Purchases of Agency Securities	(147,963,888)	-
Principal repayments of Agency Securities	6,562,794	-
Proceeds from sales of Agency Securities	31,531,266	-
Unsettled security sales	(15,927,169)	-
Margin advances to broker	(1,325,000)	-
Margin return from broker	407,816	-
Investment income in trust account, net of expenses and taxes	-	38,354
Net cash (used in) provided by investing activities	(126,714,181)	38,354
Cash Flows From Financing Activities:
Proceeds from repurchase agreements	306,657,050	-
Principal repayments on repurchase agreements	(184,520,559)	-
Dividends paid	(70,447)	-
Net cash provided by financing activities	122,066,044	-
(Decrease) Increase in Cash	(3,871,575)	57,912
Cash – Beginning	6,653,331	2,086
Cash – End	$2,781,756	$59,998
Supplemental Disclosure:
Cash paid during the period for interest	$88,381	-
Non-Cash Financing Activities
Dividends declared, to be paid in subsequent period	$921,622	-

See notes to consolidated financial statements.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

Note 1 — Organization and Nature of Business Operations

Business

References to “we”, “us”, "ARMOUR" or the “Company” are to ARMOUR Residential REIT, Inc. References to "ARRM" are to ARMOUR Residential Management LLC, a Delaware limited liability company. References to “Enterprise” are to Enterprise Acquisition Corp., which became a wholly-owned subsidiary of ARMOUR after completion of the business combination (“Merger Transaction”) described below.

We are an externally-managed Maryland corporation organized in 2008, managed by ARMOUR Residential Management LLC. We invest primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, "Agency Securities").  From time to time, a portion of our portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, “Agency Debt”), U.S. Treasuries and money market instruments, subject to certain income tests we must satisfy for our qualification as a real estate investment trust (“REIT”).

We plan to elect to be taxed as a REIT for the taxable year ended December 31, 2009 and thereafter upon filing our federal income tax return for that year. Our qualification as a REIT depends on our ability  to meet,  on a continuing basis, various complex requirements under the Internal Revenue Code (the “Code”) relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Code and our manner of operations enables us to meet the requirements for taxation as a REIT for federal income tax purposes.

As a REIT, we will generally not be subject to federal income tax on the REIT taxable income that we currently distribute to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to some federal, state and local taxes on our income.

Enterprise Acquisition Corp. was formed in 2007 as a Delaware corporation to acquire through a merger, stock exchange, asset acquisition or similar business combination an operating business or businesses.  Prior to the Merger Transaction (described below), Enterprise had not commenced any operations, and all activity was related to Enterprises’ formation, an initial public offering (the “Offering”) and efforts to identify potential business combinations.

Enterprise closed the Offering on November 14, 2007 and remitted $247.6 million of the Offering proceeds into a trust account, the disposition of which was subject to (i) the consummation of a qualifying business combination (as defined and amended per the terms of the Offering) or (ii) the liquidation of Enterprise.  The consummation of the Merger Agreement (described below) allowed for the disposition of funds from the trust account as follows:

Enterprise Trust Funds
Funds available for distribution at October 31, 2009	$249,479,648
Add:
Interest income	410
Less:
Reimbursement of Company expenses	(19,709)
Conversion of redeemable common stock	(74,837,567)
Trust account income relating to common stock redeemed	(1,200,614)
Shares contributed & shares redeemed in excess of estimates	(150,439,875)
Transaction fees	(912,584)
Investment in subsidiary	(22,069,709)
Funds remaining for distribution	$-

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

Merger Transaction

On July 29, 2009, ARMOUR entered into an Agreement and Plan of Merger (the "Merger Agreement") with Enterprise.   On November 5, 2009, the stockholders of Enterprise approved certain proposals to: (i) amend Enterprise's amended and restated certificate of incorporation to allow for a business combination with ARMOUR, and (ii) adopt the Agreement and Plan of Merger, dated as of July 29, 2009, by and among Enterprise, ARMOUR and ARMOUR Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ARMOUR ("Merger Sub Corp."), and approve the merger of Merger Sub Corp. with and into Enterprise (the “Merger Transaction”).

On November 6, 2009, Merger Sub Corp. merged with and into Enterprise pursuant to the Merger Agreement. The Merger Agreement provided for two primary transactions: (i) the merger of Merger Sub Corp. with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR, and (ii) ARMOUR becoming the new publicly-traded corporation of which the holders of Enterprise securities will be security holders. The ARMOUR securities have the same terms as the Enterprise securities for which they were exchanged.

At the closing of the merger with Enterprise, Enterprise had $249.5 million in cash and returned $226.5 million to stockholders who elected to exercise their conversion rights into a pro rata portion of the trust account.

The principal equity capitalization and financing transactions occurred in connection with consummation of the Merger Agreement are as follows:

•

The outstanding common stock and warrants of Enterprise were converted into like securities of ARMOUR,

•

The holders of Enterprise common stock and warrants became holders of the securities of ARMOUR after the merger in the same proportion as their current holdings, except as increased by:

o

The cancellation immediately prior to the record date for a distribution to the holders of Enterprise common stock of 6,150,000 shares of common stock of Enterprise acquired immediately prior to the Offering, and

o

The conversion of shares of common stock sold in the Offering by any holder thereof exercising its conversion rights.

Note 2.  Summary of Significant Accounting Policies

Basis of Presentation and Consolidation and Use of Estimates

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Because of the inherent volatility of the securities markets and interest rate environment operating results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the calendar year ending December 31, 2010. These unaudited financial statements should be read in conjunction with the audited financial statements and footnotes thereto included in our annual report on Form 10-K for the year ended December 31, 2009. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates affecting the accompanying financial statements include the valuation of Agency Securities and interest rate contracts.

Cash

Cash includes cash on deposit with financial institutions and investments in high quality overnight money market funds, all of which have maturities of three months or less, at time of purchase. The company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes we are not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held. The carrying amount of cash is deemed to be its fair value.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

Due From Broker

Due from Broker at March 31, 2010, includes approximately $1.2 million held by counterparties as collateral for interest rate contracts.

Agency Securities, at Fair Value

We invest primarily in Agency Securities. A portion of our portfolio may be invested in Agency Debt, U.S. Treasuries and money market instruments, subject to certain income tests we must satisfy for our qualification as a REIT. We have committed ourselves to the Agency asset class by including in our charter a requirement that all of our financial instrument investments will consist of Agency Securities, Agency Debt, U.S. Treasuries and money market instruments (including reverse repurchase agreements) and hedging and other derivative instruments related to the foregoing investments.

We classify our Agency Securities as either trading, available for sale or held to maturity securities.  Management determines the appropriate classifications of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date.

We recognize impairments in our investment portfolio which, among other things, requires: the determination as to when an investment is considered impaired; whether that impairment is other than temporary; the measurement of an impairment loss; accounting considerations subsequent to the recognition of an other than temporary impairment; and certain disclosures about unrealized losses that have not been recognized as other than temporary impairments.

We assess our investment portfolio for other than temporary impairment at least on a quarterly basis.  When the fair value of an investment is less than its amortized cost at the balance sheet date of the reporting period for which impairment is assessed, the impairment is designated as either “temporary” or “other than temporary.”

Fair Value of Financial Instruments

We consider our cash, restricted cash, Agency Securities, Available for Sale (settled and unsettled), accrued interest receivable, accounts payable, interest rate contracts, repurchase agreements and accrued interest payable to meet the definition of financial instruments. The carrying amount of cash, restricted cash, accrued interest receivable and accounts payable approximate their fair value due to the short maturities of these instruments. See footnotes 4 and 5, respectively, for discussion of the fair value of Agency Securities, Available for Sale and interest rate contracts. The carrying amount of repurchase agreements and accrued interest payable is deemed to approximate fair value due to the short term maturities of these instruments.

Repurchase Agreements

We finance the acquisition of elements of our investment portfolio through the use of repurchase agreements.  Our repurchase agreements are secured by our Agency Securities and bear interest rates that have historically moved in close relationship to the London Interbank Offered Rate (“LIBOR”). Under these agreements, we sell securities to a lender and agree to repurchase the same securities in the future for a price that is higher than the original sales price.  The difference between the sales price that we receive and the repurchase price that we pay represents interest paid to the lender.  Although structured as a sale and repurchase obligation, a repurchase agreement operates as a financing under which we pledge our securities as collateral to secure a loan which is equal in value to a specified percentage of the estimated fair value of the pledged collateral.  We retain beneficial ownership of the pledged collateral.  At the maturity of a repurchase agreement, we are required to repay the loan and concurrently receive back our pledged collateral from the lender or, with the consent of the lender, we may renew such agreement at the then prevailing financing rate.  The repurchase agreements may require us to pledge additional assets to the lender in the event the estimated fair value of the existing pledged collateral declines.

Derivatives

We recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position. We do not designate our interest rate risk mitigation activities as cash flow hedges, which, among other factors, would require us to match the pricing dates of both hedging transactions and repurchase agreements.   Operational issues and credit market volatility make such matching impractical for us.  Since we will not qualify for hedge accounting treatment as prescribed by GAAP, our operating results may reflect greater volatility than otherwise would be the case, because gains or losses on the interest rate risk mitigation instruments may not be offset by changes in the fair value or cash flows of the hedged transaction within the same accounting period, or ever. Consequently, any declines in the hedged interest rates would result in a charge to earnings. We will continue to designate interest rate risk mitigation activities as hedges for tax purposes and any unrealized gains or losses should not affect our distributable net income.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

Preferred Stock

We are authorized to issue 25,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board or a committee thereof.

Common Stock and Warrants

We have 2,304,054 shares of common stock issued and outstanding, and have authorized 250,000,000 shares of common stock, par value $0.0001.  At March 31, 2010, we had outstanding warrants to purchase 32,500,000 shares of common stock, which are exercisable at $11.00 per share and expire in 2013.

Income per Common Share

Basic income per common share for all periods is computed by dividing the earnings applicable to common stockholders by the weighted average number of common shares outstanding for the period.  Warrants issued by the Company in the offering and sponsor warrants were contingently exercisable upon consummation of a business combination.  Hence these are presented in the pro forma diluted income per share for the quarter ended March 31, 2009.  The pro forma diluted loss per common share for the quarter ended March 31, 2009 does not include 32,500,000 warrants as the effect of including such warrants would be anti-dilutive. Pro forma diluted income per share reflects the potential dilution assuming common shares were issued upon the exercise of outstanding warrants and the proceeds thereof were used to purchase common shares at the average market price during the period.

The Company’s statement of operations for the three months ended March 31, 2009 includes a presentation of earnings per share for common stock subject to possible conversion for prior periods in a manner similar to the two-class method of earnings per share.  Basic and diluted net income per share amount for the maximum number of shares subject to possible conversion is calculated by dividing the net interest income attributable to common shares subject to conversion ($27,209 for the three months ended March 31, 2009) by the weighted average number of shares subject to possible conversion.  Basic, diluted and pro forma diluted earnings per share amount for the shares outstanding not subject to possible conversion is calculated by dividing the net income exclusive of the net interest income attributable to common shares subject to conversion by the weighted average number of shares not subject to possible conversion.

Comprehensive Income

Other comprehensive income refers to revenue, expenses, gains, and losses that are recorded directly as an adjustment to shareholders’ equity.  Other comprehensive income arises from unrealized gains or losses generated from changes in market values of our Agency Securities held as available for sale.

Revenue Recognition

Interest income is earned and recognized based on the outstanding principal amount of the investment securities and their contractual terms.  Premiums and discounts associated with the purchase of investment securities are amortized or accreted into interest income over the actual lives of the securities.

Income Taxes

We plan to elect to be taxed as a REIT as of the taxable year ending December 31, 2009 and thereafter upon filing our federal income tax return for that year. We will generally not be subject to Federal income tax to the extent that we distribute 90% of our taxable income to our shareholders, and as long as we satisfy the ongoing REIT requirements including meeting certain asset, income and stock ownership tests. Although as of March 31, 2010, we would not meet the stock ownership tests if they applied in the first half of the year, we plan on taking the actions necessary to comply with the ownership tests; however there is no assurance that we can do so.

Note 3 —Recent Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board or FASB issued authoritative guidance related to investments in debt and equity securities. The objective of the new guidance is to make impairment guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments (“OTTI”) of debt and equity securities in financial statements.  The guidance revises the OTTI evaluation methodology. Under the guidance, the security is analyzed for credit loss, (the difference between the present value of cash flows expected to be collected and the amortized cost basis). The credit loss, if any, will then be recognized in the statement of earnings, while the balance of impairment related to other factors will be recognized in other comprehensive income. This guidance was effective for all interim and annual periods ending after June 15, 2009.   The adoption of this guidance did not have a material impact on the Company’s financial statements.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

In June 2009, the FASB issued new authoritative literature on the transfer and servicing of assets which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. The adoption of this literature did not have a material impact on our financial statements.

In August 2009, the FASB issued new authoritative literature which provides clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques:

•

A valuation technique that uses:

o

The quoted price of the identical liability when traded as an asset, or

o

Quoted prices for similar liabilities or similar liabilities when traded as assets, or

•

Another valuation technique that is consistent with the principles of the authoritative literature.

The adoption of this authoritative guidance did not have a material impact on our financial statements.

In January 2010, the FASB issued new authoritative literature, which clarifies certain existing disclosure requirements and requires additional disclosures for recurring and nonrecurring fair value measurements. These additional disclosures include amounts and reasons for significant transfers between Level 1 and Level 2 of the fair value hierarchy; significant transfers in and out of Level 3 of the fair value hierarchy; and information about purchases, sales, issuances and settlements on a gross basis in the reconciliation of recurring Level 3 measurements. The requirements of this standard are effective for periods beginning after December 15, 2009, with the exception of the requirement of information about purchases, sales, issuances and settlements of Level 3 measurements, which becomes effective for periods ending after December 15, 2010. We adopted the guidance related to Level 1 and Level 2 disclosures and the adoption did not have a material effect on the our financial statements.

Note 4 – Agency Securities, Available for Sale

All of our Agency Securities are classified as available for sale and, as such, are reported at their estimated fair value. The fair values of Agency Securities are generally determined by management by obtaining a valuation for each Agency Security from an independent pricing service. If the fair value of a security is not available from the independent pricing service or such data appears unreliable, we obtain quotes from up to three dealers. At March 31, 2010 and December 31, 2009, all of our Agency Security values were based solely on third-party sources.

As of March 31, 2010, we had the following securities in an unrealized loss and/or a gain position as presented below. The table below includes $15.8 million of current carrying value of forward settle security sales. The table below includes $15.8 million of current carrying value of Freddie Mac forward settle security sales.

	Amortized Cost	Fair Market Value	Unrealized Loss	Unrealized Gain	Net Unrealized Gain
Fannie Mae Certificates	$87,532,334	$87,774,493	$(174,903)	$417,062	$242,159
Freddie Mac Certificates	78,487,526	78,809,270	(140,579)	462,323	321,744
Ginnie Mae Certificates	13,761,252	13,780,606	(12,310)	31,665	19,354
Total Agency Securities	$179,781,112	$180,364,369	$(327,792)	$911,050	$583,257

We monitor the performance and market value of our Agency Securities portfolio on an ongoing basis. As of December 31, 2009, we had the following securities in an unrealized loss and/or a gain position as presented below. The table below includes $58.6 million of current carrying value of forward settle security purchases.

	Amortized Cost	Fair Market Value	Unrealized Loss	Unrealized Gain	Net Unrealized Gain
Fannie Mae Certificates	$40,867,510	$40,879,103	$(125,238)	$136,831	$11,593
Freddie Mac Certificates	62,343,183	62,365,433	(217,647)	239,897	22,250
Ginnie Mae Certificates	15,397,192	15,404,188	-	6,996	6,996
Total Agency Securities	$118,607,885	$118,648,724	$(342,885)	$383,724	$40,839

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

The components of the carrying value of available for sale Agency Securities at March 31, 2010 are presented below. The table below includes $15.8 million of current carrying value of forward settle security sales.

March 31, 2010
Principal balance settled securities	$157,475,130
Forward settle securities (at current value)	15,780,560
Unamortized premium settled securities	6,525,422
Gross unrealized gains	911,050
Gross unrealized losses	(327,793)
Carrying value/estimated fair value	$180,364,369

The components of the carrying value of available for sale Agency Securities at December 31, 2009 are presented below.

December 31, 2009
Principal balance settled securities	$57,218,423
Forward settle securities	56,769,011
Unamortized premium settled securities	2,984,485
Unamortized premium forward settle securities	1,635,966
Gross unrealized gains	383,724
Gross unrealized losses	(342,885)
Carrying value/estimated fair value	$118,648,724

As of March 31, 2010, our Agency Securities portfolio was purchased at a net premium to par value with a weighted average amortized cost, including settled and forward settled securities, of 104.03%, due to the average interest rates on these securities being higher than prevailing market rates. As of March 31, 2010 we had approximately $7.0 million of unamortized premium included in the cost basis of our investments, inclusive of both settled and forward settle securities. The table below includes $15.8 million of current carrying value of adjustable rate 37-60 months to reset of forward settle security sales which were settled in April 2010.

Adjustable Rate Securities

Months to Reset	Percentage of Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
0-18	11.17%	7.3	$19,439,658	4.57%	$103.92	$20,202,643	$103.67	$20,153,538
19-36	1.13	29.0	1,945,399	5.17	102.55	1,994,986	104.77	2,038,138
37-60	46.99	55.3	81,327,867	4.56	103.71	84,347,347	104.21	84,749,203
61-80	17.37	64.0	30,059,610	4.79	103.94	31,245,203	104.22	31,327,076
Totals/Averages	76.66%	49.9	$132,772,534	4.62%	$103.78	$137,790,179	$104.14	$138,267,955

Fixed Rate Securities

Weighted Average Months to Maturity	Percentage of Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
0-90	0.92%	72.7	$1,540,539	6.18%	$107.15	$1,650,615	$107.86	$1,661,619
91-180	22.42	168.1	38,501,116	4.90	104.78	40,340,317	105.02	40,434,795
Totals/Averages	23.34%	164.4	$40,041,655	4.95%	$104.87	$41,990,932	$105.13	$42,096,414

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

All Securities

	Percentage of Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.00%	$172,814,189	4.70%	$104.03	$179,781,111	$104.37	$180,364,369

(1)

The current face is the current monthly remaining dollar amount of principal of an Agency Security. We compute current face by multiplying the original face value of the security by the current principal balance factor. The current principal balance factor is a fraction, where the numerator is the current outstanding balance and the denominator is the original principal balance.

(2)

For a pass-through certificate, the coupon reflects the weighted average nominal rate of interest paid on the underlying mortgage loans, net of fees paid to the servicer and the agency. The coupon for a pass-through certificate may change as the underlying mortgage loans are prepaid.

(3)

Amortized purchase price is the dollar amount, per $100 of current face, of our purchase price for the security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(4)	Amortized cost is our total purchase price for the Agency Security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.
(5)

Market price is the dollar amount of market value, per $100 of nominal, or face value, of the Agency Security. We utilize a third party pricing service to determine pricing for our portfolio. In certain circumstances, we may disagree with the pricing service analysis and we will request a price from third party broker dealers who actively trade in the specific securities. We may seek one or more prices from broker dealers to assess fair market value. Generally, the securities we purchase can be fully analyzed using software available from Bloomberg L.P. This software is utilized by the counterparties with whom we trade.

(6)	Market value is the total market value for the security.

As of December 31, 2009, our Agency Securities portfolio was purchased at a net premium to par value with a weighted average amortized cost, including settled and forward settles securities, of 104.07%, due to the average interest rates on these securities being higher than prevailing market rates. As of December 31, 2009 we had approximately $4.6 million of unamortized premium included in the cost basis of our investments, inclusive of both settled and forward settled securities. All unsettled purchases of securities as of December 31, 2009 were settled in January and February 2010.

As of December 31, 2009, our investment portfolio of settled securities consisted of Agency Securities as follows:

Adjustable Rate Settled Securities

Months to Reset	Percentage of Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
0-18	9.48%	1.6	$5,568,961	2.79	$102.03	$5,681,963	$102.34	$5,699,059
19-36	2.65	30.4	1,512,149	5.38	102.60	1,551,508	105.27	1,591,791
37-60	39.12	54.5	22,268,269	5.50	105.18	23,421,507	105.64	23,523,759
61-80	17.95	66.4	10,214,641	5.43	105.61	10,787,220	105.64	10,790,323
Totals/Averages	69.20%	49.4	$39,564,020	5.11	$104.76	$41,442,198	$105.17	$41,604,932

Fixed Rate Settled Securities

Weighted Average Months to Maturity	Percentage of Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
0-90	2.89%	73.3	$1,628,086	6.18%	$107.11	$1,743,902	$106.87	$1,739,867
91-180	27.91	167.2	16,026,317	4.97	106.18	17,016,808	104.72	16,782,673
Totals/Averages	30.80%	158.4	$17,654,403	5.08%	$106.27	$18,760,710	$104.92	$18,522,540

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

All Settled Securities

	Percentage of Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.00%	$57,218,423	5.10%	$105.23	$60,202,908	$105.10	$60,127,472

(1)

The current face is the current monthly remaining dollar amount of principal of an Agency Security. We compute current face by multiplying the original face value of the security by the current principal balance factor. The current principal balance factor is a fraction, where the numerator is the current outstanding balance and the denominator is the original principal balance.

(2)

For a pass-through certificate, the coupon reflects the weighted average nominal rate of interest paid on the underlying mortgage loans, net of fees paid to the servicer and the agency. The coupon for a pass-through certificate may change as the underlying mortgage loans are prepaid.

(3)

Amortized purchase price is the dollar amount, per $100 of current face, of our purchase price for the security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(4)	Amortized cost is our total purchase price for the Agency Security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.
(5)

Market price is the dollar amount of market value, per $100 of nominal, or face value, of the Agency Security. We utilize a third party pricing service to determine pricing for our portfolio. In certain circumstances, we may disagree with the pricing service analysis and we will request a price from third party broker dealers who actively trade in the specific securities. We may seek one or more prices from broker dealers to assess fair market value. Generally, the securities we purchase can be fully analyzed using software available from Bloomberg L.P. This software is utilized by the counterparties with whom we trade.

(6)	Market value is the total market value for the security.

As of December 31, 2009, we had committed to purchase securities for settlements in January and February of 2010. The information below is accurate as of December 31, 2009, but subject to change due to amortization prior to settlement. In addition, some forward trades of new issue securities are subject to modest changes in delivery size and coupon. All, but one, of the forward settling Agency Securities are adjustable rate with a minimum expected months to reset of eleven months and a maximum expected months to reset of 71 months.

Adjustable Rate Forward Settle Securities

	Percentage of Forward Settle Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	91.0%	59.0	$51,636,165	4.29%	$102.89	$53,126,166	$103.19	$53,282,749

Fixed Rate Forward Settled Securities

	Percentage of Forward Settle Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	9.0%	163.0	$5,132,846	4.50%	$102.84	$5,278,811	$102.06	$5,238,503

All Forward Settle Securities

	Percentage of Forward Settle Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.00%	$56,769,011	4.31%	$102.89	$58,404,977	$103.09	$58,521,252

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

All Settled and Forward Settle Securities

	Percentage of Forward Settle Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.00%	$113,987,434	4.71%	$104.07	$118,607,885	$104.10	$118,648,724

(1)

The current face is the current monthly remaining dollar amount of principal of an Agency Security. We compute current face by multiplying the original face value of the security by the current principal balance factor. The current principal balance factor is essentially a fraction, where the numerator is the current outstanding balance and the denominator is the original principal balance.

(2)

For a pass-through certificate, the coupon reflects the weighted average nominal rate of interest paid on the underlying mortgage loans, net of fees paid to the servicer and the agency. The coupon for a pass-through certificate may change as the underlying mortgage loans are prepaid.

(3)

Amortized purchase price is the dollar amount, per $100 of current face, of our purchase price for the security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(4)	Amortized cost is our total purchase price for the Agency Security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.
(5)

Market price is the dollar amount of market value, per $100 of nominal, or face value, of the Agency Security. We utilize a third party pricing service to determine pricing for our portfolio. In certain circumstances, we may disagree with the pricing service analysis and we will request a price from third party broker dealers who actively trade in the specific securities. We may seek one or more prices from broker dealers to assess fair market value. Generally, the securities we purchase can be fully analyzed using software available from Bloomberg L.P. This software is utilized by the counterparties with whom we trade.

(6)	Market value is the total market value for the mortgage.

Our investment portfolio consisted of the following breakdown between Fannie Mae, Freddie Mac and Ginnie Mae at March 31, 2010. The table below includes $15.8 million of current carrying value of Freddie Mac forward settle security sales.

Agency Securities	March 31, 2010
	Estimated Fair Value	Percentage of Total
Settled Securities
Fannie Mae Certificates	$87,774,493	48.7%
Freddie Mac Certificates	78,809,270	43.7
Ginnie Mae	13,780,606	7.6

Total Securities	$180,364,369	100.0%

Our investment portfolio consisted of the following breakdown between Fannie Mae, Freddie Mac and Ginnie Mae at December 31, 2009:

Agency Securities	December 31, 2009
	Estimated Fair Value	Percentage of Total
Settled Securities
Fannie Mae Certificates	$32,500,935	27.3%
Freddie Mac Certificates	27,372,349	23.1
Ginnie Mae	254,188	0.2

Forward Settle Securities
Fannie Mae Certificates	8,378,168	7.1
Freddie Mac Certificates	34,993,084	29.5
Ginnie Mae	15,150,000	12.8

Total Securities	$118,648,724	100.0%

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

As of March 31, 2010 and December 31, 2009, the adjustable and hybrid adjustable rate mortgage loans underlying our Agency Securities had fixed interest rates for an average period of approximately 50 months and 49 months respectively, after which time the interest rates reset and become adjustable. After a reset date, interest rates on our adjustable and hybrid adjustable Agency Securities float based on spreads over various indices, typically LIBOR or the one-year Constant Maturity Treasury, or CMT, rate. These interest rates are subject to caps that limit the amount the applicable interest rate can increase during any year, known as an annual cap, and through the maturity of the security, known as a lifetime cap. Most of our adjustable and hybrid adjustable Agency Securities, but not all, have an initial 5% adjustment cap after the fixed period ends. The average annual cap, after the initial adjustment cap, on increases (or decreases) to the interest rates on our Agency Securities is typically, but not always, 2% per year. The typical average lifetime cap on increases to the interest rates on our Agency Securities is 5% from the initial stated rate, although in some cases it may be 6%.

Note 5 – Interest Rate Contracts

We enter into transactions to manage our interest rate risk exposure. These transactions are purchasing or selling Eurodollar futures contracts (“Futures Contracts”) designed to lock in funding costs for financing activities associated with our assets in such a way to help assure the realization of attractive net interest margins.  Such transactions are based on assumptions about prepayments which, if not realized, will cause transaction results to differ from expectations. We do not designate our activities as cash flow hedges, and as such, we recognize changes in the fair value of these transactions through earnings (See Note 2). Our derivative instruments are carried on our balance sheet at fair value, as assets, if their fair value is positive, or as liabilities, if their fair value is negative.

As of March 31, 2010 and December 31, 2009, we had entered into $60.0 million and $21.0 million (notional amount), respectively, of Eurodollar Future swap equivalents traded in 716 and 292 individual contract transactions, respectively. Our Futures Contracts are traded on the Chicago Mercantile Exchange (“CME”) and have limited counterparty risk because of the daily mark-to-market collateral requirements and the substantial credit support provided by the CME.

The collateral requirements of the CME require us to pledge assets under a bi-lateral margin arrangement, including either cash or Agency Securities, and these requirements may vary and change over time based on the market value, notional amount, and remaining term of the Futures Contracts.  In the event we are unable to meet a margin call under one of our Futures Contracts, the counterparty to such agreement may have the option to terminate or close-out all of the outstanding Futures Contracts with us. In addition, any close-out amount due to the counterparty upon termination of the counterparty’s transactions would be immediately payable by us pursuant to the applicable agreement.  We believe we are in compliance with all margin requirements under our Futures Contracts as of March 31, 2010 and December 31, 2009.  We had $0.7 million and $0.3 million of restricted cash related to margin posted for Futures Contracts as of March 31, 2010 and December 31, 2009, respectively.

The following table presents information about Eurodollar Futures Contracts as of March 31, 2010:

	Notional Amount	Value as of March 31, 2010	Weighted Average Rate
Eurodollar futures strips maturing 3/18/2012	$20,000,000	$(90,340)	1.17%
Eurodollar futures strips maturing 3/18/2013	21,000,000	(148,260)	1.81
Eurodollar futures strips maturing 3/18/2014	19,000,000	(307,962)	2.44
Totals	$60,000,000	$(546,562)	1.79%

The following table presents information about Eurodollar Futures Contracts as of December 31, 2009:

	Notional Amount	Value as of December 31, 2009	Weighted Average Rate
Eurodollar futures strips maturing 3/18/2012	$3,000,000	$3,875	1.35%
Eurodollar futures strips maturing 3/18/2013	5,000,000	6,625	2.01
Eurodollar futures strips maturing 3/18/2014	13,000,000	39,863	2.50
Totals	$21,000,000	$50,363	2.22%

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

Other Transactions - We may, but have not yet, entered into other forms of transactions which may include interest rate swaps, caps, floors, or other derivative transactions.

Note 6 —Repurchase Agreements

At March 31, 2010 and December 31, 2009, we had repurchase agreements in place in the amount of $168.5 million and $46.4 million, respectively, to finance Agency Security purchases.  For the period ended March 31, 2010 and the year ended December 31, 2009, the weighted average interest rate or cost of funds was 0.27% and 0.26%, respectively.  At March 31, 2010 and December 31, 2009 we had repurchase agreements outstanding with five and three counterparties, respectively, with a weighted average maturity of 44 days and 2 months, respectively.  The following tables represent the contractual repricing information regarding our repurchase agreements:

March 31, 2010	Balance	Weighted Average Contractual Rate	Contractual Interest Payments	Total Contractual Obligation
Within 30 days	$81,024,093	0.26%	$20,709	$81,044,802
30 days to 90 days	87,501,000	0.29	73,237	87,574,237
Total	$168,525,093	0.27%	$93,946	$168,619,039

December 31, 2009	Balance	Weighted Average Contractual Rate	Contractual Interest Payments	Total Contractual Obligation
Within 30 days	$14,696,602	0.27%	$2,898	$14,699,500
30 days to 90 days	31,692,000	0.25	2,201	31,694,201
Total	$46,388,602	0.26%	$5,099	$46,393,701

At March 31, 2010, our repurchase agreements had the following counterparties, amount at risk and weighted average remaining maturities:

Repurchase Agreement Counterparties	Amount Outstanding	Amount at Risk (1)	Weighted Average Maturity of Repurchase Agreements in Days	Percent of Total Amount Outstanding

MF Global	$66,434,000	$3,425,353	55	39.4%
Goldman Sachs	43,508,000	2,091,153	26	25.8
Nomura	26,340,093	1,199,539	26	15.7
South Street Securities	25,957,000	1,483,654	72	15.4
Jefferies	6,286,000	327,100	23	3.7
Total	$168,525,093	$8,526,799		100.0%

(1)   Equal to the fair value of securities sold, plus accrued interest income, minus the sum of repurchase agreement liabilities, plus accrued interest expense.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

At December 31, 2009, our repurchase agreements had the following counterparties, amount at risk and weighted average remaining maturities:

Repurchase Agreement Counterparties	Amount Outstanding	Amount at Risk (1)	Weighted Average Maturity of Repurchase Agreements in Days	Percent of Total Amount Outstanding

Goldman Sachs	$31,692,000	$1,683,203	81	68.3%
MF Global	10,730,188	385,340	22	23.1
South Street Securities	3,966,414	131,489	25	8.6
Total	$46,388,602	$2,200,032		100.0%

(1)   Equal to the fair value of securities sold, plus accrued interest income, minus the sum of repurchase agreement liabilities, plus accrued interest expense.

As of March 31, 2010 and December 31, 2009, the weighted average margin requirement, or the percentage amount by which the collateral value must exceed the loan amount, which we also refer to as the haircut, under all our repurchase agreements was approximately 5.2% and 5.4%, respectively.

Note 7 - Commitments and Contingencies

Management Agreement with ARRM

As discussed in Note 11 “Related Party Transactions,” we are party to a management agreement with ARRM. Pursuant to the management agreement, as amended, ARRM is entitled to receive a monthly management fee equal to 1/12th of 1% of  gross equity raised (including initial gross merger equity as well as any future gross equity raised) until gross equity raised is $50 million, inclusive of gross merger equity. Thereafter, the management fee shall be 1/12th of (a) 1.5% of gross equity raised up to $1 billion and (b) 0.75% of gross equity raised in excess of $1 billion, with a monthly minimum based on 1/12th of $900,000.

Operating Leases

We are not party to any agreement for the rental of real property and office space, or any significant leases for office, computer and other equipment or office furnishings.

Litigation

We are not party to any pending, threatened or contemplated litigation.

Note 8 – Share-Based Compensation

 2009 Stock Incentive Plan

In connection with the Merger Agreement with Enterprise, we  adopted the 2009 Stock Incentive Plan (the "Plan") to attract, retain and reward directors, officers and other employees of  ours, and other persons who provide services to us in the course of operations  (collectively "Eligible Individuals").

The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, stock appreciation rights and other equity and cash-based awards (collectively “awards”), and will be subject to a ceiling amount of shares available for issuance under the plan. On May 12, 2010, the Board allocated up to 250,000 shares available under the Plan. In considering such allocation, the Board considered the size of the Plan relative to our capital base and our current and potential future performance and capitalization.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

The Plan allows for the Board to expand the types of awards available under the Plan and determine the maximum number of shares that may underlie these awards in any one year to any Eligible Individual. If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

Awards Under the Plan

There have been no awards made under this plan.

Note 9 – Fair Value of Financial Instruments

We have established and documented processes for determining fair values.   The fair values of Agency Securities are generally determined by management by obtaining a valuation for each Agency Security from an independent pricing service. If the fair value of a security is not available from the independent pricing service, or such data appears unreliable, we obtain valuations from up to three dealers. At March 31, 2010 and December 31, 2009, all of our Agency Security values were based solely on third-party sources.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  The three levels of valuation hierarchy are defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The following describes the valuation methodologies used for our Agency Securities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

a. Agency Securities Available for Sale - Fair value for the Agency Securities in our portfolio is based on information provided by an independent pricing service.  If the fair value of a security is not available from the independent pricing service, or such data appears unreliable, we obtain valuations from up to three dealers who make markets in similar financial instruments. The dealers will incorporate common market pricing methods, including a spread measurement to the Treasury curve or interest rate swap curve as well as underlying characteristics of the particular security including coupon, periodic and life caps, collateral type, rate reset period and seasoning or age of the security. If quoted prices for a security are not reasonably available from a dealer, the security will be re-classified as a Level 3 security and, as a result, management will determine the fair value based on characteristics of the security that we receive from the issuer and based on available market information. Management reviews all prices used in determining valuation to ensure they represent current market conditions. This review includes surveying similar market transactions, comparisons to interest pricing models as well as offerings of like securities by dealers. At March 31, 2010, approximately $154.0 million of our Agency Securities were valued using the independent pricing service and approximately $26.4 million were valued using valuations from dealers.

 b. Derivative Transactions - The fair value of our derivative transactions, Eurodollar Futures Contracts, is based on closing prices on the Chicago Mercantile Exchange.  Our Futures Contracts are classified as Level 1 fair values.

The following table presents our financial instruments measured at fair value as of March 31, 2010. The table below includes $15.8 million of current carrying value of forward settle security sales.

	Level 1	Level 2	Level 3	Total
Assets carried at fair value:
Agency Securities available for sale	$-	$180,364,369	$-	$180,364,369
Liabilities carried at fair value:
Interest rate contracts	$546,562	$-	$-	$546,562

ARMOUR Residential REIT, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

The following table presents our financial instruments measured at fair value as of December 31, 2009.

	Level 1	Level 2	Level 3	Total
Assets carried at fair value:
Agency Securities available for sale	$-	$118,648,724	$-	$118,648,724
Interest rate contracts	50,363	-	-	50,363
Total	$50,363	$118,648,724	$-	$118,699,087

Note 10 – Income Taxes

We plan to elect to be taxed as a REIT as of the year taxable ended December 31, 2009 and thereafter upon filing our federal income tax return for that year and intend to comply with the provisions of the Code regarding U.S. federal income taxes with respect thereto in future periods.  We will not generally be subjected to federal income tax as long as all taxable income and gain and certain asset, income and stock ownership tests are met. We have also plan to elect to treat Enterprise as a Taxable REIT Subsidiary, which is a tax paying entity for income tax purposes and it is taxed separately from ARMOUR. We have recognized refundable income taxes of $0.4 million as of March 31, 2010 and December 31, 2009 related to the carry back of net operating losses incurred by Enterprise in 2009 to prior years in which Enterprise reported taxable income. Income tax expense for the three months ended March 31, 2010 consists of income taxes incurred because of undistributed REIT taxable income for the year ending December 31, 2009.

The Company’s provision for income taxes consists of:

Three Months Ended March 31, 2009
Current:
Federal	$(114,000)
State	-
Total current	(114,000)
Deferred	-
Benefit for income taxes	$(114,000)

The difference between the actual income tax expense and that computed by applying the statutory income tax rate of 35% to pre-tax income from operations is summarized below:

Three Months Ended March 31, 2009
Computed expected tax rate	(35.0)%
State income tax, net of federal benefit	(3.6)
Change in valuation allowance	(79.6)
Effective tax rate	(118.2)%

We recorded a deferred income tax asset of $0.9 million at March 31, 2009 for the cumulative tax effect of temporary differences resulting from the capitalization of substantially all of our operating expenses for income tax purposes. However, due to uncertainty related to the ultimate realization of this deferred tax asset, a fully offsetting valuation allowance was established since it was not more likely than not that the benefit would be realized.

During the quarter ended March 31, 2009, costs of approximately $1.7 million related to an acquisition became deductible for tax purposes because the transaction to which such costs relate was terminated.

ARMOUR Residential REIT, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – March 31, 2010

(Unaudited)

Note 11 —Related Party Transactions

Post consummation of the Merger Agreement

On November 5, 2009, in connection with the consummation of the Merger Agreement, we entered into the Management Agreement (see Note 7 “Commitments and Contingencies” for additional discussion) with ARRM to manage our business affairs in conformity with certain restrictions contained in the management agreement, including any material operating policies adopted by us.  Pursuant to the terms of the management agreement, ARRM will be responsible for the following primary roles:

•

Advising us with respect to, arrange for, and manage the acquisition, financing, management and disposition of, elements of our investment portfolio,

•

Evaluating the duration risk and prepayment risk within the investment portfolio and arranging borrowing and hedging strategies,

•

Coordinating capital raising activities,

•

Advising us on the formulation and implementation of operating strategies and policies, arranging for the acquisition of assets, monitoring the performance of those assets, arranging for various types of financing and hedging strategies, and provide administrative and managerial services in connection with our day-to-day operations, and

•

Provide executive personnel along with administrative personnel, office space, and other appropriate services required in rendering management services to us.

In return for these services, we paid $0.06 million of management fees to ARRM, and did not reimburse any expenses incurred by ARRM on our behalf for the quarter ended March 31, 2010.

Pre consummation of the Merger Agreement

Enterprise agreed to pay $7,500 per month for office space and general and administrative services.  The office space was leased from Bell & Staton, Inc., an affiliate of our officers and directors.   For the quarter ended March 31, 2009 Enterprise paid $0.02 million of expense related to this agreement.

Note 12 – Subsequent Events

On April 29, 2010, we paid a first quarter 2010 cash dividend of $0.40 per common share, or $0.9 million in the aggregate,  to holders of record on March 15, 2010.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

ARMOUR Residential REIT, Inc.

We have audited the accompanying balance sheets of ARMOUR Residential REIT, Inc. and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations , stockholders’ equity, and cash flows for the years ended December 31, 2009, and 2008, and the period from July 9, 2007 (inception) through December 31, 2007.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, and the period from July 9, 2007 (inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ EISNER LLP

New York, New York

March 29, 2010

ARMOUR Residential REIT, Inc. and Subsidiaries

Consolidated Balance Sheets

Assets	December 31, 2009	December 31, 2008
Cash	$6,653,331	$2,086
Cash held in trust available for operations	-	250,124,502
Restricted cash	299,280	-
Agency Securities Available for Sale, at fair value (including pledged assets of $48,886,278)	118,648,724	-
Prepaid and other assets	162,366	35,927
Refundable income taxes	393,725	26,954
Accrued interest receivable	412,114	-
Principal payments receivable	73,705	-
Interest rate contracts, at fair value	50,363	-
Total Assets	$126,693,608	$250,189,469

Liabilities and Stockholders’ Equity
Liabilities:
Repurchase agreements	$46,388,602	$-
Payable for unsettled securities	58,559,479	-
Accounts payable and accrued expenses	76,493	593,269
Dividends payable	177,938	-
Deferred underwriters fee	-	8,375,000
Total Liabilities	105,202,512	8,968,269

Commitments and contingencies:

Common Stock subject to possible redemption (7,499,999 shares at an estimated $9.90 redemption value)		74,249,990
Interest income attributable to common stock subject to possible conversion (net of income taxes of $340,665 at December 31, 2008)		587,577

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized, none outstanding at December 31, 2009 and 2008	-	-
Common stock, $0.0001 par value, 250,000,000 shares authorized, 2,304,054 and 31,250,000 shares issued and outstanding at December 31, 2009 and 2008, respectively	230	3,125
Additional paid-in capital	22,647,201	165,026,335
(Accumulated deficit) Retained earnings	(1,197,174)	1,354,173
Accumulated other comprehensive income	40,839	-
Total Stockholders’ Equity	21,491,096	166,383,633
Total Liabilities and Stockholders’ Equity	$126,693,608	$250,189,469

See accompanying notes to financial statements

ARMOUR Residential REIT, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31, 2009	Year Ended December 31, 2008	July 9, 2007 (inception) through December 31, 2007
Revenues:
Interest income net of amortization of premium and discount	$446,598	$5,425,560	$1,652,252
Interest expense	(14,153)	-	-
Net interest income	432,445	5,425,560	1,652,252
Other Income:
Misc. income	500	-	-
Non-interest income, change in value of interest rate hedge	50,363	-	-
Total net revenues	483,308	5,425,560	1,652,252
Expenses:
Professional fees	28,523
Insurance	114,391
Management fee	112,184
Merger expenses	1,610,437
Formation and operating costs	-	2,309,375	163,275
Franchise tax expense	151,407
Other	9,983
Total expenses	2,026,925	2,309,375	163,275
Net (loss) income before taxes	(1,543,617)	3,116,185	1,488,977
Income tax benefit (expense)	394,190	(2,041,750)	(621,662)
Net (Loss) Income	(1,149,427)	1,074,435	867,315
Less: Interest attributable to common stock subject to possible conversion (net of income taxes of $657,000, $340,665 and $0)	(1,200,614)	(587,577)	-
Net (loss) income attributable to common stock not subject to possible conversion	$(2,350,041)	$486,858	$867,315
Maximum number of shares subject to possible conversion:
Weighted average shares outstanding subject to possible conversion	7,569,179	7,499,999	7,499,999
Income per share amount (basic and diluted)	$0.16	$0.08	$-
Weighted average shares outstanding not subject to conversion:
Basic and diluted	20,459,664	23,750,001	12,990,330
Pro forma diluted	20,456,664	29,697,713	16,129,865
Net (loss) income per share
Basic and diluted	$(0.11)	$0.02	$0.07
Pro forma diluted	$(0.11)	$0.02	$0.05

See accompanying notes to financial statements

ARMOUR Residential REIT, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income	Comprehensive Income (Loss)	Total
	Shares	Amount

Balance , July 9, 2007(inception)	-	-	-	-	-	-	-
Common shares issued to founders at $.03 per share(includes 937,500 subject to forfeiture)	7,187,500	$719	$24,281	$-	$-	$-	$25,000
Proceeds from sale of 7,500,000 warrants at $1.00 each	-	-	7,500,000	-	-	-	7,500,000
Sale of 25,000,000 units through public offering at $10.00 per unit, net of underwriter’s discount and offering expenses (which includes 7,499,999 shares subject to possible redemption)	25,000,000	2,500	231,751,950	-	-	-	231,754,450
Less: Proceeds applicable to 7,499,999 shares of common stock subject to possible redemption	-	-	(74,249,990)	-	-	-	(74,249,990)
Forfeiture of 937,500 shares by founders	(937,500)	(94)	94	-	-	-	-
Net Income	-	-	-	867,315	-	867,315	867,315
Comprehensive income	-	-	-	-	-	$867,315
Balance, December 31, 2007	31,250,000	$3,125	$165,026,335	$867,315	$-		$165,896,775
Accretion of trust account relating to common stock subject to possible conversion	-	-	-	(587,577)	-	-	(587,577)
Net Income	-	-	-	1,074,435	-	1,074,435	1,074,435
Comprehensive income	-	-	-	-	-	$1,074,435
Balance, December 31, 2008	31,250,000	$3,125	$165,026,335	$1,354,173	$-		$166,383,633
Trust account income relating to common stock redeemed	-	-	-	(1,200,614)	-	-	(1,200,614)
Shares contributed by founders and shares redeemed in excess of number estimated	(28,945,946)	(2,895)	(150,436,980)	-	-	-	(150,439,875)
Waiver of accrued underwriters fees	-	-	8,057,846	-	-	-	8,057,846
Dividends declared	-	-	-	(201,306)	-	-	(201,306)
Net loss	-	-	-	(1,149,427)	-	(1,149,427)	(1,149,427)
Net unrealized gain on investment in Available for Sale securities	-	-	-	-	40,839	40,839	40,839
Comprehensive loss	-	-	-	-	-	$(1,108,588)
Balance, December 31, 2009	2,304,054	$230	$22,647,201	$(1,197,174)	$40,839		$21,491,096

See accompanying notes to financial statements

ARMOUR Residential REIT, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31, 2009	Year Ended December 31, 2008	July 9, 2007 (inception) through December 31, 2007
Cash Flows From Operating Activities:
Net (loss) income	$(1,149,427)	$1,074,435	$867,315
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Net amortization of premium and discount on Agency Securities	15,063	-	-
Interest rate contracts	(50,363)	-	-
Changes in operating assets and liabilities:
Increase in accrued interest receivable	(412,114)	-	-
Increase in prepaid income taxes and other assets	(493,210)	-	-
Increase in accrued interest payable and accrued expenses	5,099	-	-
(Decrease) increase in accounts payable and accrued expenses	(521,874)	(112,337)	643,652
Net cash (used in) provided by operating activities	(2,606,826)	1,063,827	1,373,311
Cash Flows From Investing Activities:
Purchases of Agency Securities	(118,874,939)	-	-
Principal repayments of Agency Securities	178,286	-	-
Unsettled security purchases	58,559,479	-	-
Cash held in trust account	-	-	(247,575,000)
Investment income in trust account, net of expenses and taxes	-	(1,095,122)	(1,454,380)
Net cash used in investing activities	(60,137,174)	(1,095,122)	(249,029,380)
Cash Flows From Financing Activities:
Proceeds from offerings	-	-	257,525,000
Cash received from Trust	249,807,349	-	-
Cash paid for stock redemptions (including converted common shares)	(226,478,058)	-	-
Proceeds from repurchase agreements	46,388,602	-	-
Payment of costs associated with Offering	-	-	(9,835,550)
Proceeds from note payable to related party	-	-	350,000
Repayment of note payable to related party	-	-	(350,000)
Increase in restricted cash	(299,280)	-	-
Dividends paid	(23,368)	-	-
Net cash provided by financing activities	69,395,245	-	247,689,450
Increase (Decrease) in Cash	6,651,245	(31,295)	33,381
Cash – Beginning	2,086	33,381	-
Cash – End	$6,653,331	$2,086	$33,381
SUPPLEMENTAL DISCLOSURE
Cash paid for income taxes	-	2,595,366	95,000
Non-Cash Financing Activities
Accrued offering costs	-	-	35,000
Accrual of deferred underwriters’ fees		-	8,375,000
Increase in capital due to waiver of accrued deferred underwriters’ fees	8,057,846	-	-

See accompanying notes to financial statements

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

Note 1 — Organization and Nature of Business Operations

Business

References to “we”, “us”, "ARMOUR" or the “Company” are to ARMOUR Residential REIT, Inc. References to “ARRM” are to ARMOUR Residential Management LLC, a Delaware limited liability company.

We are an externally-managed Maryland corporation organized in 2008, managed by ARMOUR Residential Management LLC. We invest primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, "Agency Securities").  From time to time, a portion of our portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, “Agency Debt”), U.S. Treasuries and money market instruments, subject to certain income tests we must satisfy for our qualification as a real estate investment trust (“REIT”).

We plan to elect to be taxed as a REIT for the taxable year ended December 31, 2009 and thereafter upon filing our federal income tax return for that year. Our qualification as a REIT depends on our ability  to meet,  on a continuing basis, various complex requirements under the Internal Revenue Code (the “Code”) relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Code and our manner of operations enables us to meet the requirements for taxation as a REIT for federal income tax purposes.

As a REIT, we will generally not be subject to federal income tax on the REIT taxable income that we currently distribute to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to some federal, state and local taxes on our income.

Enterprise Acquisition Corp. (“Enterprise”) was formed in 2007 as a Delaware corporation to acquire through a merger, stock exchange, asset acquisition or similar business combination an operating business or businesses.  Prior to the Merger Transaction (described below), Enterprise had not commenced any operations, and all activity was related to Enterprises’ formation, an initial public offering (the “Offering”) and efforts to identify potential business combinations.

Enterprise closed the Offering on November 14, 2007 and remitted $247.6 million of the Offering proceeds into a trust account, the disposition of which was subject to (i) the consummation of a qualifying business combination (as defined and amended per the terms of the Offering) or (ii) the liquidation of Enterprise.  The consummation of the Merger Agreement (described below) allowed for the disposition of funds from the trust account as follows:

Enterprise Trust Funds

Funds available for distribution at October 31, 2009	$249,479,648
Add:
Interest income	410
Less:
Reimbursement of Company expenses	(19,709)
Conversion of redeemable common stock	74,837,567
Return of capital	(226,478,056)
Transaction fees	(912,584)
Investment in subsidiary	(22,069,709)
Funds remaining for distribution	$-

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

Merger Transaction

On July 29, 2009, ARMOUR entered into an Agreement and Plan of Merger (the "Merger Agreement") with Enterprise.   On November 5, 2009, the stockholders of Enterprise approved certain proposals to: (i) amend Enterprise's amended and restated certificate of incorporation to allow for a business combination with ARMOUR, and (ii) adopt the Agreement and Plan of Merger, dated as of July 29, 2009, by and among Enterprise, ARMOUR and ARMOUR Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ARMOUR ("Merger Sub Corp."), and approve the merger of Merger Sub Corp. with and into Enterprise (the "Business Combination”).

On November 6, 2009, Merger Sub Corp. merged with and into Enterprise pursuant to the Merger Agreement. The Merger Agreement provided for two primary transactions: (i) the merger of Merger Sub Corp. with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR, and (ii) ARMOUR becoming the new publicly-traded corporation of which the holders of Enterprise securities will be security holders. The ARMOUR securities have the same terms as the Enterprise securities for which they were exchanged.

At the closing of the merger with Enterprise, Enterprise had $249.5 million in cash and returned $226.5 million to stockholders who elected to exercise their conversion rights into a pro rata portion of the trust account.

The principal equity capitalization and financing transactions occurred in connection with consummation of the Merger Agreement are as follows:

•

The outstanding common stock and warrants of Enterprise were converted into like securities of ARMOUR,

•

The holders of Enterprise common stock and warrants became holders of the securities of ARMOUR after the merger in the same proportion as their current holdings, except as increased by:

o

The cancellation immediately prior to the record date for a distribution to the holders of Enterprise common stock of 6,250,000 shares of common stock of Enterprise acquired immediately prior to the Offering, and

o

The conversion of shares of common stock sold in the Offering by any holder thereof exercising its conversion rights.

Note 2.  Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

Our financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States (“GAAP”). The consolidated financial statements include the accounts of ARMOUR and all subsidiaries; all intercompany accounts and transactions have been eliminated.  The consolidated financial statements have been prepared as if the Company had been in place for all periods presented. All references to “period ending December 31, 2007” indicate the period from July 9, 2007 (Inception) to December 31, 2007.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions primarily arise from risks and uncertainties associated with interest rate volatility, prepayment volatility and credit exposure. Although management is not currently aware of any factors that would significantly change these estimates and assumptions in the near term, future changes in market conditions may occur with could cause actual results to differ materially.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

Cash

Cash includes cash on deposit with financial institutions and investments in high quality overnight money market funds, all of which have maturities of three months or less, at time of purchase. The company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held. The carrying amount of cash is deemed to be its fair value.

Restricted Cash

Restricted cash includes approximately $0.3 million held by counterparties as collateral for hedging instruments.

Acquisition Costs

In December 2007, the FASB updated the authoritative guidance to expand  the definition of transactions and events that qualify as business combinations; require that the entire enterprise, not just the acquired assets and liabilities, including contingencies be recorded at the fair value determined on the acquisition date and changes thereafter reflected in revenue, not goodwill; changes the recognition timing for restructuring costs; and requires acquisition costs to be expensed as incurred.  Adoption of this authoritative guidance is required for combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

We adopted the new authoritative guidance as of January 1, 2009.  As a result, total acquisition costs incurred through December 31, 2008 of approximately $1.6 million were included in “Formation and operating costs” in our consolidated statements of operations.   These acquisition costs consist primarily of approximately $1.1 million for legal services, $0.4 million for fairness opinion services directly associated with the negotiation and execution of the Merger Agreement and $0.2 million for other professional services and related costs.

 Agency Securities, at Fair Value

We invest primarily in Agency Securities. A portion of our portfolio may be invested in Agency Debt, U.S. Treasuries and money market instruments, subject to certain income tests we must satisfy for our qualification as a REIT. We have committed ourselves to the Agency asset class by including in our charter a requirement that all of our financial instrument investments will consist of Agency Securities, Agency Debt, U.S. Treasuries and money market instruments (including reverse repurchase agreements) and hedging and other derivative instruments related to the foregoing investments.

We classify our Agency Securities as either trading, available-for-sale or held-to-maturity securities.  Management determines the appropriate classifications of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date.

We recognize impairments in our investment portfolio which, among other things, requires: the determination as to when an investment is considered impaired; whether that impairment is other-than-temporary; the measurement of an impairment loss; accounting considerations subsequent to the recognition of an other-than-temporary impairment; and certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments.

We assess our investment portfolio for other-than-temporary impairment at least on a quarterly basis.  When the fair value of an investment is less than its amortized cost at the balance sheet date of the reporting period for which impairment is assessed, the impairment is designated as either “temporary” or “other-than-temporary.”

Fair Value of Financial Instruments

We consider our cash, restricted cash, Agency Securities Available for Sale (settled and unsettled), accrued interest receivable, accounts payable, interest rate hedges, repurchase agreements and accrued interest payable to meet the definition of financial instruments. The carrying amount of cash, restricted cash, accrued interest receivable and accounts payable approximate their fair value due to the short maturities of these instruments. See footnotes 4 and 5, respectively, for discussion of the fair value of Agency Securities Available for Sale and interest rate hedges. The carrying amount of repurchase agreements and accrued interest payable is deemed to approximate fair value due to the short term maturities of these instruments.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

Repurchase Agreements

We finance the acquisition of elements of our investment portfolio through the use of repurchase agreements.  Our repurchase agreements are secured by our Agency Securities and bear interest rates that have historically moved in close relationship to the London Interbank Offered Rate (“LIBOR”). Under these agreements, we sell securities to a lender and agree to repurchase the same securities in the future for a price that is higher than the original sales price.  The difference between the sales price that we receive and the repurchase price that we pay represents interest paid to the lender.  Although structured as a sale and repurchase obligation, a repurchase agreement operates as a financing under which we pledge our securities as collateral to secure a loan which is equal in value to a specified percentage of the estimated fair value of the pledged collateral.  We retain beneficial ownership of the pledged collateral.  At the maturity of a repurchase agreement, we are required to repay the loan and concurrently receive back our pledged collateral from the lender or, with the consent of the lender, we may renew such agreement at the then prevailing financing rate.  The repurchase agreements may require us to pledge additional assets to the lender in the event the estimated fair value of the existing pledged collateral declines.

Derivatives and Hedging Activities

In accordance with the authoritative literature, we recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position. We do not designate our hedging activities as cash flow hedges, which, among other factors, would require us to match the pricing dates of both hedging transactions and repurchase agreements.   Operational issues and credit market volatility make such matching impractical for us.  Since we will not qualify for hedge accounting treatment as prescribed by GAAP, our operating results may reflect greater volatility than otherwise would be the case,  because gains or losses on the hedging instruments may not be offset by changes in the fair value or cash flows of the related hedged transaction within the same accounting period, or ever. Consequently, any declines in the hedged interest rates would result in a charge to earnings. We will continue to designate hedging transactions as hedges for tax purposes and any unrealized gains or losses should not affect our distributable net income.

Preferred Stock

We are authorized to issue 25,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board or a committee thereof.

Common Stock and Warrants

The Company has 2,304,054 shares of common stock issued and outstanding, and has authorized 250,000,000 shares of common stock, par value $0.001.  At December 31, 2009, the Company had outstanding warrants to purchase 32,500,000 shares of common stock, which are exercisable at $11.00 per share and expire in 2013.

Income per Common Share

Basic income per common share for all periods is computed by dividing the earnings applicable to common stockholders by the weighted average number of common shares outstanding for the period.  Warrants issued by the Company in the offering and sponsor warrants were contingently exercisable upon consummation of a business combination.  Hence these are presented in the pro forma diluted income per share for the year ended December 31, 2009 and for the period from July 9, 2007(inception) through December 31, 2007.  The pro forma diluted loss per common share for the year ended December 31, 2009 does not include 32,500,000 warrants as the effect of including such warrants would be anti-dilutive. Pro forma diluted income per share reflects the potential dilution assuming common shares were issued upon the exercise of outstanding warrants and the proceeds thereof were used to purchase common shares at the average market price during the period.

The Company’s statements of operations include a presentation of earnings per share for common stock subject to possible conversion in a manner similar to the two-class method of earnings per share.  Basic and diluted net income per share amount for the maximum number of shares subject to possible conversion is calculated by dividing the net interest income attributable to common shares subject to conversion ($1,200,614 and $587,577 for the year ended December 31, 2009 and 2008, respectively) by the weighted average number of shares subject to possible conversion.  Basic, diluted and pro forma diluted earnings per share amount for the shares outstanding not subject to possible conversion is calculated by dividing the net income exclusive of the net interest income attributable to common shares subject to conversion by the weighted average number of shares not subject to possible conversion.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

Comprehensive Income

Other comprehensive income refers to revenue, expenses, gains, and losses that are recorded directly as an adjustment to shareholders’ equity.  Other comprehensive income arises from unrealized gains or losses generated from changes in market values of our Agency Securities held as available-for-sale.

Revenue Recognition

Interest income is earned and recognized based on the outstanding principal amount of the investment securities and their contractual terms.  Premiums and discounts associated with the purchase of investment securities are amortized or accreted into interest income over the actual lives of the securities.

Income Taxes

We will elect to be taxed as a REIT for the taxable year ending December 31, 2009 and thereafter upon filing our federal income tax return for that year. We will generally not be subject to Federal income tax to the extent that we distribute 90% of our taxable income to our shareholders, and as long as we satisfy the ongoing REIT requirements including meeting certain asset, income and stock ownership tests. As of December 31, 2009, we do not meet the stock ownership tests, we plan on taking the actions necessary to comply with the ownership tests, however there are no assurances that we can do so.

Note 3 —Recent Accounting Pronouncements

In May 2009, the FASB issued general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. These standards set forth:

•

The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, and

•

The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and

•

The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The standards are effective for interim or annual financial periods ending after June 15, 2009. The impact the adoption of these standards did not have a material impact on our financial statements.

In June 2009, the FASB issued new authoritative literature on the transfer and servicing of assets which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. Topic No. 860 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. We do not anticipate that the adoption of this literature will have a material impact on our financial statements.

In August 2009, the FASB issued new authoritative literature which provides clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques:

•

A valuation technique that uses:

o

The quoted price of the identical liability when traded as an asset, or

o

Quoted prices for similar liabilities or similar liabilities when traded as assets, or

•

Another valuation technique that is consistent with the principles of the authoritative literature.

The adoption of this authoritative guidance did not have a material impact on our financial statements.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

Note 4 – Agency Securities, Available for Sale

All of our Agency Securities are classified as available-for-sale and, as such, are reported at their estimated fair value. The fair values of Agency Securities are generally determined by management by obtaining a valuation for each Agency Security from an independent pricing service. If the fair value of a security is not available from the independent pricing service or such data appears unreliable, we obtain quotes from up to three dealers. At December 31, 2009, all of our Agency Security values were based solely on third-party sources.

We monitor the performance and market value of our Agency Securities portfolio on an ongoing basis. As of December 31, 2009, we had the following securities in an unrealized loss and/or a gain position as presented below:

	Fair Market Value	Unrealized Loss	Unrealized Gain	Total Gain (Loss)
Fannie Mae Certificates	$40,879,103	$(125,238)	$136,831	$11,593
Freddie Mac Certificates	62,365,433	(217,647)	239,897	22,250
Ginnie Mae Certificates	15,404,188	-	6,996	6,996

Total Agency Securities	$118,648,724	$(342,885)	$383,724	$40,839

The components of the carrying value of available-for-sale Agency Securities at December 31, 2009 are presented below.

December 31, 2009
Principal balance settled securities	$57,218,423
Forward settle securities	56,769,011
Unamortized premium settled securities	2,984,485
Unamortized premium forward settle securities	1,635,966
Gross unrealized gains	383,724
Gross unrealized losses	(342,885)
Carrying value/estimated fair value	$118,648,724

As of December 31, 2009, our Agency Securities portfolio was purchased at a net premium to par value with a weighted average amortized cost, including settled and forward settle securities, of 104.07%, due to the average interest rates on these securities being higher than prevailing market rates. As of December 31, 2009 we had approximately $4.6 million of unamortized premium included in the cost basis of our investments, inclusive of both settled and forward settled securities. All unsettled purchases of securities as of December 31, 2009 were settled in January and February 2010.

As of December 31, 2009, our investment portfolio of settled securities consisted of Agency Securities as follows:

Adjustable Rate Securities

Months to Reset	Percentage of Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
0-18	9.48%	1.6	$5,568,961	2.79	$102.03	$5,681,963	$102.34	$5,699,059
19-36	2.65	30.4	1,512,149	5.38	102.60	1,551,508	105.27	1,591,791
37-60	39.12	54.5	22,268,269	5.50	105.18	23,421,507	105.64	23,523,759
61-80	17.95	66.4	10,214,641	5.43	105.61	10,787,220	105.64	10,790,323
Totals/Averages	69.20%	49.4	$39,564,020	5.11	$104.76	$41,442,198	$105.17	$41,604,932

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

Fixed Rate Securities

Weighted Average Months to Maturity	Percentage of Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
0-90	2.89%	73.3	$1,628,086	6.18%	$107.11	$1,743,902	$106.87	$1,739,867
91-180	27.91	167.2	16,026,317	4.97	106.18	17,016,808	104.72	16,782,673
Totals/Averages	30.80%	158.4	$17,654,403	5.08%	$106.27	$18,760,710	$104.92	$18,522,540

All Securities

	Percentage of Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.00%	$57,218,423	5.10%	$105.23	$60,202,908	$105.10	$60,127,472

(1)

The current face is the current monthly remaining dollar amount of principal of an Agency Security. We compute current face by multiplying the original face value of the security by the current principal balance factor. The current principal balance factor is essentially a fraction, where the numerator is the current outstanding balance and the denominator is the original principal balance.

(2)

For a pass-through certificate, the coupon reflects the weighted average nominal rate of interest paid on the underlying mortgage loans, net of fees paid to the servicer and the agency. The coupon for a pass-through certificate may change as the underlying mortgage loans are prepaid.

(3)

Amortized purchase price is the dollar amount, per $100 of current face, of our purchase price for the security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(4)	Amortized cost is our total purchase price for the Agency Security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(5)

Market price is the dollar amount of market value, per $100 of nominal, or face value, of the Agency Security. We utilize a third party pricing service to determine pricing for our portfolio. In certain circumstances, we may disagree with the pricing service analysis and we will request a price from third party broker dealers who actively trade in the specific securities. We may seek one or more prices from broker dealers to assess fair market value. Generally, the securities we purchase can be fully analyzed using software available from Bloomberg L.P. This software is utilized by the counterparties with whom we trade.

(6)	Market value is the total market value for the security.

We have committed to purchase securities for settlements in January and February of 2010. The information below is accurate as of December 31, 2009, but subject to change due to amortization prior to settlement. In addition, some forward trades of new issue securities are subject to modest changes in delivery size and coupon. All, but one, of the forward settling Agency Securities are adjustable rate with a minimum expected months to reset of eleven months and a maximum expected months to reset of 71 months.

Adjustable Rate Forward Settle Securities

	Percentage of Forward Settle Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	91.0%	59.0	$51,636,165	4.29%	$102.89	$53,126,166	$103.19	$53,282,749

Fixed Rate Forward Settled Securities

	Percentage of Forward Settle Portfolio	Weighted Average Months to Reset	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	9.0%	163.0	$5,132,846	4.50%	$102.84	$5,278,811	$102.06	$5,238,503

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

All Forward Settle Securities

	Percentage of Forward Settle Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.0%	$56,769,011	4.31%	$102.89	$58,404,977	$103.09	$58,521,252

All Settled and Forward Settle Securities

	Percentage of Forward Settle Portfolio	Current Face Value(1)	Weighted Average Coupon(2)	Weighted Average Amortized Purchase Price(3)	Expected Amortized Cost(4)	Weighted Average Market Price(5)	Current Market Value(6)
Totals/Averages	100.0%	$113,987434	4.71%	$104.07	$118,607,885	$104.10	$118,648.724

(1)

The current face is the current monthly remaining dollar amount of principal of an Agency Security. We compute current face by multiplying the original face value of the security by the current principal balance factor. The current principal balance factor is essentially a fraction, where the numerator is the current outstanding balance and the denominator is the original principal balance.

(2)

For a pass-through certificate, the coupon reflects the weighted average nominal rate of interest paid on the underlying mortgage loans, net of fees paid to the servicer and the agency. The coupon for a pass-through certificate may change as the underlying mortgage loans are prepaid.

(3)

Amortized purchase price is the dollar amount, per $100 of current face, of our purchase price for the security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(4)	Amortized cost is our total purchase price for the Agency Security, adjusted for amortization as a result of scheduled and unscheduled principal repayments.

(5)

Market price is the dollar amount of market value, per $100 of nominal, or face value, of the Agency Security. We utilize a third party pricing service to determine pricing for our portfolio. In certain circumstances, we may disagree with the pricing service analysis and we will request a price from third party broker dealers who actively trade in the specific securities. We may seek one or more prices from broker dealers to assess fair market value. Generally, the securities we purchase can be fully analyzed using software available from Bloomberg L.P. This software is utilized by the counterparties with whom we trade.

(6)	Market value is the total market value for the mortgage.

Our investment portfolio consisted of the following breakdown between Fannie Mae, Freddie Mac and Ginnie Mae at December 31, 2009:

Agency Securities	December 31, 2009
	Estimated Fair Value	Percentage of Total
Settled Securities
Fannie Mae Certificates	$32,500,935	27.3%
Freddie Mac Certificates	27,372,349	23.1
Ginnie Mae	254,188	0.2

Forward Settle Securities
Fannie Mae Certificates	8,378,168	7.1
Freddie Mac Certificates	34,993,084	29.5
Ginnie Mae	15,150,000	12.8

Total Securities	$118,648,724	100.0%

As of December 31, 2009, the settled adjustable and hybrid adjustable rate mortgage loans underlying our Agency Securities had fixed interest rates for an average period of approximately 49 months,  after which time the interest rates reset and become adjustable. After a reset date, interest rates on our adjustable and hybrid adjustable Agency Securities float based on spreads over various indices, typically LIBOR or the one-year Constant Maturity Treasury, or CMT, rate. These interest rates are subject to caps that limit the amount the applicable interest rate can increase during any year, known as an annual cap, and through the maturity of the security, known as a lifetime cap. Most of our adjustable and hybrid adjustable Agency Securities, but not all, have an initial 5% adjustment cap after the fixed period ends. The average annual cap on increases (or

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

decreases) to the interest rates on our Agency Securities is typically, but not always, 2% per year. The typical average lifetime cap on increases to the interest rates on our Agency Securities is 5% from the initial stated rate, although in some cases it may be 6%.

Note 5 – Interest Rate Contracts

We enter into transactions to manage our interest rate risk exposure. These transactions are purchasing or selling Eurodollar futures contracts (“Futures Contracts”) designed to lock in funding costs for financing activities associated with our assets in such a way to help assure the realization of attractive net interest margins.  Such transactions are based on assumptions about prepayments which, if not realized, will cause transaction results to differ from expectations. We do not designate our activities as cash flow hedges, and as such, we recognize changes in the fair value of these transactions through earnings (See Note 2). Our derivative instruments are carried on our balance sheet at fair value, as assets, if their fair value is positive, or as liabilities, if their fair value is negative.

As of December 31, 2009, we had entered into $21.0 million (notional amount) of Eurodollar Future swap equivalents traded in 292 individual contract transactions. Our Futures Contracts are traded on the Chicago Mercantile Exchange (“CME”) and have limited counterparty risk because of the daily mark-to-market collateral requirements and the substantial credit support provided by the CME. We were not party to any such swaps or arrangements at December 31, 2008.

The collateral requirements of the CME require us to pledge assets under a bi-lateral margin arrangement, including either cash or Agency Securities, and these requirements may vary and change over time based on the market value, notional amount, and remaining term of the Futures Contracts.  In the event we are unable to meet a margin call under one of our Futures Contracts, the counterparty to such agreement may have the option to terminate or close-out all of the outstanding Futures Contracts with us. In addition, any close-out amount due to the counterparty upon termination of the counterparty’s transactions would be immediately payable by us pursuant to the applicable agreement.  We believe we are in compliance with all margin requirements under our Futures Contracts as of December 31, 2009.  We had $0.3 million of restricted cash related to margin posted for Futures Contracts as of December 31, 2009.

The following table presents information about Eurodollar Futures Contracts as of December 31, 2009:

	Notional Amount	Value as of December 31, 2009	Weighted Average Rate
Eurodollar futures strips maturing 3/18/2012	$3,000,000	$3,875	1.35%
Eurodollar futures strips maturing 3/18/2013	5,000,000	6,625	2.01
Eurodollar futures strips maturing 3/18/2014	13,000,000	39,862	2.50
Totals	$21,000,000	$50,363	2.22%

Other Transactions - We may, but have not yet, entered into other forms of transactions which may include interest rate swaps, caps, floors, or other derivative transactions.

Note 6 —Repurchase Agreements

At December 31, 2009, we had repurchase agreements in place in the amount of $46.4 million to finance Agency Security purchases.  During the fourth quarter of 2009, the weighted average interest rate on cost of funds was 0.26%.  At December 31, 2009 we had repurchase agreements outstanding with 3 counterparties with a weighted average maturity of 2 months.  The following table represents the contractual repricing information regarding our repurchase agreements:

December 31, 2009
	Balance	Weighted Average Contractual Rate	Contractual Interest Payments
Within 30 Days	$14,696,602	0.27%	$2,898
30 Days to 90 Days	31,692,000	0.25	2,201
Total	$46,388,602	0.26%	$5,099

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

At December 31, 2009, our repurchase agreements had the following counterparties, amount at risk and weighted average remaining maturities:

Repurchase Agreement Counterparties	Amount Outstanding	Amount at Risk (1)	Weighted Average Maturity of Repurchase Agreements in Days	Percent of Total Amount Outstanding

Goldman Sachs	$31,692,000	$1,683,203	81	68.3%
MF Global	10,730,188	385,340	22	23.1
South Street Securities	3,966,414	131,489	25	8.6
Total	$46,388,602	$2,200,032		100.0%

(1)   Equal to the fair value of securities sold, plus accrued interest income, minus the sum of repurchase agreement liabilities, plus accrued interest expense.

As of December 31, 2009, the weighted average margin requirement, or the percentage amount by which the collateral value must exceed the loan amount, which we also refer to as the haircut, under all our repurchase agreements was approximately 5.4%.

Note 7 - Commitments and Contingencies

Management Agreement with ARRM

As discussed in Note 11 “Related Party Transactions,” we are party to a management agreement with ARRM (the “Management Agreement”) which requires, among other things, the payment of a monthly management fee of not less than $75,000 over an initial 5 year term.  This fee may be adjusted upwards depending on levels of qualifying “gross equity raised” (as defined in the Management Agreement) as follows:

•

For qualifying amounts totaling between $50 million and $1 billion in equity, an annual fee increase representing 1.5% of equity raised, payable on a monthly basis, and

•

For qualifying amounts exceeding $1 billion in equity, an annual fee increase 0.75% of equity raised, payable in twelve equal monthly installments in arrears.

On November 6, 2009, we entered into an amended and restated management agreement with ARRM for the sole purpose of reducing the management fee to 1/12th of 1% of the gross equity raised until the gross equity raised is $50.0 million or greater. We are also obligated to reimburse certain expenses incurred by ARRM and its affiliates. ARRM is further entitled to receive a termination fee from us under certain circumstances.

Additionally, we may be required to tender lump sum payments to ARRM should we elect to discontinue the Management Agreement for reasons other than cause after the initial 5 year term, and to Staton Bell Blank Check LLC (“Staton-Bell”) should Staton-Bell terminate its sub-management agreement with ARRM after the initial 5 year term of the Management Agreement expires.

Under the management agreement, ARRM provides us with portfolio management services, executive services, accounting services and record keeping and general and administrative corporate costs. We bear our own professional fees and costs for public filings.

Operating Leases

We are not party to any agreement for the rental of real property and office space, or any significant leases for office, computer and other equipment or office furnishings.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

Litigation

We are not party to any pending, threatened or contemplated litigation.

Deferred Underwriting Fees

In connection with the Offering (as described in Note 1), Enterprise paid a fee of 3.65% of the gross offering proceeds to the underwriters at the closing of the Offering.  In addition, Enterprise committed to pay a deferred fee of 3.35% of the gross proceeds to the underwriters on the completion of the merger.  Enterprise paid the underwriters $9.1 million upon the closing of the Offering on November 2007.  Upon completion of the merger the remaining $8.4 million of deferred underwriting fees were settled for cash payment of $0.3 million and the balance was waived by the underwriters.

Note 8 – Share-Based Compensation

 2009 Stock Incentive Plan

In connection with the Merger Agreement with Enterprise, we  adopted the 2009 Stock Incentive Plan (the "Plan") to attract, retain and reward directors, officers and other employees of  ours, and other persons who provide services to us in the course of operations  (collectively "Eligible Individuals").

The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, stock appreciation rights and other equity and cash-based awards (collectively “awards”), and will be subject to a ceiling amount of shares available for issuance under the plan. The Board has not allocated shares available under the Plan. In considering such allocation, the Board will consider the size of the Plan relative to our capital base and our current and potential future performance and capitalization. While no size has been determined, the Plan may be material in size relative to our capital base.

The Plan allows for the Board to expand the types of awards available under the Plan and determine the maximum number of shares that may underlie these awards in any one year to any Eligible Individual. If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

Awards Under the Plan

There were no awards made for the year ended December 31, 2009.

Note 9 – Fair Value of Financial Instruments

We have established and documented processes for determining fair values.   The fair values of Agency Securities are generally determined by management by obtaining a valuation for each Agency Security from an independent pricing service. If the fair value of a security is not available from the independent pricing service, or such data appears unreliable, we obtain valuations from up to three dealers. At December 31, 2009, all of our Agency Security values were based solely on third-party sources.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  The three levels of valuation hierarchy are defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The following describes the valuation methodologies used for our Agency Securities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

a. Agency Securities Available for Sale - Fair value for the Agency Securities in our portfolio is based on information provided by an independent pricing service.  If the fair value of a security is not available from the independent pricing service, or such data appears unreliable, we obtain valuations from up to three dealers who make markets in similar financial instruments. The dealers will incorporate common market pricing methods, including a spread measurement to the Treasury curve or interest rate swap curve as well as underlying characteristics of the particular security including coupon, periodic and life caps, collateral type, rate reset period and seasoning or age of the security. If quoted prices for a security are not reasonably available from a dealer, the security will be re-classified as a Level 3 security and, as a result, management will determine the fair value based on characteristics of the security that we receive from the issuer and based on available market information. Management reviews all prices used in determining valuation to ensure they represent current market conditions. This review includes surveying similar market transactions, comparisons to interest pricing models as well as offerings of like securities by dealers. Our Agency Securities are valued based upon readily observable market parameters and are classified as Level 2 fair values.

 b. Derivative Transactions - The fair value of our derivative transactions, Eurodollar Futures Contracts, is based on closing prices on the Chicago Mercantile Exchange.  Our Futures Contracts are classified as Level 1 fair values.

The following table presents our financial instruments measured at fair value as of December 31, 2009.

	Level 1	Level 2	Level 3	Total
Assets carried at fair value:
Agency Securities available for sale	$-	$118,648,724	$-	$118,648,724
Interest rate contracts	50,363	-	-	50,363
Total	$50,363	$118,648,724	$-	$118,699,087

Note 10 – Income Taxes

Commencing in the year ended December 31, 2009, we plan to elect to be taxed as a REIT and intend to comply with the provisions of the Code regarding U.S. federal income taxes with respect thereto in future periods.  We will not generally be subjected to federal income tax as long as all taxable income and gain and certain asset, income and stock ownership tests are met. We have also elected to treat Enterprise as a Taxable REIT Subsidiary, which is a tax paying entity for income tax purposes and it is taxed separately from ARMOUR. We have recognized refundable income taxes of $0.4 million as of December 31, 2009 related to the carry back of net operating losses incurred by Enterprise in 2009 to prior years in which Enterprise reported taxable income.

For the years ended December 31, 2009 and 2008 and the period ended December 31, 2007, our provision for income taxes consisted of:

	Year Ended December 31, 2009	Year Ended December 31, 2008	July 9, 2007 (inception) through December 31, 2007
Current:
Federal	$(393,700)	$1,743,250	$530,800
State	(490)	298,500	90,862
Total current	(394,190)	2,041,750	621,662
Deferred	-	-	-

(Benefit) provision for income taxes	$(394,190)	$2,041,750	$621,662

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

The difference between the actual income tax expense and that computed by applying the statutory income tax rate of 35% to pre-tax income from operations is summarized below:

	Year Ended December 31, 2009	Year Ended December 31, 2008	July 9, 2007 (inception) through December 31, 2007
Computed expected tax rate	35.0%	35.0%	35.0%
State income tax, net of federal benefit	3.6	3.6	3.6
Change in valuation allowance	(16.2)	26.9	3.2
Effective tax rate	22.4%	65.5%	41.8%

We recorded a deferred income tax asset of $1.0 million at December 31, 2008 and $0.06 million at December 31, 2007 for the cumulative tax effect of temporary differences resulting from the capitalization of substantially all of our operating expenses for income tax purposes. However, due to uncertainty related to the ultimate realization of these deferred tax assets, a fully offsetting valuation allowance was established as it was not more likely than not that the benefit would be realized. The valuation allowance (decreased) increased ($1.0 million), $0.94 million and $0.06 million during the years (or period) ended December 31, 2009, 2008 and 2007, respectively.

Note 11 —Related Party Transactions

Post consummation of the Merger Agreement

On November 5, 2009, in connection with the consummation of the Merger Agreement, we entered into the Management Agreement (see Note 7 “Commitments and Contingencies” for additional discussion) with ARRM to manage our business affairs  in conformity with certain restrictions contained in the management agreement, including any material operating policies adopted by us.  Pursuant to the terms of the management agreement, ARRM will be responsible for the following primary roles:

•

Advising us with respect to, arrange for, and manage the acquisition, financing, management and disposition of, elements of our investment portfolio,

•

Evaluating the duration risk and prepayment risk within the investment portfolio and arranging borrowing and hedging strategies,

•

Coordinating capital raising activities,

•

Advising us on the formulation and implementation of operating strategies and policies, arranging for the acquisition of assets, monitoring the performance of those assets, arranging for various types of financing and hedging strategies, and provide administrative and managerial services in connection with our day-to-day operations, and

•

Provide executive personnel along with administrative personnel, office space, and other appropriate services required in rendering management services to us.

In return for these services, we paid $0.01 million of management fees to ARRM, and did not reimburse any expenses incurred by ARRM on our behalf for the year ended December 31, 2009.

Pre consummation of the Merger Agreement

Enterprise agreed to pay $7,500 per month for office space and general and administrative services.  The office space was leased from Bell & Staton, Inc., an affiliate of our officers and directors.   For the years ended December 31, 2009 and 2008 and  the period from July 9, 2007 (inception) through December 31, 2007, Enterprise paid $76,500, $90,000 and $13,250 of expense, respectively related to this agreement which is included in formation and operating costs in the accompanying Statements of Operations.

Pursuant to an agreement between us and Staton-Bell, Staton-Bell agreed to purchase of to $10,000,000 of our common stock in the open market at a price not to exceed an agreed upon price as specified in the agreement.  At December 31 2008, Staton-Bell acquired 138,300 shares of our common stock pursuant to a Rule 10b-5 of the Securities and Exchange Act of 1934 plan (the “10b-5 Plan”).  The 10b-5 plan terminated with the consummation of the Merger Agreement.

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

On January 10, 2008, the Chief Financial Officer of Enterprise purchased 25,000 shares of common stock from Staton-Bell in a private placement transaction at $0.0035 per share. We measured the fair value of this transaction on January 10, 2008 to be $229,500.  The Chief Financial Officer surrendered his shares upon the consummation of the Merger Agreement.

Note 12 – Subsequent Events

As of January 26, 2010, we had substantially completed investment of our initial equity on a leveraged basis. At that date, we owned approximately $183.7 million of Agency Securities at fair value and repurchase agreements totaling $169.6 million.

On March 5, 2010, we announced that our Board had voted to declare a first quarter 2010 dividend of $0.40 payable on April 29, 2010 to stockholders of record on March 15, 2010.

Note 13. – Quarterly Financial Data (unaudited)

The following tables are a comparative breakdown of our unaudited quarterly financial results for the immediately preceding eight quarters. Results of operations for periods prior to the Business Combination are those of Enterprise.

	Three Months Ended
	Mar. 31, 2009	Jun. 30, 2009	Sept. 30, 2009	Dec. 31, 2009
Formation and operating costs	$241,834	$720,821	$1,099,797	$(35,527)
Net loss from operations	(241,834)	(720,821)	(1,099,797)	35,527
Other income – interest	145,396	96,365	59,342	182,205
(Loss) income before taxes	(96,438)	(624,456)	(1,040,455)	217,732
Income tax benefit (loss)	114,000	132,700	147,490	-
Net (loss) income	17,562	(491,756)	(892,965)	217,732
Less: Interest attributable to common stock attributable to possible conversion (net of income taxes of $31,364, $10,904, $6,716 and $249,731)	(27,209)	(18,019)	(11,098)	(1,144,288)
Net (loss) income attributable to common stock not subject to possible conversion	$(9,647)	$(509,775)	$(904,063)	$(926,556)

	Three Months Ended
	Mar. 31, 2009	Jun. 30, 2009	Sept. 30, 2009	Dec. 31, 2009
Maximum number of shares subject to possible conversion:
Weighted average shares outstanding subject to possible conversion	7,499,999	7,499,999	7,499,999	7,738,287
Income per share amount (basic and diluted)	$-	$-	$-	$0.15
Weighted averages shares outstanding not subject to conversion:
Basic and diluted	23,750,001	23,750,001	23,750,001	11,120,721
Pro forma diluted	23,750,001	23,750,001	23,750,001	11,120,721
Net income per shares
Basic and diluted	$-	$(0.02)	$(0.04)	$(0.08)
Pro forma diluted	$-	$(0.02)	$(0.04)	$(0.08)

ARMOUR Residential REIT, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – DECEMBER 31, 2009

	Three Months Ended
	Mar. 31, 2008	Jun. 30, 2008	Sept. 30, 2008	Dec. 31, 2008
Formation and operating costs	$186,002	$136,718	$160,671	$1,825,984
Net loss from operations	(186,002)	(136,718)	(160,671)	(1,825,984)
Other income – interest	2,224,407	1,425,983	1,271,156	504,014
(Loss) income before taxes	2,038,405	1,289,265	1,110,485	(1,321,970)
Income tax benefit (loss)	(838,750)	(535,000)	(478,500)	(189,500)
Net (loss) income	1,199,655	754,265	631,985	(1,511,470)
Less: Interest attributable to common stock attributable to possible conversion (net of income taxes of $6,716, $154,213 $34,085 and $389,649)	-	(197,248)	(215,766)	(174,563)
Net (loss) income attributable to common stock not subject to possible conversion	$1,199,655	$557,017	$416,219	$(1,686,033)
Maximum number of shares subject to possible conversion:
Weighted average shares outstanding subject to possible conversion	7,499,999	7,499,999	7,499,999	7,499,999
Income per share amount (basic and diluted)	$-	$-	$0.03	$(0.02)
Weighted averages shares outstanding not subject to conversion:
Basic and diluted	23,750,001	23,750,001	23,750,001	23,750,001
Pro forma diluted	29,639,739	23,750,001	30,236,860	29,076,088
Net income per shares
Basic and diluted	$0.05	$0.02	$0.02	$(0.07)
Pro forma diluted	$0.04	$0.02	$0.01	$(0.06)

[BACK COVER]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC filing fee and the FINRA filing fee are estimated.

Securities and Exchange Commission registration fee		$4,713
Financial Industry Regulatory Authority, Inc. filing fee		$7,109
NYSE Amex, LLC listing fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Printing and engraving expenses	$
Transfer agent fees and expenses	$
Miscellaneous	$

Total	$

Item 32. Sales to Special Parties.

In connection with the merger with Enterprise Acquisition Corp., or Enterprise, described in the prospectus forming a part of this registration statement, all of the outstanding common stock of Enterprise held by public stockholders and all of the outstanding warrants of Enterprise held by public and private warrantholders were converted on a one-for-one basis into our securities.

Item 33. Recent Sales of Unregistered Securities.

None.

Item 34. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may by made or threatened to be made a party by reason of their services in those or other capacities unless it is established that:

•

the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•

the director or officer actually received an improper personal benefit in money, property or services; or

•

in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the  act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

•

a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•

any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits.

(a)

Financial Statements.  See page F-1 for an index to the financial statements included in the prospectus of which this registration statement is a part.

(b)

Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit No.	Document
1.1	Form of Underwriting Agreement between ARMOUR and Ladenburg Thalmann & Co. Inc.**
2.1

Agreement and Plan of Merger dated as of July 29, 2009, by and among Enterprise Acquisition Corp., ARMOUR Residential REIT, Inc., and ARMOUR Merger Sub Corp.  (incorporated by reference to Ex. 2.1 to Registration Statement on Form S-4 filed with the SEC on July 29, 2009).

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.4 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
4.1

Warrant Agreement between Continental Stock Transfer & Trust Company and Enterprise Acquisition Corp. (Incorporated by reference to Enterprise Acquisition Corp.'s Current Report on Form 8-K filed with the SEC on July 29, 2009)

4.2	Amendment to Warrant Agreement dated November 5, 2009 (incorporated by reference to Exhibit 4.4 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
4.3	Specimen Common Stock Certificate of ARMOUR (incorporated by reference to Amendment No. 4 to Registration Statement on Form S-4 filed with the SEC on October 13, 2009)

Exhibit No.	Document
4.4	Specimen Warrant Certificate of ARMOUR (incorporated by reference to Amendment No. 4 to Registration Statement on Form S-4 filed with the SEC on October 13, 2009)
5.1	Opinion of Akerman Senterfitt**
8.1	Tax Opinion of Akerman Senterfitt**
10.1	Management Agreement (incorporated by reference to Exhibit 10.5 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
10.2	Amended and Restated Management Agreement (incorporated by reference to Exhibit 10.8 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
10.3	Sub-Management Agreement (incorporated by reference to Exhibit 10.7 to ARMOUR's Registration Statement on Form S-4 or amendment thereto, filed with the SEC on October 13, 2009)
23.1	Consent of Eisner LLP
23.2	Consent of Akerman Senterfitt (included in Ex. 5.1 and 8.1)**
24.1	Power of Attorney (contained of signature page)

** To be filed by amendment

Item 37. Undertakings.

(a)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)

The undersigned registrant hereby further undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933 the information omitted    from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, as of May 14, 2010.

Date: May 14, 2010	ARMOUR RESIDENTIAL REIT, INC.

/s/ Scott J. Ulm
Scott J. Ulm
Co-Chief Executive Officer, Chief Investment Officer, Head of Risk Management and Vice Chairman (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott J. Ulm and Jeffrey J. Zimmer his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form S-11 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott J. Ulm	Co-Chief Executive Officer, Chief Investment Officer,	May 14, 2010
Scott J. Ulm	Head of Risk Management and Vice Chairman (Principal Executive Officer)

/s/ Jeffrey J. Zimmer	Co-Chief Executive Officer, Chief Financial Officer,	May 14, 2010
Jeffrey J. Zimmer	President and Vice Chairman (Principal Financial Officer)

/s/ Daniel C. Staton	Chairman	May 14, 2010
Daniel C. Staton

/s/ Marc H. Bell	Director	May 14, 2010
Marc H. Bell

/s/ Thomas K. Guba	Director	May 14, 2010
Thomas K. Guba

/s/ Stewart J. Paperin	Director	May 14, 2010
Stewart J. Paperin

/s/ John P. Hollihan, III	Director	May 14, 2010
John P. Hollihan, III

/s/ Jordan Zimmerman	Director	May 14, 2010
Jordan Zimmerman

/s/ Robert C. Hain	Director	May 14, 2010
Robert C. Hain

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement between ARMOUR and Ladenburg Thalmann & Co. Inc.**
2.1

Agreement and Plan of Merger dated as of July 29, 2009, by and among Enterprise Acquisition Corp., ARMOUR Residential REIT, Inc., and ARMOUR Merger Sub Corp. (incorporated by reference to Ex. 2.1 to Registration Statement on Form S-4 filed with the SEC on July 29, 2009).

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.4 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
4.1

Warrant Agreement between Continental Stock Transfer & Trust Company and Enterprise Acquisition Corp. (Incorporated by reference to Enterprise Acquisition Corp.'s Current Report on Form 8-K filed with the SEC on July 29, 2009)

4.2	Amendment to Warrant Agreement dated November 5, 2009 (incorporated by reference to Exhibit 4.4 to ARMOUR's Current Report on Form 8-K
4.3	Specimen Common Stock Certificate of ARMOUR (incorporated by reference to Amendment No. 4 to Registration Statement on Form S-4 filed with the SEC on October 13, 2009)
4.4

Specimen Warrant Certificate of ARMOUR (incorporated by reference to Amendment No. 4 to Registration Statement on Form S-4 filed with the SEC on October 13, 2009) filed with the SEC on November 12, 2009)

5.1	Opinion of Akerman Senterfitt**
8.1	Tax Opinion of Akerman Senterfitt**
10.1	Management Agreement (incorporated by reference to Exhibit 10.5 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
10.2	Amended and Restated Management Agreement (incorporated by reference to Exhibit 10.8 to ARMOUR's Current Report on Form 8-K filed with the SEC on November 12, 2009)
10.3	Sub-Management Agreement (incorporated by reference to Exhibit 10.7 to ARMOUR's Registration Statement on Form S-4 or amendment thereto, filed with the SEC on October 13, 2009)
23.1	Consent of Eisner LLP
23.2	Consent of Akerman Senterfitt (included in Ex. 5.1 and 8.1)**
24.1	Power of Attorney (contained of signature page)

** To be filed by amendment